Exhibit 4.1

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
Depositor

and

WACHOVIA BANK, NATIONAL ASSOCIATION
Master Servicer

and

CLARION PARTNERS, LLC
Special Servicer

and

WELLS FARGO BANK, N.A. Trustee

POOLING AND SERVICING AGREEMENT

Dated as of June 1, 2005

$1,614,545,341

Commercial Mortgage Pass-Through Certificates

Series 2005-C19

		Page

ARTICLE I.	DEFINITIONS	5

Section 1.01.	Defined Terms	5

ARTICLE II.	CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES	81

Section 2.01.	Conveyance of Mortgage Loans	81

Section 2.02.	Acceptance of the Trust Fund by Trustee	83

Section 2.03.	Mortgage Loan Seller’s Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties	86

Section 2.04.	Representations and Warranties of Depositor	90

Section 2.05.	Conveyance of Mortgage Loans; Acceptance of REMIC I and Grantor Trusts by Trustee	91

Section 2.06.	Issuance of the REMIC I Regular Interests; Execution, Authentication and Delivery of Class R-I Certificates	92

Section 2.07.	Execution, Authentication and Delivery of Class A-FL Certificates	92

Section 2.08.	Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee	92

Section 2.09.	Execution, Authentication and Delivery of REMIC II Certificates	92

Section 2.10.	Execution, Authentication and Delivery of Class Z Certificates	93

ARTICLE III.	ADMINISTRATION AND SERVICING OF THE TRUST FUND	93

Section 3.01.	Administration of the Mortgage Loans	93

Section 3.02.	Collection of Mortgage Loan Payments	95

Section 3.03.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts	97

Section 3.04.	Certificate Account, Interest Reserve Account, Gain-on-Sale Reserve Account, Additional Interest Account, Distribution Account, Companion Distribution Account and Floating Rate Account	101

Section 3.05.	Permitted Withdrawals from the Certificate Account, Interest Reserve Account, Additional Interest Account, Gain-on-Sale Reserve Account and Companion Distribution Account and Floating Rate Account	105

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(continued)

		Page

Section 3.06.	Investment of Funds in Servicing Accounts, Reserve Accounts, Floating Rate Account, Certificate Account, Interest Reserve Account, Distribution Account, Companion Distribution Account, Additional Interest Account, Gain on Sale Reserve Account and REO Account	113

Section 3.07.	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage	115

Section 3.08.	Enforcement of Alienation Clauses	118

Section 3.09.	Realization Upon Defaulted Mortgage Loans; Required Appraisals	121

Section 3.10.	Trustee and Custodian to Cooperate; Release of Mortgage Files	125

Section 3.11.	Servicing Compensation	126

Section 3.12.	Property Inspections; Collection of Financial Statements; Delivery of Certain Reports	131

Section 3.13.	Annual Statement as to Compliance	134

Section 3.14.	Reports by Independent Public Accountants	134

Section 3.15.	Access to Certain Information	135

Section 3.16.	Title to REO Property; REO Account	138

Section 3.17.	Management of REO Property	140

Section 3.18.	Resolution of Defaulted Mortgage Loans and REO Properties	143

Section 3.19.	Additional Obligations of Master Servicer and Special Servicer	148

Section 3.20.	Modifications, Waivers, Amendments and Consents	148

Section 3.21.	Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping	155

Section 3.22.	Sub-Servicing Agreements	159

Section 3.23.	Representations and Warranties of Master Servicer and Special Servicer	161

Section 3.24.	Sub-Servicing Agreement Representation and Warranty	164

Section 3.25.	Designation of Controlling Class Representative	164

Section 3.26.	Companion Paying Agent	166

Section 3.27.	Companion Register	167

Section 3.28.	Swap Contract	168

- ii -

(continued)

		Page

ARTICLE IV.	DISTRIBUTIONS TO CERTIFICATEHOLDERS	170

Section 4.01.	Distributions	170

Section 4.02.	Statements to Certificateholders; CMSA Loan Periodic Update File	188

Section 4.03.	P&I Advances	194

Section 4.04.	Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts	197

Section 4.05.	Calculations	201

Section 4.06.	Use of Agents	201

ARTICLE V.	THE CERTIFICATES	202

Section 5.01.	The Certificates	202

Section 5.02.	Registration of Transfer and Exchange of Certificates	202

Section 5.03.	Book-Entry Certificates	208

Section 5.04.	Mutilated, Destroyed, Lost or Stolen Certificates	209

Section 5.05.	Persons Deemed Owners	209

ARTICLE VI.	THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE	210

Section 6.01.	Liability of Depositor, Master Servicer and Special Servicer	210

Section 6.02.	Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer	210

Section 6.03.	Limitation on Liability of Depositor, Master Servicer and Special Servicer	210

Section 6.04.	Resignation of Master Servicer and the Special Servicer	211

Section 6.05.	Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer	212

Section 6.06.	Depositor, Master Servicer and Special Servicer to Cooperate with Trustee	213

Section 6.07.	Depositor, Special Servicer, Trustee and the Paying Agent to Cooperate with Master Servicer	213

Section 6.08.	Depositor, Master Servicer and Trustee to Cooperate with Special Servicer	213

- iii -

(continued)

- iv -

(continued)

- v -

EXHIBITS

Exhibit Description	Exhibit No.	Section Reference

Form of Class A-1 Certificate	A-1	Section 1.01 Definition of “Class A-1 Certificate”

Form of Class A-2 Certificate	A-2	Section 1.01 Definition of “Class A-2 Certificate”

Form of Class A-3 Certificate	A-3	Section 1.01 Definition of “Class A-3 Certificate”

Form of Class A-4 Certificate	A-4	Section 1.01 Definition of “Class A-4 Certificate”

Form of Class A-5 Certificate	A-5	Section 1.01 Definition of “Class A-5 Certificate”

Form of Class A-PB Certificate	A-6	Section 1.01 Definition of “Class A-PB Certificate”

Form of Class A-6 Certificate	A-7	Section 1.01 Definition of “Class A-6 Certificate”

Form of Class A-1A Certificate	A-8	Section 1.01 Definition of “Class A-1A Certificate”

Form of Class X-C Certificate	A-9	Section 1.01 Definition of “Class X-C Certificate”

Form of Class X-P Certificate	A-10	Section 1.01 Definition of “Class X-P Certificate”

Form of Class A-FL Certificate	A-11	Section 1.01 Definition of “Class A-FL Certificate”

Form of Class A-M Certificate	A-12	Section 1.01 Definition of “Class A-M Certificate”

Form of Class A-J Certificate	A-13	Section 1.01 Definition of “Class A-J Certificate”

Form of Class B Certificate	A-14	Section 1.01 Definition of “Class B Certificate”

Form of Class C Certificate	A-15	Section 1.01 Definition of “Class C Certificate”

- vi -

Exhibit Description	Exhibit No.	Section Reference

Form of Class D Certificate	A-16	Section 1.01 Definition of “Class D Certificate”

Form of Class E Certificate	A-17	Section 1.01 Definition of “Class E Certificate”

Form of Class F Certificate	A-18	Section 1.01 Definition of “Class F Certificate”

Form of Class G Certificate	A-19	Section 1.01 Definition of “Class G Certificate”

Form of Class H Certificate	A-20	Section 1.01 Definition of “Class H Certificate”

Form of Class J Certificate	A-21	Section 1.01 Definition of “Class J Certificate”

Form of Class K Certificate	A-22	Section 1.01 Definition of “Class K Certificate”

Form of Class L Certificate	A-23	Section 1.01 Definition of “Class L Certificate”

Form of Class M Certificate	A-24	Section 1.01 Definition of “Class M Certificate”

Form of Class N Certificate	A-25	Section 1.01 Definition of “Class N Certificate”

Form of Class O Certificate	A-26	Section 1.01 Definition of “Class O Certificate”

Form of Class P Certificate	A-27	Section 1.01 Definition of “Class P Certificate”

Form of Class R-I Certificate	A-28	Section 1.01 Definition of “Class R-I Certificate”

Form of Class R-II Certificate	A-29	Section 1.01 Definition of “Class R-II Certificate”

Form of Class Z Certificate	A-30	Section 1.01 Definition of “Class Z Certificate”

- vii -

Exhibit Description	Exhibit No.	Section Reference

Mortgage Loan Schedule	B	Section 1.01 Definition of “Mortgage Loan Schedule”

Schedule of Exceptions to Mortgage File Delivery	C-1	Section 2.02(a)

Form of Custodial Certification	C-2	Section 2.02(b)

Form of Master Servicer Request for Release	D-1	Section 1.01 Definition of “Request for Release”; Section 2.03(b); Section 3.10(a); and Section 3.10(b)

Form of Special Servicer Request for Release	D-2	Section 1.01 Definition of “Request for Release”; Section 3.10(b)

Calculation of NOI/Debt Service Coverage Ratios	E	Section 1.01 Definition of “Net Operating Income”

Reserved.	F

Form of Transferor Certificate	G-1	Section 5.02(b)

Form of Transferee Certificate for QIBs	G-2	Section 5.02(b)

Form of Transferee Certificate for Non-QIBs	G-3	Section 5.02(b)

Form of Transferee Certificate	H	Section 5.02(c)

Form of Transfer Affidavit and Agreement Pursuant to Section 5.02(d)(i)(B)	I-1	Section 5.02(d)(i)(B)

Form of Transferor Certificate Pursuant to Section 5.02(d)(i)(D)	I-2	Section 5.02(d)(i)(D)

Form of Notice and Acknowledgment	J-1	Section 6.09

Form of Acknowledgment of Proposed Special Servicer	J-2	Section 6.09

- viii -

Exhibit Description	Exhibit No.	Section Reference

Form of Certificateholder Confirmation Certificate Request by Beneficial Holder	K-1	Section 3.15(a)

Form of Prospective Purchaser Certificate	K-2	Section 3.15(a)

Initial Companion Holders	L	Section 3.27

Class X-P Reference Rate	M	Section 1.01 Definition of “Class X-P Reference Rate”

Form of Purchase Option Notice	N	Section 3.18(e)

Form of Defeasance Certificate	O	Section 3.20(h)

Form of Depositor Certification	P	Section 8.17(b)

Form of Trustee Certification	Q	Section 8.17(c)

Form of Master Servicer Certification	R	Section 8.17(c)

Form of Special Servicer Certification	S	Section 8.17(c)

Class A-PB Planned Principal Balance Table	T	Section 1.01 Definition of “Class A-PB Planned Principal Amount”

- ix -

POOLING AND SERVICING AGREEMENT

                    This Pooling and Servicing Agreement (this “Agreement”) is dated and effective as of June 1, 2005, among WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, CLARION PARTNERS, LLC, as Special Servicer and WELLS FARGO BANK, N.A., as Trustee.

PRELIMINARY STATEMENT:

                    The Depositor intends to sell mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes (each, a “Class”), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the “Trust Fund”) to be created hereunder, the primary assets of which will be the Mortgage Loans.

REMIC I

                    As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans (exclusive of that portion of the interest payments thereon that constitutes Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.”  The Class R-I Certificates will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions under federal income tax law.  For federal income tax purposes, the interests defined in the table below the heading “REMIC II” as “Corresponding REMIC I Regular Interests” are the “regular interests” in REMIC I.

REMIC II

                    As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.”  The Class R-II Certificates will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law.  For federal income tax purposes, each Class of the Regular Certificates (other than the Class X Certificates) and the Class A-FL Regular Interest will be designated as a separate “regular interest” in REMIC II for purposes of the REMIC Provisions under federal income tax law.  Each of the “Corresponding Components of Class X Certificates” is a “regular interest” in REMIC II; provided that each Corresponding Component of a Class X-C Certificate represents a “regular interest” with a pass-through rate unreduced by any Class X-C Pass-Through Rate Reduction Percentage.

                    The following table sets forth the Class or Component designation, the original REMIC I Principal Balance for each corresponding REMIC I Regular Interest (the “Corresponding REMIC I Regular Interest”), the Corresponding Components of the Class X Certificates (the “Corresponding Components”) and the Original Class Principal Balance for each Class of Sequential Pay Certificates (the “Corresponding Certificates”).

Corresponding Certificates	Original Class Principal Balance	Corresponding REMIC I Regular Interests (1)	Original REMIC I Principal Balance	REMIC I Pass-Through Rate	Corresponding Components of Class X Certificates (1)

Class A-1	$33,891,000	LA-1-1	$2,083,000	(2)	X-A-1-1
		LA-1-2	$2,762,000		X-A-1-2
		LA-1-3	$27,140,000		X-A-1-3
		LA-1-4	$1,906,000		X-A-1-4
Class A-2	$223,570,000	LA-2-1	$29,497,000	(2)	X-A-2-1
		LA-2-2	$30,377,000		X-A-2-2
		LA-2-3	$29,609,000		X-A-2-3
		LA-2-4	$29,179,000		X-A-2-4
		LA-2-5	$28,610,000		X-A-2-5
		LA-2-6	$27,725,000		X-A-2-6
		LA-2-7	$48,573,000		X-A-2-7
Class A-3	$75,000,000	LA-3	$75,000,000	(2)	X-A-3
Class A-4	$178,971,000	LA-4-1	$77,073,000	(2)	X-A-4-1
		LA-4-2	$76,347,000		X-A-4-2
		LA-4-3	$25,551,000		X-A-4-3
Class A-5	$202,208,000	LA-5-1	$121,840,000	(2)	X-A-5-1
		LA-5-2	$13,196,000		X-A-5-2
		LA-5-3	$67,172,000		X-A-5-3
Class A-PB	$52,557,000	LA-PB-1	$3,711,000	(2)	X-A-PB-1
		LA-PB-2	$4,786,000		X-A-PB-2
		LA-PB-3	$4,651,000		X-A-PB-3
		LA-PB-4	$39,409,000		X-A-PB-4
Class A-6	$237,279,000	LA-6-1	$49,963,000	(2)	X-A-6-1
		LA-6-2	$187,316,000		X-A-6-2
Class A-1A	$126,705,000	LA-1A-1	$167,000	(2)	X-A-1A-1
		LA-1A-2	$298,000		X-A-1A-2
		LA-1A-3	$2,349,000		X-A-1A-3
		LA-1A-4	$2,737,000		X-A-1A-4
		LA-1A-5	$2,797,000		X-A-1A-5
		LA-1A-6	$2,763,000		X-A-1A-6
		LA-1A-7	$2,661,000		X-A-1A-7
		LA-1A-8	$2,613,000		X-A-1A-8
		LA-1A-9	$2,507,000		X-A-1A-9
		LA-1A-10	$34,207,000		X-A-1A-10
		LA-1A-11	$1,762,000		X-A-1A-11
		LA-1A-12	$1,739,000		X-A-1A-12
		LA-1A-13	$1,664,000		X-A-1A-13
		LA-1A-14	$1,632,000		X-A-1A-14
		LA-1A-15	$66,809,000		X-A-1A-15

Corresponding Certificates	Original Class Principal Balance	Corresponding REMIC I Regular Interests (1)		Original REMIC I Principal Balance	REMIC I Pass-Through Rate	Corresponding Components of Class X Certificates (1)

Class A-FL	$80,727,000	LA-FL	(3)	$80,727,000	(3)	X-A-FL
Class A-M	$80,727,000	LA-M		$80,727,000	(2)	X-A-M
Class A-J	$100,909,000	LA-J		$100,909,000	(2)	X-A-J
Class B	$40,363,000	LB		$40,363,000	(2)	X-B
Class C	$20,182,000	LC		$20,182,000	(2)	X-C
Class D	$32,291,000	LD-1		2,883,000	(2)	X-D-1
		LD-2		$10,067,000		X-D-2
		LD-3		$8,551,000		X-D-3
		LD-4		$8,019,000		X-D-4
		LD-5		$2,771,000		X-D-5
Class E	$16,145,000	LE-1		$7,670,000	(2)	X-E-1
		LE-2		$8,475,000		X-E-2
Class F	$20,182,000	LF-1		$14,137,000	(2)	X-F-1
		LF-2		$6,045,000		X-F-2
Class G	$16,145,000	LG-1		$1,425,000	(2)	X-G-1
		LG-2		$14,670,000		X-G-2
		LG-3		$50,000		X-G-3
Class H	$20,182,000	LH-1		$6,441,000	(2)	X-H-1
		LH-2		$13,741,000		X-H-2
Class J	$8,073,000	LJ		$8,073,000	(2)	X-J
Class K	$8,073,000	LK		$8,073,000	(2)	X-K
Class L	$6,054,000	LL		$6,054,000	(2)	X-L
Class M	$4,036,000	LM		$4,036,000	(2)	X-M
Class N	$2,018,000	LN		$2,018,000	(2)	X-N
Class O	$4,036,000	LO		$4,036,000	(2)	X-O
Class P	$24,221,341	LP		$24,221,341	(2)	X-P

(1)

The REMIC I Regular Interest or Interests and the Component or Components of the Class X Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the Corresponding REMIC I Regular Interest and the Corresponding Components (if any), respectively, with respect to each other.

(2)	The Weighted Average Net Mortgage Rate.

(3)

The Class LA-FL Uncertificated REMIC I Regular Interest does not correspond to any Class of Certificates.  It corresponds to the Class A-FL Regular Interest.  The pass-through rate applicable to the Class A-FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.26%; subject to the provisions of this agreement and the Swap Contract; the pass-through rate applicable to the Class A-FL Certificates may convert to a fixed rate equal to 4.697% per annum.

                    The portion of the Trust Fund consisting of the Additional Interest and amounts held from time to time in the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust (the “Additional Interest Grantor Trust”) for federal income tax purposes.  The Class Z Certificates represent undivided beneficial interests in such Additional Interest Grantor Trust.  The Class A-FL Regular Interest, the Swap Contract, the Floating Rate Account and the proceeds thereof shall be treated as another grantor trust (the “A-FL Grantor Trust”) for federal income tax purposes.  The Class A-FL Certificates represent undivided beneficial interests in such A-FL Grantor Trust.  As provided herein, the Trustee shall take all actions necessary to ensure that the portions of the Trust Fund consisting of the Grantor Trusts maintain their respective status as a “grantor trust” under federal income tax law and not be treated as part of either REMIC I or REMIC II.

                    Each of the mortgage loans referred to in this Agreement as the AmericasMart Companion Loan, the Merchants Crossing Companion Loan, the 240 West 40th Street Companion Loan, the Centennial Tower Companion Loan and the Courtyard Marriott -- Miami Beach, FL Companion Loan (each, a “Companion Loan” and collectively the “Companion Loans”) are not part of the Trust Fund but are secured by the same Mortgages that secure certain related Mortgage Loans that are respectively identified on the Mortgage Loan Schedule as the AmericasMart Loan (loan number 1), the 240 West 40th Street Loan (loan number 9), the Centennial Tower Loan (loan number 8), the Courtyard Marriott -- Miami Beach, FL Loan (loan number 18) and the Merchants Crossing Loan (loan number 50), (each, a “Co-Lender Loan” and collectively, the “Co-Lender Loans”) that are part of the Trust Fund. The AmericasMart Loan and the AmericasMart Companion Loan are pari passu with each other.  As and to the extent provided herein, each of the Companion Loans will be serviced and administered in accordance with this Agreement.  Amounts attributable to the Companion Loans will not be assets of the Trust Fund and will be owned by the Companion Holders.

                    In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

ARTICLE I.

DEFINITIONS

          Section 1.01.     Defined Terms.

                    Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                    “30/360 Basis”:  The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                    “240 West 40th Street Companion Holder”:  The holder of the 240 West 40th Street Companion Loan.

                    “240 West 40th Street Intercreditor Agreement”:  The Intercreditor and Servicing Agreement, dated as of June 8, 2005, by and between Wachovia Bank, National Association, as Lead Lender and Wachovia Bank, National Association, as Co-Lender.

                    “240 West 40th Street Loan”:  That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 9.

                    “240 West 40th Street Loan Pair”:  The 240 West 40th Street Loan and the 240 West 40th Street Companion Loan.

                    “240 West 40th Street Companion Loan”:  That certain loan evidenced by a note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the 240 West 40th Street Loan.

                    “Accrued Certificate Interest”:  With respect to any Class of Regular Certificates (other than the Class X Certificates) and the Class A-FL Regular Interest for any Distribution Date, one month’s interest at the Pass-Through Rate applicable to such Class of Certificates or Class A-FL Regular Interest, as applicable, for such Distribution Date, accrued for the related Interest Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class X-C and Class X-P Certificates for any Distribution Date, the sum of the related Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Except with respect to the Class A-FL Certificates, accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.  Accrued Certificate Interest with respect to the Class A-FL Certificates shall be calculated on an Actual/360 Basis and, for any Distribution Date, shall be deemed to accrue during the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date; provided, however, that if a Class A-FL Distribution Conversion has occurred Accrued Certificate Interest with respect to the Class A-FL Certificates shall be the same as for the Class A-FL Regular Interest.

                    “Accrued Component Interest”:  With respect to each Component of the Class X-C and Class X-P Certificates for any Distribution Date, one month’s interest at the Class X-C Strip Rate or Class X-P Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

                    “Acquisition Date”:  With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

                    “Actual/360 Basis”:  The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

                    “Actual/360 Mortgage Loan”:  Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

                    “Additional Interest”:  With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.  For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit.  To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                    “Additional Interest Account”:  The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled “Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19, Additional Interest Account.”  The Additional Interest Account shall not be an asset of any REMIC created hereunder.

                    “Additional Interest Grantor Trust”:  That certain “grantor trust” (within the meaning of the Grantor Trust Provisions), the assets of which are the Additional Interest Grantor Trust Assets.

                    “Additional Interest Grantor Trust Assets”: The segregated pool of assets consisting of (i) any Additional Interest with respect to the ARD Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account.

                    “Additional Interest Rate”:  With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

                    “Additional Trust Fund Expense”:  Any Special Servicing Fees, Workout Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer and/or the Trustee on Advances (to the extent not offset by Penalty Interest and late payment charges) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Penalty Interest and late payment charges), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xii), (xiii), (xiv) and (xx) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided, that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

                    “Additional Yield Amount”:

                    (a)     With respect to any Distribution Date and any Class of Regular Certificates (other than the Class X Certificates and any Excluded Class) or the Class A-FL Regular Interest entitled to distributions of principal with respect to Loan Group 1 pursuant to Section 4.01(a) on such Distribution Date, provided, that a Yield Maintenance Charge and/or Prepayment Premium was actually collected on a Mortgage Loan or an REO Loan in such Loan Group during the related Collection Period, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Regular Certificates or the Class A-FL Regular Interest then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Regular Certificates or the Class A-FL Regular Interest on such Distribution Date pursuant to Section 4.01(a) with respect to Loan Group 1, and the denominator of which is equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date.

                    (b)     With respect to any Distribution Date and any Class of Regular Certificates (other than the Class X Certificates and any Excluded Class) or the Class A-FL Regular Interest entitled to distributions of principal with respect to Loan Group 2 pursuant to Section 4.01(a) on such Distribution Date; provided, that a Yield Maintenance Charge and/or Prepayment Premium was actually collected on a Mortgage Loan or an REO Loan in such Loan Group during the related Collection Period, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Regular Certificates or the Class A-FL Regular Interest then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Regular Certificates or the Class A-FL Regular Interest on such Distribution Date pursuant to Section 4.01(a) with respect to Loan Group 2, and the denominator of which is equal to the Loan Group 2 Principal Distribution Amount for such Distribution Date.

                    (c)     For purposes of the foregoing, to the extent that payments of principal on any Class of Regular Certificates (other than the Class X Certificates and any Excluded Class) or the Class A-FL Regular Interest could be made from principal amounts allocable to Loan Group 1 or principal amounts allocable to Loan Group 2, the Trustee shall assume that those payments of principal on such Class of Regular Certificates or the Class A-FL Regular Interest are made from amounts allocable to each Loan Group, on a pro rata basis in accordance with the respective amounts allocable to each Loan Group that were available for payment on that Class of Certificates or the Class A-FL Regular Interest.

                    “Advance”:  Any P&I Advance or Servicing Advance.

                    “Adverse Grantor Trust Event”:  As defined in Section 10.02(f).

                    “Adverse REMIC Event”:  As defined in Section 10.01(h).

                    “Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

                    “Agreement”:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                    “AmericasMart Companion Holder”:  The holder of the AmericasMart Companion Loan.

                    “AmericasMart Companion Loan”:  That certain loan evidenced by a pari passu note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the AmericasMart Loan.

                    “AmericasMart Companion Loan Securities”:  For so long as the AmericasMart Loan or a successor REO Mortgage Loan with respect to the AmericasMart Loan is part of the Trust Fund, any class of securities backed, wholly or partially, by the AmericasMart Companion Loan.

                    “AmericasMart Companion Loan Servicing Fee Rate”:  A rate equal to the product of 0.02% per annum and the AmericasMart Companion Loan principal balance on which interest accrues.

                    “AmericasMart Intercreditor Agreement”:  The Intercreditor and Servicing Agreement, dated as of May 2, 2005, by and between Wachovia Bank, National Association, as Lead Lender, and Wachovia Bank, National Association, as Co-Lender, in connection with the AmericasMart Loan Pair.

                    “AmericasMart Loan Pair”:  The AmericasMart Loan, together with the AmericasMart Companion Loan.

                    “AmericasMart Loan”:  That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 1.

                    “Anticipated Repayment Date”: For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

                    “Appraisal”:  With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer prepared in accordance with 12 CFR §225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

                    “Appraisal Reduction Amount”:  The excess, if any, of (a) the sum of (without duplication), as calculated by the Master Servicer as of the first Determination Date immediately succeeding the Master Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan or the AmericasMart Companion Loan remains a Required Appraisal Mortgage Loan, (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan (including, for such purposes, any related Pari Passu Companion Loan or Subordinate Companion Loan serviced hereunder), (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee, or the master servicer, special servicer or the trustee under any pooling and servicing agreement pursuant to which certificates or other securities backed by the AmericasMart Companion Loan are issued, all unpaid interest on the Required Appraisal Mortgage Loan (including, for such purposes, any related Pari Passu Companion Loan or Subordinate Companion Loan serviced hereunder to the extent the Master Servicer has actual knowledge of such advance) through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan (including, for such purposes, any related Pari Passu Companion Loan or Subordinate Companion Loan serviced hereunder) plus, with respect to the AmericasMart Companion Loan, similar fees and expenses (to the extent the Master Servicer has actual knowledge of such fees and expenses) payable under any pooling and servicing agreement pursuant to which certificates or other securities backed by the AmericasMart Companion Loan are issued, (iv) all related unreimbursed Advances and any Advances related to such Required Appraisal Mortgage Loan (including, for such purposes, any related Pari Passu Companion Loan or Subordinate Companion Loan serviced hereunder) that were reimbursed out of general collections from the pool of Mortgage Loans (plus accrued interest thereon) made by or on behalf of the Master Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held for the purposes of reserves (provided, such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan document) held with respect to such Required Appraisal Mortgage Loan.  If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Mortgage Loan (including, for such purposes, any related Pari Passu Companion Loan or Subordinate Companion Loan serviced hereunder to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.  In the event a Mortgagor fails to make a Balloon Payment on a scheduled maturity date and no Appraisal has been received within 120 days of such failure, the Appraisal Reduction Amount for the related Mortgage Loan (including, for such purposes, any related Pari Passu Companion Loan or Subordinate Companion Loan serviced hereunder) will equal 25% of the outstanding principal balance of such Mortgage Loan (including, for such purposes, any related Pari Passu Companion Loan or Subordinate Companion Loan serviced hereunder), to be adjusted upon receipt of the new Appraisal.  Any Appraisal Reduction Amount for a Co-Lender Loan shall be allocated as provided in Section 4.04(d).

                    “Appraised Value”:  With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File.

                    “ARD Loan”:  Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

                    “Asset Status Report”:  As defined in Section 3.21(d).

                    “Assignment of Leases”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

                    “Assumed Scheduled Payment”:  With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided, that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan (or, if applicable, Companion Loans) on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

                    “Authenticating Agent”:  Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

                    “Available Distribution Amount”:  With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account (without regard to any payments made to or received from the Swap Counterparty) as of the close of business on the last day of the related Collection Period and the amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account; (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03 (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account as of the last day of the related Collection Period, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c); (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; and (v) for each Distribution Date occurring in March, and for the final Distribution Date  if the final Distribution Date occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(d), net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii) - (xv), (xix) and (xx) - (xxii) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vii) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and remitted to the Trustee for deposit in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c), and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error.  The Available Distribution Amount will not include any amounts required to be distributed pursuant to the terms of any Intercreditor Agreement or this Agreement to a Companion Holder.

                    “Balloon Mortgage Loan”:  Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

                    “Balloon Payment”:  With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

                    “Bankruptcy Code”:  The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                    “Bid Allocation”:  With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

                    “Bonair Mortgage Loan”:  The certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 46.

                    “Book-Entry Certificate”:  Any Certificate registered in the name of the Depository or its nominee.

                    “Breach”:  As defined in Section 2.03(a).

                    “Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Columbia, Maryland) or the offices of the Master Servicer (which as of the Closing Date is Charlotte, North Carolina) or the offices of the Special Servicer (which as of the Closing Date is New York, New York) are located, are authorized or obligated by law or executive order to remain closed.

                    “Centennial Tower Companion Holder”:  The holder of the Centennial Tower Companion Loan.

                    “Centennial Tower Intercreditor Agreement”:  The Intercreditor and Servicing Agreement, dated on or about June 29, 2005, by and between Wachovia Bank, National Association, as Lead Lender and Wachovia Bank, National Association, as Co-Lender.

                    “Centennial Tower Loan”:  That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 8.

                    “Centennial Tower Loan Pair”:  The Centennial Tower Loan and the Centennial Tower Companion Loan.

                    “Centennial Tower Companion Loan”:  That certain loan evidenced by a note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Centennial Tower Loan.

                    “CERCLA”:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                    “Certificate”:  Any one of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

                    “Certificate Account”:  The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled “Wachovia Bank, National Association, as Master Servicer for Wells Fargo Bank, N.A., as Trustee, on behalf of and in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19.”  Subject to the related Intercreditor Agreement and taking into account that (i) each Subordinate Companion Loan is subordinate to its related Co-Lender Loan to the extent set forth in the related Intercreditor Agreement and (ii) each Pari Passu Companion Loan is pari passu with the related Pari Passu Mortgage Loan, each subaccount described in the next to last paragraph of Section 3.04(a) that is part of the Certificate Account shall be for the benefit of the related Companion Holder, to the extent funds on deposit in such subaccount are attributed to the related Companion Loan.

                    “Certificate Deferred Interest”:  The amount by which interest distributable to any Class of Sequential Pay Certificates Class A-FL Regular Interest as applicable, is reduced by the amount of Mortgage Deferred Interest allocable to such Class of Certificates or the Class A-FL Regular Interests on any Distribution Date.

                    “Certificate Factor”:  With respect to any Class of Regular Certificates and the Class A-FL Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance, Class X-C Notional Amount or Class X-P Notional Amount, as applicable, of such Class of Regular Certificates or the Class A-FL Certificates and the denominator of which is the Original Class Principal Balance or Original Notional Amount of such Class of Regular Certificates or the Class A-FL Certificates, as applicable.

                    “Certificate Notional Amount”:  With respect to any Class X-C Certificate or Class X-P Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X-C Notional Amount or Class X-P Notional Amount, as applicable.

                    “Certificate Owner”:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                    “Certificate Principal Balance”:  With respect to any Sequential Pay Certificate as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.  The Certificate Principal Balance of the Class A-FL Certificates shall be equal at all times to the Certificate Principal Balance of the Class A-FL Regular Interest.

                    “Certificate Register” and “Certificate Registrar”:  The register maintained and the registrar appointed pursuant to Section 5.02.

                    “Certificateholder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted Transferee shall be the Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the Trustee, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained.  The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

                    “Class”:  Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

                    “Class A Certificates”:  The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6 and Class A-1A Certificates.

                    “Class A-1 Certificate”:  Any one of the Certificates with a “Class A-1” designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-1A Certificate”:  Any one of the Certificates with a “Class A-1A” designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-2 Certificate”:  Any one of the Certificates with a “Class A-2” designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-3 Certificate”:  Any one of the Certificates with a “Class A-3” designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-4 Certificate”:  Any one of the Certificates with a “Class A-4” designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-5 Certificate”:  Any one of the Certificates with a “Class A-5” designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-6 Certificate”:  Any one of the Certificates with a “Class A-6” designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-FL Available Funds”:  With respect to any Distribution Date, will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less (iii) with respect to interest distributions, all regularly scheduled fixed interest amounts (prior to the termination of the Swap Contract or prior to the occurrence and during the continuance of a Swap Default, exclusive of any Yield Maintenance Charges allocated in respect of the Class A-FL Regular Interest) required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date.

                    “Class A-FL Certificate”:  Any one of the Certificates with a “Class A-FL” designation on the face thereof, substantially in the form of Exhibit A-11 hereto, and evidencing an undivided beneficial interest in the A-FL Grantor Trust.

                    “Class A-FL Distribution Conversion”:  With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Swap Default while the Trustee (or the Paying Agent on its behalf) is pursuing remedies under the Swap Contract pursuant to Section 3.28 or (ii) immediately upon and following the termination of the Swap Contract until a replacement Swap Contract is entered into, if any, the conversion of distributions to the Class A-FL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-FL Regular Interest, as specified in Section 4.01(m).

                    “Class A-FL Fixed Swap Payment”:  With respect to any Distribution Date, the Fixed Amount required to be paid to the Swap Counterparty by the Trust under the Swap Contract.

                    “Class A-FL Floating Swap Payment”:  With respect to any Distribution Date, the Floating Amount required to be paid to the Trust by the Swap Counterparty under the Swap Contract.

                    “Class A-FL Grantor Trust”:  That certain “grantor trust” (within the meaning of the Grantor Trust Provisions), the assets of which are the A-FL Grantor Trust Assets.

                    “Class A-FL Grantor Trust Assets”:  The segregated pool of assets consisting of the A-FL Regular Interest, the Swap Contract, the Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-FL Certificates.

                    “Class A-FL Interest Distribution Amount”:  With respect to any Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received in respect of the Class A-FL Regular Interest for such Distribution Date, (ii) the Class A-FL Floating Swap Payment and (iii) any termination payment paid by the Swap Counterparty to the Trustee upon the termination of the Swap Agreement provided no replacement Swap Contract has been entered into prior to such Distribution Date, less (iv) the Class A-FL Fixed Swap Payment for such Distribution Date.

                    “Class A-FL Net Swap Payment”:  With respect to the related Interest Accrual Period, the excess, if any of (i) the Class A-FL Fixed Swap Payment over (ii) the Class A-FL Floating Swap Payment.

                    “Class A-FL Principal Distribution Amount”:  With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-FL Regular Interest on such Distribution Date.

                    “Class A-FL Regular Interest”:  The uncertificated interest in REMIC II, designated as “Class A-FL”, constituting a “regular interest” in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

                    “Class A-J Certificate”:  Any one of the Certificates with a “Class A-J” designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-M Certificate”:  Any one of the Certificates with a “Class A-M” designation on the face thereof, substantially in the form of Exhibit A-12 hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-PB Certificate”:  Any one of the Certificates with a “Class A-PB” designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class A-PB Planned Principal Amount”:  The planned principal amount set forth on Exhibit S hereto relating to principal payments for the Class A-PB Certificates.

                    “Class B Certificate”:  Any one of the Certificates with a “Class B” designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class C Certificate”:  Any one of the Certificates with a “Class C” designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class D Certificate”:  Any one of the Certificates with a “Class D” designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class E Certificate”:  Any one of the Certificates with a “Class E” designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class F Certificate”:  Any one of the Certificates with a “Class F” designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class G Certificate”:  Any one of the Certificates with a “Class G” designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class H Certificate”:  Any one of the Certificates with a “Class H” designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class J Certificate”:  Any one of the Certificates with a “Class J” designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class K Certificate”:  Any one of the Certificates with a “Class K” designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class L Certificate”:  Any one of the Certificates with a “Class L” designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class M Certificate”:  Any one of the Certificates with a “Class M” designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class N Certificate”:  Any one of the Certificates with a “Class N” designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class O Certificate”:  Any one of the Certificates with a “Class O” designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class P Certificate”:  Any one of the Certificates with a “Class P” designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a “regular interest” in REMIC II for purposes of the REMIC Provisions.

                    “Class Principal Balance”:  The aggregate principal balance of any Class of Sequential Pay Certificates or the Class A-FL Regular Interest outstanding from time to time.  As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates or the Class A-FL Regular Interest shall equal the Original Class Principal Balance thereof.  On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a).  The Class Principal Balance of any Class of Sequential Pay Certificates or the Class A-FL Regular Interest will be increased on any Distribution Date by the amount of any Certificate Deferred Interest allocated to such Class on such Distribution Date.  Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates or the Class A-FL Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.  The Class Principal Balance of the Class A-FL Certificates shall at all times be equal to the Class Principal Balance of the Class A-FL Regular Interest.

                    “Class R-I Certificate”:  Any one of the Certificates with a “Class R-I” designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing the sole class of “residual interests” in the REMIC I for purposes of the REMIC Provisions.

                    “Class R-II Certificate”:  Any one of the Certificates with a “Class R-II” designation on the face thereof, substantially in the form of Exhibit A-29 attached hereto, and evidencing the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions.

                    “Class X Certificates”:  The Class X-C and Class X-P Certificates.

                    “Class X-C Certificate”:  Any one of the Certificates with a “Class X-C” designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing the Components and multiple “regular interests” in REMIC II for purposes of the REMIC Provisions; provided that each Corresponding Component of a Class X-C Certificate represents a “regular interest” with a pass-through rate unreduced by any Class X-C Pass-Through Rate Reduction Percentage coupled with an obligation to make payments on behalf of the Class A-FL Certificates on account of any Swap Counterparty Special Payment.

                    “Class X-C Notional Amount”: With respect to the Class X-C Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

                    “Class X-C Pass-Through Rate Reduction Percentage”:  An amount equal to 0.10% per annum.

                    “Class X-C Pass-Through Rate Reduction Period”:  From the Distribution Date in July 2015 through the earlier to occur of the following:  (1) the Class Certificate Balance of the Class A-FL Regular Interest is reduced to zero, (2) the Swap Contract terminates on the termination date or any early termination date or (3) a Class A-FL Distribution Conversion.

                    “Class X-C Strip Rate”:  With respect to any Class of Components (other than Components that are also Class X-P Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates.  In the case of any Class of Components that are also Class X-P Components, (i) for any Distribution Date occurring on or before the related Class X-P Component Cross-over Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates (or in the case of the Class A-FL Component, the Pass-Through Rate applicable to the Class A-FL Regular Interest) for such Distribution Date and the Class X-P Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class X-P Component Cross-over Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (or in the case of the Class A-FL Component, the Pass-Through Rate applicable to the Class A-FL Regular Interest) (provided, that in no event shall any Class X-C Strip Rate be less than zero).

                    “Class X-P Certificate”: Any one of the Certificates with a “Class X-P” designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing the Class X-P Components and multiple “regular interests” in REMIC II for purposes of the REMIC Provisions.

                    “Class X-P Component Cross-over Date”:  With respect to each Component set forth in the table below, the Distribution Date occurring in the month and year set forth in the table below:

Component	Cross-over Date

Component X-A-1-2 and Component X-A-1A-2	December 2005

Component X-A-1-3 and Component X-A-1A-3	June 2006

Component X-A-1-4, Component X-A-2-1 and Component X-A-1A-4	December 2006

Component X-A-2-2 and Component X-A-1A-5	June 2007

Component X-A-2-3, Component X-A-1A-6 and Component X-H-1	December 2007

Component X-A-2-4, Component X-A-1A-7, Component X-G-1 and Component X-H-2	June 2008

Component X-A-2-5, Component X-A-1A-8 and Component X-G-2	December 2008

Component X-A-2-6, Component X-A-1A-9, Component X-F-1 and Component X-G-3	June 2009

Component X-A-2-7, Component X-A-3, Component X-A-4-1, Component X-A-1A-10, Component X-E-1 and Component X-F-2	December 2009

Component	Cross-over Date

Component X-A-4-2, Component X-A-PB-1, Component X-D-1, Component X-A-1A-11 and Component X-E-2	June 2010

Component X-A-4-3, Component X-A-5-1, Component X-A-PB-2, Component X-D-2 and Component X-A-1A-12	December 2010

Component X-A-5-2, Component X-A-PB-3, Component X-D-3, Component X-A-1A-13	June 2011

ComponentX-A-5-3, Component X-A-PB-4, Component X-A-6-1, Component X-D-4 and Component X-A-1A-14	December 2011

Component X-A-6-2, Component X-D-5, Component X-A-1A-15, Component A-FL, Component A-M, Component X-A-J, Component X-B and Component X-C	June 2012

                    “Class X-P Components”:  Each of Component X-A-1-2, Component X-A-1-3, Component X-A-1-4, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-2-5, Component X-A-2-6, Component X-A-2-7, Component X-A-3, Component X-A-PB-1, Component X-A-PB-2, Component X-A-PB-3, Component X-A-PB-4, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-5-1, Component X-A-5-2, Component X-A-5-3, Component X-A-6-1, Component X-A-6-2, Component A-FL, Component A-M, Component X-A-1A-2, Component X-A-1A-3, Component X-A-1A-4, Component X-A-1A-5, Component X-A-1A-6, Component X-A-1A-7, Component X-A-1A-8, Component X-A-1A-9, Component X-A-1A-10, Component X-A-1A-11, Component X-A-1A-12, Component X-A-1A-13, Component X-A-1A-14, Component X-A-1A-15, Component X-A-J, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-D-4, Component X-D-5, Component X-E-1, Component X-E-2, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-G-3, Component X-H-1 and Component X-H-2.

                    “Class X-P Notional Amount”:  As of any date of determination, the sum of the then Component Notional Amounts of the Class X-P Components, excluding those Class X-P Components for which the Class X-P Component Crossover Date has previously passed.

                    “Class X-P Reference Rate”:  For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit M.

                    “Class X-P Strip Rate”: With respect to each of the Class X-P Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class X-P Component Crossover Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class X-P Reference Rate for such Distribution Date minus 0.03% per annum minus (y) the Pass-Through Rate for the

Corresponding Certificates (or in the case of the Class A-FL Component, the Pass-Through Rate applicable to the Class A-FL Regular Interest) (provided, that in no event shall any Class X-P Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class X-P Component Crossover Date, 0% per annum.

                    “Class Z Certificate”:  Any one of the Certificates with a “Class Z” designation on the face thereof, substantially in the form of Exhibit A-30 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

                    “Closing Date”:  June 30, 2005.

                    “CMSA”:  The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association) or any successor organization.

                    “CMSA Advance Recovery Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Bond File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “CMSA Bond Level File” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Collateral Summary File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Collateral Summary File” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Comparative Financial Status Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.  In connection with preparing the CMSA Comparative Financial Status Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending September 30, 2005, and (b) annual financial statements beginning with annual financial statements for the 2005 fiscal year.

                    “CMSA Delinquent Loan Status Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Financial File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Financial File” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Historical Liquidation Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Report” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Historical Loan Modification and Corrected Mortgage Loan Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Loan Modification and Corrected Mortgage Loan Report” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Loan Level Reserve/LOC Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “CMSA Loan Level Reserve/LOC Report” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Loan Periodic Update File”:  The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Loan Setup File”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Setup File” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA NOI Adjustment Worksheet”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to “normalize” the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                    “CMSA Operating Statement Analysis”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.  In connection with preparing the CMSA Operating Statement Analysis, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending June 30, 2005 and (b) annual financial statements beginning with annual financial statements for the 2005 fiscal year.

                    “CMSA Property File”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “Property File” available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Reconciliation of Funds Report”:  The monthly report in the “Reconciliation of Funds” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA REO Status Report”:  A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Status Report” available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Servicer Watchlist”:  For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Watchlist/Portfolio Review Guidelines” available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as approved by the CMSA for commercial mortgage securities transactions generally.

                    “CMSA Website”:  The website maintained by the CMSA with an address, as of the Closing Date, of www.cmbs.org.

                    “Code”:  The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

                    “Co-Lender Loans”:  As defined in the Preliminary Statement.

                    “Collection Period”:  With respect to any Distribution Date, the period that begins on the twelfth day in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing on the day after the related Cut-Off Date) and ending on and including the eleventh day in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a

Collection Period is not a Business Day, any Periodic Payments or Principal Prepayments with respect to the Mortgage Loans relating to a Due Date occurring in such Collection Period (but for the application of the next Business Day convention) received on the Business Day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

                    “Commission”:  The Securities and Exchange Commission or any successor agency.

                    “Companion Distribution Account”:  With respect to the Companion Loans, the separate account(s) or subaccount(s) created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled “Wachovia Bank, National Association, as Companion Paying Agent for the Companion Holders of the Companion Loans relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19”  The Companion Distribution Accounts shall not be assets of the Trust Fund, but instead each Companion Distribution Account shall be held by the Companion Paying Agent on behalf of the applicable Companion Holder.  Any such account shall be an Eligible Account or a subaccount of an Eligible Account.  Notwithstanding the foregoing, if the Master Servicer and the Companion Paying Agent are the same entity, the Companion Distribution Account may be the related subaccount or subaccounts of the  Certificate Account referenced in the second to the last paragraph of Section 3.04(a).

                    “Companion Holder”:  With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan.  As of the Closing Date, the Companion Holders of the Companion Loans are (i) Wachovia Bank, National Association, with respect to the AmericasMart Companion Loan, the 240 West 40th Street Companion Loan, the Centennial Tower Companion Loan and the Courtyard Marriott -- Miami Beach, FL Companion Loan, and (ii) CBA-Mezzanine Capital Finance, LLC, with respect to the Mezz Cap Companion Loan.

                    “Companion Loan”:  As defined in the Preliminary Statement.

                    “Companion Loan Securities”:  The AmericasMart Companion Loan Securities.

                    “Companion Paying Agent”:  The paying agent appointed pursuant to Section 3.26.

                    “Companion Register”:  The register maintained by the Companion Paying Agent pursuant to Section 3.27.

                    “Component”:  Each of Component X-A-1-1, Component X-A-1-2, Component X-A-1-3, Component X-A-1-4, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-2-5, Component X-A-2-6, Component X-A-2-7, Component X-A-3, Component X-A-4-1, Component X-A-4-2, Component X-A-4-3, Component X-A-5-1, Component X-A-5-2, Component X-A-5-3, Component X-A-PB-1, Component X-A-PB-2, Component X-A-PB-3, Component X-A-PB-4, Component X-A-6-1, Component X-A-6-2, Component X-A-FL, Component X-A-M, Component X-A-1A-1, Component X-A-1A-2, Component X-A-1A-3, Component X-A-1A-4,

Component X-A-1A-5, Component X-A-1A-6, Component X-A-1A-7, Component X-A-1A-8, Component X-A-1A-9, Component X-A-1A-10, Component X-A-1A-11, Component X-A-1A-12, Component X-A-1A-13, Component X-A-1A-14, Component X-A-1A-15, Component X-A-J, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-D-4, Component X-D-5, Component X-E-1, Component X-E-2, Component X-F-1, Component X-F-2, Component X-G-1, Component X-G-2, Component X-G-3, Component X-H-1, Component X-H-2, Component X-J, Component X-K, Component X-L, Component X-M, Component X-N, Component X-O and Component X-P.]

                    “Component Notional Amount”:  With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

                    “Component X-A-1-1”:  One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

                    “Component X-A-1-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-2 as of any date of determination.

                    “Component X-A-1-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-3 as of any date of determination.

                    “Component X-A-1-4”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-4 as of any date of determination.

                    “Component X-A-1A-1”:  One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-1 as of any date of determination.

                    “Component X-A-1A-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-2 as of any date of determination.

                    “Component X-A-1A-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-3 as of any date of determination.

                    “Component X-A-1A-4”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-4 as of any date of determination.

                    “Component X-A-1A-5”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-5 as of any date of determination.

                    “Component X-A-1A-6”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-6 as of any date of determination.

                    “Component X-A-1A-7”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-7 as of any date of determination.

                    “Component X-A-1A-8”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-8 as of any date of determination.

                    “Component X-A-1A-9”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-9 as of any date of determination.

                    “Component X-A-1A-10”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-10 as of any date of determination.

                    “Component X-A-1A-11”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-11 as of any date of determination.

                    “Component X-A-1A-12”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-12 as of any date of determination.

                    “Component X-A-1A-13”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-13 as of any date of determination.

                    “Component X-A-1A-14”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-14 as of any date of determination.

                    “Component X-A-1A-15”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A-15 as of any date of determination.

                    “Component X-A-2-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1 as of any date of determination.

                    “Component X-A-2-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

                    “Component X-A-2-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-3 as of any date of determination.

                    “Component X-A-2-4”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-4 as of any date of determination.

                    “Component X-A-2-5”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-5 as of any date of determination.

                    “Component X-A-2-6”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-6 as of any date of determination.

                    “Component X-A-2-7”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-7 as of any date of determination.

                    “Component X-A-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3 as of any date of determination.

                    “Component X-A-4-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-1 as of any date of determination.

                    “Component X-A-4-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-2 as of any date of determination.

                    “Component X-A-4-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4-3 as of any date of determination.

                    “Component X-A-5-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-5-1 as of any date of determination.

                    “Component X-A-5-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-5-2 as of any date of determination.

                    “Component X-A-5-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-5-3 as of any date of determination.

                    “Component X-A-PB-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-PB-1 as of any date of determination.

                    “Component X-A-PB-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-PB-2 as of any date of determination.

                    “Component X-A-PB-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-PB-3 as of any date of determination.

                    “Component X-A-PB-4”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-PB-4 as of any date of determination.

                    “Component X-A-6-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-6-1 as of any date of determination.

                    “Component X-A-6-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-6-2 as of any date of determination.

                    “Component X-A-FL”:  One of the 65 components of the X-C Certificates and one of the 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest A-FL as of any date of determination.

                    “Component X-A-J”:  One of the 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-J as of any date of determination.

                    “Component X-A-M”:  One of the 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-M as of any date of determination.

                    “Component X-B”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

                    “Component X-C”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

                    “Component X-D-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-1 as of any date of determination.

                    “Component X-D-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-2 as of any date of determination.

                    “Component X-D-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-3 as of any date of determination.

                    “Component X-D-4”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-4 as of any date of determination.

                    “Component X-D-5”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD-5 as of any date of determination.

                    “Component X-E-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-1 as of any date of determination.

                    “Component X-E-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE-2 as of any date of determination.

                    “Component X-F-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-1 as of any date of determination.

                    “Component X-F-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF-2 as of any date of determination.

                    “Component X-G-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-1 as of any date of determination.

                    “Component X-G-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-2 as of any date of determination.

                    “Component X-G-3”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG-3 as of any date of determination.

                    “Component X-H-1”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-1 as of any date of determination.

                    “Component X-H-2”:  One of 65 components of the Class X-C Certificates and one of 56 components of the Class X-P Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH-2 as of any date of determination.

                    “Component X-J”:  One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ as of any date of determination.

                    “Component X-K”: One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

                    “Component X-L”:  One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

                    “Component X-M”: One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

                    “Component X-N”:  One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

                    “Component X-O”:  One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

                    “Component X-P”: One of 65 components of the Class X-C Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as of any date of determination.

                    “Controlling Class”:  With respect to each Mortgage Loan, as of any date of determination, the Class of Sequential Pay Certificates, (i) which bears the latest alphabetical Class designation and (ii) the Class Principal Balance of which is greater than 25% of the Original Class Principal Balance thereof; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of

Sequential Pay Certificates bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6 and Class A-1A Certificates shall be deemed a single Class of Certificates.  With respect to the Centennial Tower Loan and the Courtyard Marriott -- Miami Beach, FL Loan, as provided in Section 3.25(a).

                    “Controlling Class Representative”:  As defined in Section 3.25(a).

                    “Corporate Trust Office”:  The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention:  Corporate Trust Services (CMBS) Wachovia Bank Commercial Mortgage Trust, Series 2005-C19 and (ii) for all other purposes, the office of the Trustee located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust Services (CMBS) Wachovia Bank Commercial Mortgage Trust, Series 2005-C19.

                    “Corrected Mortgage Loan”:  Any Mortgage Loan and, if applicable, any Companion Loan that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of “Specially Serviced Mortgage Loan.”

                    “Corresponding Certificate”:  As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

                    “Corresponding Component”:  As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

                    “Corresponding REMIC I Regular Interest”:  As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates.

                    “Courtyard Marriott -- Miami Beach, FL Companion Holder”:  The holder of the Courtyard Marriott -- Miami Beach, FL Companion Loan.

                    “Courtyard Marriott -- Miami Beach, FL Intercreditor Agreement”:  The Intercreditor and Servicing Agreement, dated as of June 28, 2005, by and between Wachovia Bank, National Association, as Lead Lender and Carbon Capital II-B, LLC, as Co-Lender.

                    “Courtyard Marriott -- Miami Beach, FL Loan”:  That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 18.

                    “Courtyard Marriott -- Miami Beach, FL Loan Pair”:  The Courtyard Marriott -- Miami Beach, FL Loan and the Courtyard Marriott -- Miami Beach, FL Companion Loan.

                    “Courtyard Marriott -- Miami Beach, FL Companion Loan”:  That certain loan evidenced by a note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Courtyard Marriott -- Miami Beach, FL Loan.

                    “Crossed Group”:  With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

                    “Crossed Loan”:  A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

                    “Crossed Loan Repurchase Criteria”:  (i) The Debt Service Coverage Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller and (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

                    “Custodian”:  A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of the Depositor or the Mortgage Loan Seller.  If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

                    “Cut-Off Date”:  With respect to any Mortgage Loan or Companion Loan, the Due Date for such Mortgage Loan or Companion Loan in June, 2005.

                    “Cut-Off Date Balance”: With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-Off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

                    “Debt Service Coverage Ratio”: With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

                    “Defaulted Mortgage Loan”:  A Mortgage Loan (i) that is delinquent sixty days or more in respect to a Periodic Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided, that, if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                    “Defeasance Collateral”:  With respect to any Defeasance Loan, the United States government securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

                    “Defeasance Loan”:  Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

                    “Deficient Valuation”:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                    “Definitive Certificate”:  As defined in Section 5.03(a).

                    “Depositor”:  Wachovia Commercial Mortgage Securities, Inc. or its successor in interest.

                    “Depository”:  The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c).  The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                    “Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                    “Determination Date”:  The eleventh day of each month, or if such eleventh day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005.

                    “Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                    “Discount Rate”:  With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Yield Maintenance Charge or Prepayment Premium received thereon or with respect thereto among (a) the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof) and/or (b) the Class A-FL Regular Interest, an amount, calculated by the Master Servicer and reported to the Trustee pursuant to Section 4.02(b), equal to the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan.  In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

                    “Disqualified Non-United States Persons”:  With respect to a Class R-I or Class R-II Certificate, any Non-United States Person or agent thereof other than (i) a Non-United States Person that holds the Class R-I or Class R-II Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-United States Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I or Class R-II Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I or Class R-II Certificate will not be disregarded for federal income tax purposes.

                    “Disqualified Organization”:  Any of the following:  (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                    “Distributable Certificate Interest”:  With respect to (a) any Class of Sequential Pay Certificates and the Class A-FL Regular Interest for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates or the Class A-FL Regular Interest, as applicable, for such Distribution Date, reduced other than with respect to the Class X Certificates (to not less than zero) by (i) the product of (x) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (y) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates or the Class A-FL Regular Interest, as applicable, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Sequential Pay Certificates and the Class A-FL Regular Interest for such Distribution Date (other than the Class X Certificates), and (ii) with respect to each such Class, such Class’ share of any Certificate Deferred Interest allocated to such Class of Certificates or the Class A-FL Regular Interest, as applicable, in accordance with Section 4.04(d); and (b) any Class of Class X Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date.

                    “Distribution Account”: The segregated account, accounts or subaccounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled “Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19.”

                    “Distribution Date”:  With respect to any Determination Date, the fourth Business Day following such Determination Date.

                    “Distribution Date Statement”:  As defined in Section 4.02(a).

                    “Document Defect”:  As defined in Section 2.03(a).

                    “Due Date”:  With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date or any Companion Loan on or prior to its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date or any Companion Loan after its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

                    “EDGAR”:  The Commission’s Electronic Data Gathering, Analysis and Retrieval system.

                    “Eligible Account”:  Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated at least (A) ”AA-” by S&P (or “A-” provided, the short-term unsecured debt obligations are rated at least “A-1” by S&P) and (B) “A” by Fitch (if then rated by Fitch) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated at least “A-1” by S&P and “F-1” by Fitch (if then rated by Fitch) (or, with respect to any such Rating Agency) such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

                    “Environmental Assessment”:  A “Phase I assessment” as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii)  the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

                    “ERISA”:  The Employee Retirement Income Security Act of 1974, as amended and any regulations and administrative pronouncements thereunder.

                    “ERISA Restricted Certificate”:  Any Class J, Class K, Class L, Class M, Class N, Class O or Class P; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions related to ERISA Restricted Certificates contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, the acquisition and holding of such Certificate is covered by and exempt under the Exemptions.

                    “Escrow Payment”:  Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

                    “Event of Default”:  One or more of the events described in Section 7.01(a).

                    “Exchange Act”:  Securities Exchange Act of 1934, as amended.

                    “Excluded Class”:  Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-PB Certificates, Class A-6 Certificates, Class A-FL Certificates, Class A-M Certificates, Class A-1A Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates.

                    “Exemptions”:  Department of Labor Prohibited Transaction Exemption (“PTE”) 96-22, PTE 89-89 and PTE 89-90, each as amended from time to time, or any successor thereto.

                    “FDIC”:  Federal Deposit Insurance Corporation or any successor.

                    “FHLMC”:  Freddie Mac or any successor.

                    “Final Recovery Determination”:  A determination by the Special Servicer with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

                    “Fitch”:  Fitch, Inc., or its successor in interest.  If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or any other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                    “Fixed Amount”:  The “Fixed Amount” as defined in the Swap Contract.

                    “Floating Amount”:  The “Floating Amount” as defined in the Swap Contract.

                    “Floating Rate Account”:  The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Paying Agent pursuant to Section 3.04(g), which shall be entitled “Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2005-C19 Class A-FL Certificates, Floating Rate Account,” and which must be an Eligible Account (or a subaccount of an Eligible Account).  The Floating Rate Account shall not be an asset of either REMIC I or REMIC II formed hereunder.

                    “FNMA”:  Federal National Mortgage Association or any successor.

                    “Gain-on-Sale Proceeds”:  With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of the Mortgage Loan or related REO Property net of any related Liquidation Expenses, over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

                    “Gain-on-Sale Reserve Account”:  A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the Paying Agent pursuant to Section 3.04(f) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled “Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19.”  Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

                    “Grantor Trusts”:  Collectively, the Additional Interest Grantor Trust and the A-FL Grantor Trust.

                    “Grantor Trust Provisions”:  Subpart E of Part I of subchapter J of the Code and Treasury Regulations Section 301.7701-4(c).

                    “Ground Lease”:  With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

                    “Group 1 Mortgage Loan”:  Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

                    “Group 2 Mortgage Loan”:  Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

                    “Hazardous Materials”:  Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls (“PCBs”), radon gas, petroleum and petroleum products and urea formaldehyde.

                    “Holder”:  A Certificateholder.

                    “HUD-Approved Servicer”:  A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

                    “Impound Reserve”:  As defined in Section 3.16(c) hereof.

                    “Independent”:  When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, any Companion Holder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, any Companion Holder or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, any Companion Holder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee or any Affiliate thereof, as the case may be.

                    “Independent Appraiser”:  An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

                    “Independent Contractor”:  Any Person that would be an “independent contractor” with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be delivered, at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the Trustee and the Master Servicer, so long as REMIC I does not receive or derive any income from such Person and provided, that the relationship between such Person and REMIC I is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), as determined by the Trustee based on an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property as defined in Section 856(d).

                    “Initial Interest Reserve Account Deposit”:  An amount to be deposited in the Interest Reserve Account on the Closing Date by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, equal to one day’s interest at the related Mortgage Rate (without regard to the second proviso in the definition thereof) on the related Stated Principal Balance of each Interest Reserve Loan as of the Closing Date.

                    “Institutional Accredited Investor”:  Institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or any entity in which all the equity holders fall within any such subsections.

                    “Insurance Policy”:  With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                    “Insurance Proceeds”:  Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

                    “Insured Environmental Event”:  As defined in Section 3.08(c).

                    “Intercreditor Agreement”:  Each of the AmericasMart Intercreditor Agreement, the 240 West 40th Street Intercreditor Agreement, the Centennial Tower Intercreditor Agreement, the Merchants Crossing Intercreditor Agreement and the Courtyard Marriott -- Miami Beach, FL Intercreditor Agreement.

                    “Interest Accrual Period”:  With respect to each Class of Regular Certificates, REMIC I Regular Interests or the Class A-FL Regular Interest and any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.  Notwithstanding the foregoing, each Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the REMIC I Regular Interests or the Class A-FL Regular Interest; with respect to the Class A-FL Certificates, interest shall be calculated on an Actual/360 Basis and, for any Distribution Date, shall be deemed to accrue during the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date; provided, however, that if a Class A-FL Distribution Conversion has occurred Accrued Certificate Interest with respect to the Class A-FL Certificates shall be the same as for the Class A-FL Regular Interest.

                    “Interest Reserve Account”:  The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled “Wells Fargo Bank, N.A., as Trustee, on behalf of and in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19.”

                    “Interest Reserve Amount”:  With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day’s interest at the related Mortgage Rate (without regard to the second proviso in the definition thereof) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.  The Initial Interest Reserve Account Deposit shall be treated as an Interest Reserve Amount.

                    “Interest Reserve Loan”:  Each Mortgage Loan that is at any time, an Actual/360 Mortgage Loan.

                    “Interested Person”:  The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any Holder of a Certificate, each Companion Holder (but only with respect to the related Co-Lender Loan) or any Affiliate of any such Person.

                    “Internet Website”:  The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at “www.ctslink.com” and “www.wachovia.com”, respectively, or such other address as provided to the parties hereto from time to time.

                    “Investment Account”:  As defined in Section 3.06(a).

                    “Issue Price”:  With respect to each Class of Certificates, the “issue price” as defined in the Code and Treasury regulations promulgated thereunder.

                    “Late Collections”:  With respect to any Mortgage Loan or Companion Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan or Companion Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered.  With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

                    “LIBOR”:  With respect to the Class A-FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date.  If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.  The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank.  If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time.  The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee will be binding absent manifest error.

                    “LIBOR Determination Date”:  (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the related Interest Accrual Period.

                    “LIBOR Business Day”:  Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

                    “Liquidation Event”:  With respect to any Mortgage Loan, any of the following events:  (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder, the Companion Holders, the mezzanine lenders, the Special Servicer pursuant to Sections 3.18(c), 3.18(d) or 3.18(m), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01.  With respect to any REO Property (and the related REO Loan), any of the following events:  (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; or (iii) such REO Property is purchased as described in Section 3.18(d).

                    “Liquidation Fee”:  With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

                    “Liquidation Fee Rate”:  With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.00%.

                    “Liquidation Proceeds”:  All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with:  (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee’s sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan or defaulted Co-Lender Loan by the Majority Subordinate Certificateholder, the related Companion Holder, the mezzanine lenders or the Special Servicer pursuant to Section 3.18(c), Section 3.18(d), Section 3.18(e) or Section 3.18(m); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Majority Subordinate-Certificateholder pursuant to Section 9.01 or (vii) the purchase of an REO Property by the Companion Holder pursuant to Section 3.18(d).

                    “Loan Group”:  Either Loan Group 1 or Loan Group 2.

                    “Loan Group 1”:  Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

                    “Loan Group 1 Available Distribution Amount”:  With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

                    “Loan Group 1 Principal Distribution Amount”:  With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

                    “Loan Group 2”:  Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

                    “Loan Group 2 Available Distribution Amount”:  With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

                    “Loan Group 2 Principal Distribution Amount”:  With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

                    “Loan Pair”:  Collectively, any Co-Lender Loan and its related Companion Loan(s).

                    “Loan-to-Value Ratio”:  With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                    “Lockout Period”:  With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

                    “Majority Subordinate Certificateholder”:  As of any date of determination, any single Holder of Certificates (other than any Holder which is an Affiliate of the Depositor or the Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class.  With respect to determining the Majority Subordinate Certificateholder, the Class A-1, the Class A-2, the Class A-3, the Class A-4, the Class A-5, the Class A-PB, the Class A-6 and the Class A-1A Certificates shall be deemed to be a single Class of Certificates with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

                    “Master Servicer”:  Wachovia Bank, National Association, its successor in interest (including the Trustee as successor pursuant to Section 7.02), or any successor master servicer appointed as herein provided.

                    “Master Servicing Fee”: With respect to each Mortgage Loan and REO Loan the fee payable to the Master Servicer pursuant to Section 3.11(a).

                    “Master Servicing Fee Rate”:  With respect to each Mortgage Loan the percentage set forth under the column “Master Servicing Fee Rate” on the Mortgage Loan Schedule.

                    “Material Core Documents”:  As defined in Section 2.03.

                    “Merchants Crossing Companion Holder”:  The holder of the Merchants Crossing Companion Loan.

                    “Merchants Crossing Intercreditor Agreement”:  The Intercreditor Agreement Among Note Holders, dated as of April 18, 2005, by and between Wachovia Bank, National Association, as Initial Note A Holder and CBA Mezzanine Capital Finance, LLC, as Initial Note B Holder.

                    “Merchants Crossing Loan”:  That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 50.

                    “Merchants Crossing Loan Pair”:  The Merchants Crossing Loan and the Merchants Crossing Companion Loan.

                    “Merchants Crossing Companion Loan”:  That certain loan evidenced by a note, which is not an asset of the Trust Fund, secured by the Mortgaged Property securing the Merchants Crossing Loan.

                    “Mezz Cap Intercreditor Agreement”:  The intercreditor agreement related to the Mezz Cap Loan and the Mezz Cap Companion Loan.

                    “Mezz Cap Companion Loan”:  The Merchants Crossing Companion Loan.

                    “Mezz Cap Loan”:  The Merchants Crossing  Loan.

                    “Money Term”:  With respect to any Mortgage Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

                    “Moody’s”:  Moody’s Investors Service, Inc., or its successor in interest.  If Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                    “Mortgage”:  With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

                    “Mortgage Deferred Interest”:  With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any Distribution Date, the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

                    “Mortgage File”:  With respect to any Mortgage Loan, collectively the following documents:

          (i)          the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19”, or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

          (ii)         an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii)        an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv)        an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19”, or in blank;

          (v)        an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19”, or in blank;

          (vi)        originals or copies of any modification, consolidation, assumption and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

          (vii)       the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii)      any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19”, as assignee, or in blank;

(ix) an original or copy of (A) any Ground Lease and (B) any loan guaranty, indemnity, ground lessor estoppel or environmental insurance policy;

(x) any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

(xi) copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

(xii) copies of any management agreements and/or lock-box or cash management agreements relating to such Mortgage Loan;

(xiii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

(xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and applicable transfer or assignment documents;

          (xv)       with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided, that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided;

                     and provided that, whenever the term “Mortgage File” is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses (vi) and (ix) (solely with respect to any guaranty) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

                    “Mortgage Loan”:  Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.  As used herein, the term “Mortgage Loan” includes the related Mortgage Note, Mortgage, and other security documents contained in the related Mortgage File.  Unless otherwise indicated, as used in this Agreement, the term “Mortgage Loan” does not include any Companion Loan.

                    “Mortgage Loan Purchase Agreement”:  That certain mortgage loan purchase agreement, dated as of June 1, 2005 between the Depositor and Wachovia and relating to the transfer of the Wachovia Mortgage Loans to the Depositor.

                    “Mortgage Loan Schedule”:  The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format.  Such list shall set forth the following information with respect to each Mortgage Loan:

(i) the Mortgage Loan number;

(ii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

(iii) the Cut-Off Date Balance;

(iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

(v) the original Mortgage Rate;

(vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

(vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

(viii) the original and remaining amortization term;

(ix) whether the Mortgage Loan is secured by a Ground Lease;

(x) the Master Servicing Fee Rate;

(xi) whether such Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

(xii) the Mortgage Loan Seller;

(xiii) whether such Mortgage Loan is insured by an environmental policy;

(xiv) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan;

(xv) whether such Mortgage Loan is a Defeasance Loan;

(xvi) whether the Mortgage Loan is secured by a letter of credit;

(xvii) whether such Mortgage Loan is an Interest Reserve Loan;

(xviii) whether payments on such Mortgage Loan are made to a lock-box;

(xix) the amount of any Reserve Funds escrowed in respect of each Mortgage Loan;

(xx) the number of grace days after the Due Date until Periodic Payments incur late payment charges;

(xxi) the number of units or square feet related to the Mortgaged Property; and

(xxii) the applicable Loan Group to which such Mortgage Loan belongs.

                    “Mortgage Loan Seller”: Wachovia, or its respective successors in interest.

                    “Mortgage Note”:  The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                    “Mortgage Pool”:  Collectively, all of the Mortgage Loans and any successor REO Loans.

                    “Mortgage Rate”:  With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Loan the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding, provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued

(exclusive of Penalty Interest or Additional Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that, solely for the purposes of calculating the Pass-Through Rates, with respect to each Interest Reserve Loan, the Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Interest Reserve Amounts for such months (in each case unless such Due Date occurs in a January or February in which the final Distribution Date occurs), and (B) preceding the Due Date in March, and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, preceding the Due Date in such February or January, will be determined inclusive of the Interest Reserve Amounts for the immediately preceding February and, if applicable, January (including the Initial Interest Reserve Account Deposit); provided, further, that, if the Mortgage Rate of the related Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, solely for purposes of calculating the Pass-Through Rate, the Mortgage Rate for such Mortgage Loan shall be calculated without regard to such event.

                    “Mortgaged Property”:  The property subject to the lien of a Mortgage.

                    “Mortgagor”:  The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

                    “Net Aggregate Prepayment Interest Shortfall”:  With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.  For purposes of calculating the Prepayment Interest Shortfall with respect to the Co-Lender Loans (other than the Pari Passu Mortgage Loan), Prepayment Interest Shortfalls will be allocated first to the promissory note evidencing the related Subordinate Companion Loan(s) and second to the promissory note(s) evidencing the related Co-Lender Loan.  The portion of such shortfall allocated to each of the Co-Lender Loans, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.  For purposes of calculating the Prepayment Interest Shortfall with respect to the AmericasMart Mortgage Loan, such Prepayment Interest Shortfall shall be allocated pro rata between the promissory notes related to the AmericasMart Mortgage Loan and the Americas Mart Companion Loan.  The portion of such shortfall allocated to the AmericasMart Mortgage Loan, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

                    “Net Investment Earnings”:  With respect to (i) the Certificate Account, any Servicing Account, any Special Reserve Account, any Reserve Account or the REO Account (if any) for any Collection Period and (ii) the Distribution Account, the Interest Reserve Account, the Additional Interest Account, the Floating Rate Account and the Companion Distribution

Account (if any) for the related Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above in connection with the investment of such funds in accordance with Section 3.06.

                    “Net Investment Loss”:  With respect to (i) the Certificate Account, any Servicing Account, any Special Reserve Account, any Reserve Account or the REO Account (if any) for any Collection Period and (ii) the Distribution Account, the Interest Reserve Account, the Floating Rate Account, the Additional Interest Account and the Companion Distribution Account (if any) for the related Distribution Date, the amount by which the aggregate of all losses, if any, incurred during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above in connection with the investment of funds held in such accounts in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above on such funds.

                    “Net Mortgage Rate”: With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

                    “Net Operating Income or NOI”:  As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

                    “New Lease”:  Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I, including any lease renewed, modified or extended on behalf of such REMIC, if the Special Servicer has the right to renegotiate the terms of such lease.

                    “Nonrecoverable Advance”:  Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance; provided, that Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard or the standards applicable to the Trustee as set forth in the definitions of “Nonrecoverable P&I Advance” and “Nonrecoverable Servicing Advance” that such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of the related Mortgage Loan or REO Loan, or (b) has determined in accordance with the Servicing Standard or such other applicable standard that such Workout-Delayed Reimbursement Amounts, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable from the portion of Late Collections, Insurance Proceeds or Liquidation Proceeds in respect of the pool of the Mortgage Loans or REO Loans allocable to principal, or any other recovery on or in respect of the pool of Mortgage Loans or REO Loans allocable to principal.

                    “Nonrecoverable P&I Advance”:  Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan, any Pari Passu Companion Loan or any REO Loan by the Master Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or the standard of care set forth in Section 8.01(a) (with respect to the Trustee), as applicable, with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, REO Loan or Companion Loan; provided, that the Master Servicer will be permitted to conclusively rely upon any such nonrecoverability determination made by the Special Servicer.

                    “Nonrecoverable Servicing Advance”:  Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan, REO Loan or Companion Loan by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee, in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or the standard of care set forth in Section 8.01(a) (with respect to the Trustee), as applicable, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Property, as applicable; provided, that the Master Servicer will be permitted to conclusively rely upon any such nonrecoverability determination made by the Special Servicer.

                    “Non-Registered Certificate”:  Unless and until registered under the Securities Act, any Class X, Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Z, Class R-I or Class R-II Certificate.

                    “Non-United States Person”:  Any Person other than a United States Person.

                    “Oak Terrace Mortgage Loan”:  The certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 51.

                    “Officer’s Certificate”:  A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

                    “Opinion of Counsel”:  A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of the Grantor Trusts as a grantor trust; (c) compliance with the REMIC Provisions or the Grantor Trust Provisions or (d) the resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor, as applicable.

                    “Option Price”:  As defined in Section 3.18(c).

                    “Original Class Principal Balance”:  With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                    “Original Class X-C Notional Amount”:  $1,614,545,341.

                    “Original Class X-P Notional Amount”:  $1,555,784,000.

                    “Original Notional Amount”: The Original Class X-C Notional Amount or the Original Class X-P Notional Amount, as the context requires.

                    “OTS”:  The Office of Thrift Supervision or any successor thereto.

                    “Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                    “P&I Advance”:  As to any Mortgage Loan, Pari Passu Companion Loan or any REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a), (b) and (g).

                    “P&I Advance Date”: The Business Day immediately preceding each Distribution Date.

                    “Pari Passu Companion Loan”:  The AmericasMart Companion Loan.

                    “Pari Passu Mortgage Loan”:  The AmericasMart Loan.

                    “Pass-Through Rate”:  With respect to:

(i) the Class A-1 Certificates for any Distribution Date, 4.173% per annum;

(ii) the Class A-2 Certificates for any Distribution Date, 4.516% per annum;

(iii) the Class A-3 Certificates for any Distribution Date, 4.566% per annum;

(iv) the Class A-4 Certificates for any Distribution Date, 4.612% per annum;

(v) the Class A-5 Certificates for any Distribution Date, 4.661% per annum;

(vi) the Class A-PB Certificates for any Distribution Date, 4.621% per annum;

(vii) the Class A-6 Certificates for any Distribution Date, 4.699% per annum;

(viii) the Class A-1A Certificates for any Distribution Date, 4.653% per annum;

           (ix)        the Class A-FL Certificates (A) for any Distribution Date on which a Class A-FL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus0.26% and (B) for any Distribution Date on which a Class A-FL Distribution Conversion has occurred and is continuing, the lesser of (1) 4.697% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(x) the Class A-M Certificates for any Distribution Date, 4.750% per annum;

(xi) the Class A-J Certificates for any Distribution Date, 4.793% per annum;

(xii) the Class B Certificates for any Distribution Date, 4.892% per annum;

(xiii) the Class C Certificates for any Distribution Date 4.921% per annum;

(xiv) the Class D Certificates for any Distribution Date, the lesser of (1) 5.020% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xv) the Class E Certificates for any Distribution Date, the lesser of (1) 5.109% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xvi) the Class F Certificates for any Distribution Date, the Weighted Average Net Mortgage Rate for such date minus 0.01% for that date;

(xvii) the Class G Certificates for any Distribution Date, the Weighted Average Net Mortgage Rate for such date;

(xviii) the Class H Certificates for any Distribution Date, the Weighted Average Net Mortgage Rate for such date;

(xix) the Class J Certificates for any Distribution Date, the lesser of (1) 4.990% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xx) the Class K Certificates for any Distribution Date, the lesser of (1) 4.990% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xxi) the Class L Certificates for any Distribution Date, the lesser of (1) 4.990% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xxii) the Class M Certificates for any Distribution Date, the lesser of (1) 4.990% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xxiii) the Class N Certificates for any Distribution Date, the lesser of (1) 4.990% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xxiv) the Class O Certificates for any Distribution Date, the lesser of (1) 4.990% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

(xxv) the Class P Certificates for any Distribution Date, the lesser of (1) 4.990% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

           (xxvi)    the Class X-C Certificates (1) for the initial Distribution Date, 0.040% per annum, (2) for any subsequent Distribution Date, unless a Class X-C Pass Through Rate Reduction Period exists, the weighted average of the Class X-C Strip Rates for the respective Class X-C Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date) and (3) during any Class X-C Pass-Through Rate Reduction Period, the excess, if any, of (i) the weighted average of the Class X-C Strip Rates for the respective Class X-C Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date)minus (ii) the Class X-C Pass Through Rate Reduction Percentage; provided, however, that the Pass-Through Rate applicable to the Class X-C Certificates, in no circumstances shall be less than zero; and

           (xxvii)   the Class X-P Certificates for the initial Distribution Date, 0.579% per annum, and for any subsequent Distribution Date, the weighted average of the Class X-P Strip Rates for the respective Class X-P Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

                    “Paying Agent”:  The paying agent appointed pursuant to Section 8.16.  If no such paying agent has been appointed or if such paying agent has been so appointed but the Trustee has terminated such appointment, then the Trustee shall be the Paying Agent.

                    “Penalty Interest”:  With respect to any Mortgage Loan or Companion Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan or Companion Loan (or successor REO Loan) accrued at the related Mortgage Rate.

                    “Percentage Interest”:  With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class.  With respect to a Residual Certificate or Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                    “Periodic Payment”: With respect to any Mortgage Loan or Companion Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan or Companion Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20.

                    “Permitted Investments”:  Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

          (i)          direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided, such obligations are backed by the full faith and credit of the United States.  Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity.  Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii)        repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided, that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies.  In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable.  If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii)        certificates of deposit, time deposits, demand deposits and bankers’ acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies.  In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.  Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv)        commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies.  The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.  In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.  Interest may either be fixed or variable.  If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v)        units of money market funds that maintain a constant asset value and which are rated “AAAm” or “AAAm G” by S&P and which are rated in the highest applicable category by Fitch (if rated by Fitch) (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value.  In addition, its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi)        any other obligation or security that constitutes a “cash flow investment” within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, provided, however, in no event shall such other obligation or security be rated less than “AA/A-1” or “AA+/F1+” by S&P or Fitch, respectively;

provided, that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

                    “Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization, a Plan, a Disqualified Non-United States Person or a United States Person with respect to whom income on the Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.

                    “Person”:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    “Plan”:  As defined in Section 5.02(c).

                    “Plurality Residual Certificateholder”:  As to any taxable year of (i) REMIC I or (ii) REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

                    “Prepayment Assumption”:  For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

                    “Prepayment Interest Excess”:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan’s Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee, and if applicable, the Additional Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

                    “Prepayment Interest Shortfall”:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

                    “Prepayment Premium”:  Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

                    “Primary Collateral”: With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Loan.

                    “Prime Rate”:  The “prime rate” published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time.  If The Wall Street Journal ceases to publish the “prime rate,” then the Master Servicer shall select an equivalent publication that publishes such “prime rate”; and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index.  In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

                    “Principal Distribution Amount”:  With respect to any Distribution Date, the aggregate of the following:

                    (a)          the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously received or advanced with respect to a Distribution Date prior to the related Collection Period;

                    (b)          the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

                    (c)          with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), in each case net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                    (d)          the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the related Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                    (e)          with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

                    (f)          with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans , in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                    (g)          if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01;

                    (h)          any amounts that were used to reimburse Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Loans pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan with respect to the Distribution Date related to the period in which such recovery occurs;

                    (i)          any amounts that were used to reimburse Workout-Delayed Reimbursement Amounts (including interest on such Workout-Delayed Reimbursement Amounts) from principal collections on the Mortgage Loans pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan with respect to the Distribution Date related to the period in which such recovery occurs, less;

                    (j)          the amount of any reimbursements of (i) Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Mortgage Loans pursuant to Section 3.05(a) hereof with respect to such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts (including interest on such Workout-Delayed Reimbursement Amounts) that are paid or reimbursed from principal collections on the Mortgage Loans pursuant to Section 3.05(a) hereof with respect to such Distribution Date, in each case where such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date.

                    “Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan that is received in advance of its scheduled Due Date; provided, that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                    “Privileged Person”:  Any Certificateholder, Certificate Owner, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein, any Rating Agency, the Mortgage Loan Seller, any Companion Holders, any party hereto, any Underwriter or any designee of the Depositor; provided, that no Certificate Owner or prospective transferee of a Certificate or interest therein shall be considered a “Privileged Person” or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit K-1 or Exhibit K-2, as applicable which certification is available on the Trustee’s Internet Website.

                    “Proposed Plan”:  As defined in Section 3.17(a)(iii).

                     “Prospectus”:  The prospectus dated June 22, 2005 as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

                     “Prospectus Supplement”: The final prospectus supplement dated June 22, 2005 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

                     “PTE 95-60”:  As defined in Section 5.02(c).

                     “Purchase Option”:  As defined in Section 3.18(c).

                     “Purchase Option Notice”:  As defined in Section 3.18(e).

                     “Purchase Price”:  With respect to any Mortgage Loan (or REO Loan) to be purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer as described in Section 3.18(c), 3.18(d) or 3.18(e), or by the Depositor, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer pursuant to Section 9.01, a cash price equal to the outstanding principal balance of such Mortgage Loan (or REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances made with respect to such Mortgage Loan, (b) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (c) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund, in connection with any such purchase by the Mortgage Loan Seller (to the extent not included in clause (b) above) and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Mortgage Loan or the related Mortgaged Property from a source other than the Trust Fund), or in the case of any Loan Pair, the purchase price specified in the related Intercreditor Agreement; provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

                     “Qualified Bidder”:  As defined in Section 7.01(c).

                     “Qualified Institutional Buyer”:  A qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

                     “Qualified Insurer”:  An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least “A” by S&P and “A” by Fitch (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) (or, for purposes of general liability insurance only at least “A-” by two nationally recognized statistical rating organizations (which may include S&P)), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate but in no event lower than “A” by S&P and “A-” by Fitch, or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

                     “Qualified Substitute Mortgage Loan”:  A mortgage loan which must, on the date of substitution:  (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan and a current Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the current Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan; (x)  be determined by an Opinion of Counsel (at the Mortgage Loan Seller’s expense) to be a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating

Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I or REMIC II or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined  by an Opinion of Counsel (at the Mortgage Loan Seller’s expense) and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no individual Mortgage Loan shall have a Net Mortgage Rate that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates bearing a fixed rate.  When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.  No substitutions will be permitted for the AmericasMart Loan.

                     “Rated Final Distribution Date”:  The Distribution Date in May 2044, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term (without regard to the related Stated Maturity Date).

                     “Rating Agency”:  Each of S&P and Fitch.  If the AmericasMart Companion Loan is subsequently transferred into a securitization where the certificates backed by the AmericasMart Companion Loan are rated by Moody’s, “Rating Agency” with respect to the AmericasMart Companion Loan shall include Moody’s.  In addition, at such time sections in this Agreement which expressly reference S&P and Fitch shall include Moody’s and Moody’s equivalent ratings, as applicable.

                     “Rating Agency Trigger Event”:  The reduction of the Swap Counterparty’s long-term ratings below “A+” by S&P or “A+” by Fitch.

                     “Realized Loss”:  With respect to:  (1) each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes default interest in excess of the Mortgage Rate, Additional

Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unreimbursed Servicing Advances and any unreimbursed interest on any Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); and (4) each Mortgage Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances (including interest on such Nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to Section 3.05(a) hereof.

                     “Record Date”:  With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                     “Registered Certificate”:  Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-FL, Class A-M, Class A-J, Class B, Class C or Class D Certificate.

                     “Regular Certificate”:  Any REMIC II Certificate other than a Class R-II Certificate.

                     “Reimbursement Rate”:  The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

                     “REMIC”:  A “real estate mortgage investment conduit” as defined in Section 860D of the Code.

                    “REMIC Administrator”:  The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

                     “REMIC I”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of:  (i) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding all Additional Interest on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts held from time to time with respect to a Mortgage Loan in the Interest Reserve Account, the Certificate Account, the Distribution Account, the Gain-on-Sale Reserve Account and any REO Account; (iii) any REO Property acquired in respect of a Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 9, 11, 12, 13, 14, 16, 17, 18 and 19 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loans; (v) the rights of the mortgagee under all Insurance Policies with respect to such Mortgage Loans, in each of the foregoing clauses exclusive of the interest of the holder of a Companion Loan therein; and (vi) the Component Loan Regular Interests  At no time shall the assets of REMIC I include the obligation of the Class X-C Certificates to make any Swap Counterparty Special Payment.

                     “REMIC I Pass-Through Rate”:  As set forth in the Preliminary Statement.

                     “REMIC I Principal Balance”:  The principal amount of any REMIC I Regular Interest outstanding as of any date of determination.  As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the original REMIC I Principal Balance of the Corresponding Certificates as set forth in the Preliminary Statement hereto.  On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(e), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b) and shall be increased on such Distribution Date by Certificate Deferred Interest deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(d).

                     “REMIC I Regular Interest”:  Any of the separate uncertificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I: held as an asset of REMIC II and having the original REMIC I Principal Balance and REMIC I Pass-Through Rate as described in the Preliminary Statement hereto.

                     “REMIC II”:  The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.10, with respect to which a separate REMIC election is to be made.  At no time shall the assets of REMIC II include the obligation of the Class X-C Certificates to make any Swap Counterparty Special Payment.

                     “REMIC II Certificate”:  Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class X-C, Class X-P, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class R-II Certificate.

                     “REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                    “Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                     “REO Account”:  A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled “Clarion Partners, LLC, as Special Servicer, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19.”

                     “REO Acquisition”:  The acquisition of any REO Property by the Trust Fund pursuant to Section 3.09.

                     “REO Disposition”:  The sale or other disposition of any REO Property pursuant to Section 3.18(h).

                     “REO Extension”:  As defined in Section 3.16(a).

                     “REO Loan”:  The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property.  Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of REMIC I and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund).  Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan (or, if applicable, Companion Loan) as of the date of the related REO Acquisition.  All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan.  In addition, Nonrecoverable Advances and Unliquidated Advances (including interest on such Nonrecoverable Advances and Unliquidated Advances) with respect to such REO Loan that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made.  Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer or the Trustee for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer or the Trustee for Advances as provided in this Agreement) shall be treated:  first, as a recovery of

Nonrecoverable Advances and Unliquidated Advances (including interest on such Nonrecoverable Advances or Unliquidated Advances) with respect to such REO Loan, in each case that relate to Advances that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order.  Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

                     “REO Property”:  A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (subject to the related Intercreditor Agreement with respect to a Mortgaged Property securing a Loan Pair) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                     “REO Revenues”:  All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                     “REO Tax”:  As defined in Section 3.17(a)(i).

                     “Request for Release”:  A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

                     “Required Appraisal”:  With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer.

                     “Required Appraisal Date”: With respect to any Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses (i) through (vi) of the first paragraph of the definition of Required Appraisal Mortgage Loan occurs.

                     “Required Appraisal Mortgage Loan”:  Each Mortgage Loan and the AmericasMart Companion Loan (i) that is sixty (60) days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding, (vi) with respect to which any Balloon Payment on such Mortgage Loan and the AmericasMart Companion Loan has not been paid by its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the Stated Maturity Date, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan and the AmericasMart  Companion Loan within 120 days after the Due Date of such Balloon Payment (provided, that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan and the AmericasMart Companion Loan will immediately become a Required Appraisal Mortgage Loan) or (vii) that is outstanding 60 days after the third anniversary of an extension of its Stated Maturity Date; provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan;

                    (a)          with respect to the circumstances described in clauses (i) and (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan and the AmericasMart Companion Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

                    (b)          with respect to the circumstances described in clauses (iv), (v) and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan and the AmericasMart Companion Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

                    “Required Appraisal Value”:  An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses and any other downward adjustments the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer may deem appropriate) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable, and provided, further, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

                    “Reserve Account”:  The account or accounts created and maintained pursuant to Section 3.03(f).

                    “Reserve Funds”:  With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect  to the related Mortgaged Property.

                    “Residual Certificate”:  A Class R-I Certificate or Class R-II Certificate.

                    “Responsible Officer”:  When used with respect to (i) the initial Trustee, any officer or assistant officer in the Corporate Trust Office of the initial Trustee, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer’s knowledge of and familiarity with the particular subject.

                     “Restricted Servicer Reports”:  Each of the CMSA Servicer Watchlist, CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report.  If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

                     “S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                     “Sarbanes-Oxley Act”:  The Sarbanes-Oxley Act of 2002.

                     “Scheduled Payment”:  With respect to any Mortgage Loan, for any Due Date following the Cut-Off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

                     “Securities Act”:  The Securities Act of 1933, as amended.

                     “Senior Certificate”:  Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, or Class X Certificate.

                    “Sequential Pay Certificates”: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

                     “Servicer Fee Amount”:  With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan.  With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

                     “Servicer Reports”:  Any of the Restricted Servicer Reports, the Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Financial File, CMSA Property File, the CMSA Advance Recovery Report and a report reconciling Penalty Interest and late payment charges collected with interest on Advances and Additional Trust Fund Expenses.

                     “Servicing Account”:  The account or accounts created and maintained pursuant to Section 3.03(a).

                     “Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred by or on behalf of the Master Servicer, the Special Servicer or the Trustee in connection with the servicing of a Mortgage Loan or a Companion Loan, or in connection with the administration of any related REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any “forced placed” insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through (v) of the definition of “Liquidation Proceeds,” (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any such REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the REO Account) and Section 3.20(h) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b).  Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

                     “Servicing Fees”:  With respect to each Mortgage Loan, Companion Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

                     “Servicing File”:  Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Mortgage Loan or Companion Loan which are reasonably required for the ongoing administration of the Mortgage Loan and the Companion Loan, including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance (O&M) plans, financial statements, leases, rent rolls and tenant estoppels.

                    “Servicing Officer”:  Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

                     “Servicing-Released Bid”: As defined in Section 7.01(c).

                     “Servicing-Retained Bid”:  As defined in Section 7.01(c).

                     “Servicing Standard”:  With respect to the Master Servicer or the Special Servicer, as applicable, the servicing and administration of the Mortgage Loans and the Companion Loans, for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Loan Pair is involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the related Companion Holders and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Co-Lender Loans and the Pari Passu Companion Loan is pari passu in right of payment with the related Pari Passu Mortgage Loan, in each case to the extent set forth in the related Intercreditor Agreement), (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, the Mortgage Loan Seller or any other party to the transaction or any Affiliate thereof; (ii) the ownership of any Certificate or Companion Loan (or other interests in any Mortgage Loan or Companion Loan Securities) by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as the Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate of such Mortgagor and (d) in accordance with the terms of the Mortgage Loans, this Agreement and applicable law.

                    “Servicing Transfer Event”:  With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of “Specially Serviced Mortgage Loan”.

                     “Similar Law”:  As defined in Section 5.02(c).

                     “Single Certificate”:  For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

                     “Special Reserve Account”:  As used herein, the Trustee may create a segregated custodial account or accounts pursuant to Section 2.02(d) in trust for the Certificateholders, which shall be entitled “Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19 and [name of party providing the funds]”.  Any such account will be an Eligible Account.

                     “Special Servicer”:  Clarion Partners, LLC, or any successor special servicer appointed as herein provided.

                    “Special Servicing Fee”:  With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                     “Special Servicing Fee Rate”:  With respect to each Specially Serviced Mortgage Loan and each REO Loan, the greater of (i) 0.35% per annum or (ii) $4,000.00 per month.

                     “Specially Serviced Mortgage Loan”:  Any Mortgage Loan or Companion Loan as to which any of the following events have occurred:

                     (a)          the related Mortgagor shall have (i) failed to make when due any Balloon Payment; unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan or Companion Loan within 120 days after the due date of such Balloon Payment (provided, that if such refinancing does not occur or such refinancing commitment is terminated during such time specified in the commitment, the related Mortgage Loan will immediately become a Specially Serviced Mortgage Loan); or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days, unless, with respect to any Co-Lender Loan, the related Companion Holder effects a cure in accordance with the related Intercreditor Agreement; or

                     (c)          the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined (with written notice of any such determination by the Special Servicer to be promptly given by the Special Servicer to the Master Servicer) in its good faith reasonable judgment, and in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

                     (d)          there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined (with written notice of any such determination by the Special Servicer to be promptly given by the Special Servicer to the Master Servicer), in its good faith and reasonable judgment, and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan, or otherwise materially adversely affects the interests of Certificateholders and if applicable, holders of the related Companion Loans, as a collective whole, and is likely to continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided, that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the Special Servicer with the consent of the Controlling Class Representative determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

                     (e)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided, that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees shall be payable); or

                    (f)          the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                     (g)          the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                    (h)          the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Companion Loan shall be deemed to be a Specially Serviced Mortgage Loan if the related Co-Lender Loan becomes a Specially Serviced Mortgage Loan and a Co-Lender Loan shall be deemed to be a Specially Serviced Mortgage Loan if the related Companion Loan becomes a Specially Serviced Mortgage Loan; provided, further, however that a Mortgage Loan or Companion Loan will cease to be a Specially Serviced Mortgage Loan:

          (i)          with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan or Companion Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii)         with respect to the circumstances described in clauses (b), (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

(iii) with respect to the circumstances described in clause (c) and (g) above, when such default is cured; and

(iv) with respect to the circumstances described in clause (h) above, when such proceedings are terminated;

                    so long as at that time no circumstance identified in clauses (a) through (h) above exists that would cause the Mortgage Loan (or, with respect to a Co-Lender Loan, the related Companion Loan, or, with respect to a Companion Loan, the related Co-Lender Loan) to continue to be characterized as a Specially Serviced Mortgage Loan and provided, no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

                    “Startup Day”:  With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

                    “State and Local Taxes”:  Taxes imposed by the States of New York, Minnesota and North Carolina and by any other state or local taxing authorities, provided, that such states and such other state and local taxing authorities, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

                    “Stated Maturity Date”:  With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing

Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                    “Stated Principal Balance”:  With respect to any Mortgage Loan, as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-Off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

          (i)          the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-Off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the Master Servicer or the Trustee and distributed to Certificateholders on or before such date of determination;

          (ii)         all Principal Prepayments received with respect to such Mortgage Loan after the Cut-Off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iii)        the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-Off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

(iv) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period; and

          (v)        any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Distribution Date.

                    With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition minus (y) the sum of:

          (A)          the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition to the extent distributed to Certificateholders on or before such date of determination; and

          (B)          the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

                    A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.  In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable Advances pursuant to Section 3.05(a)(vii) hereof and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) (which Workout-Delayed Reimbursement Amounts, so long as they are not Nonrecoverable Advances, are only reimbursable from principal collections on the Mortgage Pool as set forth in this Agreement) hereof and such amount has not been included as part of the Principal Distribution Amount, such amount shall nevertheless be deemed to be part of the Principal Distribution Amount for purposes of clauses (i), (ii) and (iii) above.  Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

                    With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

                     “Subordinate Companion Holder”:  The holders of any Subordinate Companion Loans.

                     “Subordinate Companion Loan”:  Each of the 240 West 40th Street Companion Loan, the Centennial Tower Companion Loan, the Merchants Crossing Companion Loan and the Courtyard Marriott -- Miami Beach, FL Companion Loan.

                     “Subordinated Certificate”:  Any Class A-FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I or Class R-II Certificate.

                     “Sub-Servicer”:  Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                     “Sub-Servicing Agreement”:  The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                     “Substitution Shortfall Amount”:  With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.  In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

                     “Successful Bidder”:  As defined in Section 7.01(c).

                     “Swap Contract”:  The 1992 ISDA Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of June 30, 2005, by and among the Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with this Agreement.

                     “Swap Counterparty”:  Wachovia Bank, National Association, a national banking association, acting in such capacity or its successor in interest or any Swap Counterparty under a replacement Swap Contract.

                     “Swap Counterparty Special Payment”:  The Special Payment Amount as defined in the Swap Contract and as calculated by the Paying Agent in accordance with the Swap Contract.

                     “Swap Default”:  Any failure on the part of the Swap Counterparty to (i) make a required payment under the Swap Contract, as and when due thereunder, or (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event has occurred as required by Part 1, paragraph (k) of the Schedule of the Master Agreement in the related Swap Contract or any early termination date as designated under the Swap Contract.

                     “Swap Termination Fees”:  Any fees, costs or expenses payable by the Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Contract or liquidation of the Swap Contract, in accordance with the terms of the Swap Contract.

                     “Tax Matters Person”:  With respect to each of REMIC I and REMIC II, the Person designated as the “tax matters person” of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

                     “Tax Returns”:  The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trusts due to their classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

                     “Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                     “Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                     “Transferor”:  Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                     “Trust Fund”:  Collectively, (i) all of the assets of each of REMIC I and REMIC II, and (ii) the Additional Interest Grantor Trust Assets and the A-FL Grantor Trust Assets.

                     “Trustee”:  Wells Fargo Bank, N.A., its successor in interest, or any successor trustee appointed as herein provided.

                     “Trustee Fee”:  With respect to each Mortgage Loan and REO Loan for any Distribution Date, an amount equal to one month’s interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

                     “Trustee Fee Rate”:  0.00153% per annum.

                     “UCC”:  The Uniform Commercial Code in effect in the applicable jurisdiction.

                     “UCC Financing Statement”:  A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                     “Underwriter”:  Each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Credit Suisse First Boston LLC, or in each case, its successor in interest.

                     “United States Person”:  A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Persons).

                     “Unliquidated Advance”:  Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

                    “Unrestricted Servicer Reports”:  Each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report, CMSA REO Status Report and the CMSA Advance Recovery Report.

                     “USAP”:  The Uniform Single Attestation Program for Mortgage Bankers.

                     “Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, and Class P Certificates in proportion to the respective Class Principal Balances of their Certificates (which proportion shall be calculated as equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the related Class of Certificates (adjusted as provided in the immediately succeeding provisos) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates referenced above, determined as of the Distribution Date immediately preceding such time); provided, that solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder.  Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates (allocated, pro rata, between the Class X-C and Class X-P Certificates based upon their Notional Amounts).  The Class Z and the Residual Certificates shall have no voting rights.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates.  In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

                     “Wachovia”:  Wachovia Bank, National Association or its successor in interest.

                     “Wachovia Mortgage Loans”: Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

                     “Weighted Average Net Mortgage Rate”:  With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Rates applicable to the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date.

                    “Workout-Delayed Reimbursement Amounts”:  With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and any interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and any interest thereon) becomes an obligation of the Mortgagor to pay such amount over a period of time rather than immediately or on the next Due Date under the terms of the modified loan documents

                     “Workout Fee”:  With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                     “Workout Fee Rate”:  With respect to each Corrected Mortgage Loan, 1.0%.

                     “Yield Maintenance Charge”:  Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment.  Any other prepayment premiums, penalties and fees not so calculated will not be considered “Yield Maintenance Charges.”  In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan.  Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.  The monthly compounded nominal yield (“MEY”) is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+”BEY”/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised.  For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .056/2)^0.16667}-1) where 0.056 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power.  The MEY in the above calculation is 5.44%.

ARTICLE II.

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01.     Conveyance of Mortgage Loans.

                    (a)          The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 9, 11, 12, 13, 14, 16, 17, 18 and 19 of the Mortgage Loan Purchase Agreement, and (iii) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date.  The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

                    (b)          In connection with the Depositor’s assignment pursuant to Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned and the Servicing File to the Master Servicer.  The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan, which will not be at the expense of the Special Servicer) at the expense of the Special Servicer.  None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

                    (c)          If the Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of “Mortgage File,” with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided, that a photocopy of such non-delivered document or instrument (certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder’s office such original or photocopy).  If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of “Mortgage File”, with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided, that a photocopy of such non-delivered document or instrument (with evidence of recording thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

                    If, on the Closing Date as to any Mortgage Loan, the Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of “Mortgage File”, the Mortgage Loan Seller may provisionally satisfy the delivery requirements of the Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided, that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

                     (d)          The Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each Mortgage Loan promptly (and in any event within 90 days following the latest of (i) the Closing Date, (ii) the delivery of all assignments and UCC Financing Statements to the Trustee and (iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording and filing information required for the recording or filing of such assignments and UCC Financing Statements) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv)(a), (b) and (c), respectively, of the definition of “Mortgage File” and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of “Mortgage File.”  The Mortgage Loan Seller shall reimburse the Trustee for all reasonable costs and expenses incurred for recording any documents described in clause (iv)(c) of the definition of “Mortgage File.”  Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.  Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee’s receipt thereof, to the extent not previously provided.

                     (e)          All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Seller (except attorney client privileged communications and internal correspondence and credit analysis of the Mortgage Loan Seller) that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer.

                     (f)          In connection with the Depositor’s assignment pursuant to Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

          Section 2.02.     Acceptance of the Trust Fund by Trustee.

                    (a)          The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor’s assignment to it of the Depositor’s right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of “Mortgage File” and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of the Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Loan Pair, any present or future Companion Holders.  The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of “Mortgage File,” each of the original executed Mortgage Notes (or lost note affidavit), the Mortgage (or an executed copy thereof), the lender’s title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company), a copy of any related Ground Leases, the original (or copy if the original has been delivered to the Master Servicer) of any related letters of credit (and the related transfer or assignment documents, if applicable), as described in clauses (i), (ii), (vii), (ix)(a) and (xiii), respectively, of the definition of Mortgage File are in its possession.

                    With respect to the schedule of exceptions described in the preceding paragraph, within fifteen (15) Business Days (or, in the Controlling Class Representative’s reasonable discretion, thirty (30) Business Days) of the Closing Date, with respect to the documents specified in clauses (i), (ii), (vii), (ix) (solely with respect to Ground Leases) and (xiii) of the definition of Mortgage File, the Mortgage Loan Seller shall cure any material exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c)).  If such exception is not so cured, the Mortgage Loan Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xiii) of the definition of “Mortgage File”, deposit with the Trustee (who shall promptly notify the Master Servicer thereof) an amount, to be held in a Special Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the Mortgage Loan Seller may deliver to the Trustee, with a certified copy to the Master Servicer, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan.  Any letter of credit or funds deposited pursuant to clauses (2) and (3) shall be held pursuant to the Mortgage Loan Purchase Agreement by the Trustee until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Mortgage Loan Seller and (y) thirty (30) Business Days or, if the Controlling Class Representative extends the Cure Period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain such funds on deposit in the related Special Reserve Account, or (B) in the case of clause (3), the Mortgage Loan Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or the Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan.  Any funds or letters of credit deposited pursuant to clauses (2) or (3) shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions, and the Mortgage Loan Seller shall be treated (for all Federal tax purposes) as the beneficial owner thereof (and any amounts reimbursed by REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

                    (b)          In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date), and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, the Mortgage Loan Seller or the Majority Subordinate Certificateholder, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller (with copies to the Majority Subordinate Certificateholder) that, with respect to each Mortgage Loan (and with respect to a Companion Loan, only those items required pursuant to the definition of “Mortgage File”) listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of “Mortgage File,” all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi), (viii), (ix)(a) and (xii) through (xiv) of the definition of “Mortgage File” are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of “Mortgage Loan Schedule” is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xv) of the definition of Mortgage File are in its possession.  Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(b) and for purposes of determining (subject to the proviso at the end of this sentence) where to file UCC Financing Statements, that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements filed in the county of the state where the related Mortgaged Property is located, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the Mortgage Loan Seller.  The UCC Financing Statements to be assigned to the Trust Fund pursuant to Section 2.01(d) will be delivered by the Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC.  The Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

                    (c)          None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                    (d)          The Trustee may establish a Special Reserve Account which shall be an Eligible Account, and the Trustee or its designee shall deposit any amount required to be deposited in a Special Reserve Account within one Business Day of receipt.  The Mortgage Loan Seller may direct the Trustee to invest or cause the investment of the funds deposited in the Special Reserve Account in Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next P&I Advance Date.  The Trustee shall act upon the written instructions of the Mortgage Loan Seller with respect to the investment of the funds in the Special Reserve Account in such Permitted Investments, provided, that in the absence of appropriate and timely written instructions from the Mortgage Loan Seller, the Trustee shall not have any obligation to invest or direct the investment funds in such Special Reserve Account.  All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Mortgage Loan Seller and shall be withdrawn by the Trustee or its designees and remitted to the Mortgage Loan Seller on each P&I Advance Date (net of any losses incurred), and the Mortgage Loan Seller shall remit to the Trustee from the Mortgage Loan Seller’s own funds for deposit into such Special Reserve Account the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the Trustee, provided, that the Mortgage Loan Seller shall not be required to deposit any loss on an investment of funds in the Special Reserve Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Special Reserve Account, provided, that such depository institution is not the Mortgage Loan Seller or an affiliate of the Mortgage Loan Seller.  The Special Reserve Account shall be considered an “outside reserve fund” within the meaning of the REMIC Provisions, and such Special Reserve Account (or any reimbursement from REMIC I or REMIC II with respect thereto) will be beneficially owned by the Mortgage Loan Seller, who shall be taxable on all income, if any, with respect thereto.

                    (e)          With respect to exceptions related to clause (xiii) of the definition of “Mortgage File” and any cash or substitute letters of credit held by the Trustee in the Special Reserve Account from time to time, if circumstances arise in servicing the related Mortgage Loan such that the Master Servicer or Special Servicer, as the case may be, is entitled to draw upon the undelivered letter of credit, the Master Servicer or Special Servicer, as the case may be, shall present an Officer’s Certificate to the Trustee requesting that the cash or substitute letter of credit held in the Special Reserve Account, be remitted or released, as the case may be, and the Trustee shall remit such cash or release such substitute letter of credit within one (1) Business Day of receipt of such Officer’s Certificate.  Upon release of any substitute letter of credit to the Master Servicer or Special Servicer, the Trustee shall no longer be responsible for such letter of credit.

          Section 2.03.     Mortgage Loan Seller’s Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

                    (a)          If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each a “Document Defect”), or discovers or receives notice of a breach of any representation or warranty relating to any

Mortgage Loan set forth in the Mortgage Loan Purchase Agreement (a “Breach”), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Subordinate Certificateholder and to the Rating Agencies of such Document Defect or Breach.  Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Subordinate Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan, the interest of the Trust therein or the interests of any Certificateholder, such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master Servicer, and with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall request in writing (with a copy to the other parties hereto, the Majority Subordinate Certificateholder, the Rating Agencies and the Controlling Class Representative (if different from the Majority Subordinate Certificateholder) that the Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the Mortgage Loan Purchase Agreement, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the AmericasMart Loan for which no substitution will be permitted) for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured, but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a “qualified mortgage” within the meaning of the REMIC Provisions, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan); and provided, further, with respect to such additional ninety (90) day period the Mortgage Loan Seller shall have delivered an Officer’s Certificate to the Trustee setting forth what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any letter of credit, franchise agreement or any comfort letter and comfort letter transfer documents (collectively, the “Material Core Documents”)) shall be considered to materially and adversely affect the interests of any Certificateholder, the interest of the Trust therein or the value of the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligations.

For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the Mortgage Loan Seller shall provide the Officer’s Certificate pursuant to Section 3(c) of the Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this Section 2.03.  If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired.  Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

                    If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein.  In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.  Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents.  All other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof unless a modification is otherwise contemplated in the Mortgage Loan Purchase Agreements.

                    With respect to any Crossed Loan, to the extent that the Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the Mortgage Loan Seller and the Depositor will, as set forth in the Mortgage Loan Purchase Agreement (any expenses incurred by the Trustee or the Master Servicer in connection with any modification or accommodation referred to in the Mortgage Loan Purchase Agreement (including but not limited to reasonable attorney fees) shall be paid by the Mortgage Loan Seller), forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee.  However, such forbearance shall only continue until the Loan Documents related to such Crossed Loans can be modified in a manner compliant with the Mortgage Loan Purchase Agreement including, without limitation, obtaining a REMIC opinion at the expense of the Mortgage Loan Seller.

                     (b)          In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release.  Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s).  The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so.  The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the Mortgage Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

                     (c)          No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month.  Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I.  Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the Mortgage Loan Seller promptly following receipt.

                    (d)          The Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

                    (e)          The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Seller under Section 3 of the Mortgage Loan Purchase Agreement.

                    (f)          Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of the Mortgage Loan Purchase Agreement, then the Master Servicer shall (and the Special Servicer may) direct the Mortgage Loan Seller in writing to wire transfer to the Certificate Account, within 90 days of the Mortgage Loan Seller’s receipt of such direction, the amount of any such costs and expenses borne by the Trust Fund that are the basis of such Breach.  Upon its making such deposit, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects.  Provided such payment is made in full, this paragraph describes the sole remedy available to the Certificateholders, the Master Servicer, the Special Servicer, and the Trustee on their behalf regarding any such Breach and the Mortgage Loan Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.  Amounts deposited in the Certificate Account pursuant to this paragraph shall be used for the reimbursement or payment of costs related to such Breach.

          Section 2.04.     Representations and Warranties of Depositor.

                    (a)          The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

(i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina;

          (ii)         The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor’s certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

          (iii)        The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

          (iv)        This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v)        The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

          (vi)        The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

          (vii)       No litigation is pending or, to the best of the Depositor’s knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

          (viii)      Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto; and

(ix) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

                    (b)          The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence.  Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

          Section 2.05.     Conveyance of Mortgage Loans; Acceptance of REMIC I and Grantor Trusts by Trustee.

                    The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to (a) the Mortgage Loans (other than any Additional Interest related thereto), and the other property comprising REMIC I to the Trustee for the benefit of the Holders of the Class R-I Certificates (in respect of the residual interest in REMIC I) and REMIC II as the holder of the REMIC I Regular Interests, (b) the Additional Interest and the other property comprising the Additional Interest Grantor Trust to the Trustee for the benefit of the Holders of the Class Z Certificates and (c) the Class A-FL Regular Interest, the Swap Contract, the Floating Rate Account and proceeds thereof comprising the A-FL Grantor Trust for the benefit of the Holders of the Class A-FL Certificates.  The Trustee acknowledges the assignment to it of the Mortgage Loans and the other property comprising REMIC I, the Additional Interest Grantor Trust and the A-FL Grantor Trust, and declares that it holds and will hold the same in trust for the exclusive use and benefit of REMIC II as the holder of the REMIC I Regular Interests and present and future holders of the Certificates (other than the Class Z and Class A-FL Certificates) and, the Additional Interest Grantor Trust for the benefit of the Holders of the Class Z Certificates and, the A-FL Grantor Trust for the benefit of the Holders of the Class A-FL Certificates.

          Section 2.06.     Issuance of the REMIC I Regular Interests; Execution, Authentication and Delivery of Class R-I Certificates.

                    Concurrently with the assignment to the Trustee of the Mortgage Loans (other than any Additional Interest related thereto) and in exchange therefor, the Trustee acknowledges the issuance of the REMIC I Regular Interests, to or upon the order of the Depositor and, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates and the Trustee acknowledges the issuance of the Class A-FL Regular Interest, acknowledges that it has executed the Swap Contract and that it holds the Class A-FL Regular Interest and the Swap Contract on behalf of the holder of the Class A-FL Certificates.

          Section 2.07.     Execution, Authentication and Delivery of Class A-FL Certificates.

                    Concurrently with the assignment to the Trustee of the Class A-FL Regular Interest, the Swap Contract, the Floating Rate Account and proceeds thereof, and in exchange therefore, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, delivered to or upon the order of the Depositor, the Class A-FL Certificates.

          Section 2.08.     Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

                    The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates.  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

          Section 2.09.     Execution, Authentication and Delivery of REMIC II Certificates.

                    Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an affiliate of the Depositor, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II.  The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

          Section 2.10.     Execution, Authentication and Delivery of Class Z Certificates.

                    Concurrently with the assignment to the Trustee of the Additional Interest related to the Mortgage Loans and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Z Certificates.

ARTICLE III.

ADMINISTRATION AND SERVICING OF THE TRUST FUND

          Section 3.01.   Administration of the Mortgage Loans.

                    (a)          Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and the Companion Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders and in the case of the Companion Loans, the related Companion Holder, in accordance with any and all applicable laws, the terms of this Agreement (and, with respect to a Loan Pair, the related Intercreditor Agreement), the terms of the respective Mortgage Loans, and, if applicable, the Companion Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard.  With respect to any Loan Pair, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the Intercreditor Agreement will control; provided, in no event shall the Master Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause such servicer to violate the Servicing Standard or the REMIC Provisions.  Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans and the Companion Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan, and REO Property and shall render such services with respect to all Mortgage Loans, Companion Loans and REO Properties as are specifically provided for herein; provided, that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder; provided, further, that the Special Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Master Servicer to provide sufficient information to the extent required herein to the Special Servicer to comply with such duties or failure by the Master Servicer to otherwise comply with its obligations hereunder.  All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

                    (b)          Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.  Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans and Companion Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Intercreditor Agreement, the Companion Holders to execute and deliver, on behalf of the Certificateholders, the Companion Holders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(h).  Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer; provided, further, that, the Master Servicer and the Special Servicer shall not, without the Trustee’s written consent, (A) initiate any action in the Trustee’s name without indicating the Master Servicer’s or Special Servicer’s representative capacity or (B) cause the Trustee to be registered to do business in any state.

                    (c)          The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.  Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

                    (d)          Notwithstanding anything herein to the contrary, in no event shall the Master Servicer make a Servicing Advance with respect to any Companion Loan to the extent the related Co-Lender Loan has been paid in full or is no longer included in the Trust Fund.

                    (e)          Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding Co-Lender Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement remain due and owing; provided, however, if any Companion Loan is securitized, the Master Servicer’s servicing obligations and duties with respect to such Companion Loan shall be limited to those obligations and duties described in the related Intercreditor Agreement and this Agreement.

          Section 3.02.    Collection of Mortgage Loan Payments.

                    (a)          Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans and Companion Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, that nothing herein shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of collectability; and provided, further that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents.  Consistent with the foregoing and subject to Section 3.20, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan or Companion Loan.

                    (b)          All amounts collected in respect of any Mortgage Loan or Companion Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to a Loan Pair, the related Intercreditor Agreement) or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this Agreement:  first, as a recovery of any related and unreimbursed Advances (including Workout Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer) plus unreimbursed interest accrued thereon; second, as a recovery of Nonrecoverable Advances or Unliquidated Advances (including interest on such Nonrecoverable Advance or Unliquidated Advances), in each case, that were paid from collections on the Mortgage Loans (allocable to principal) and resulted in principal from the Mortgage Pool distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the Master Servicer or the Special Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest.  All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied:  first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest.  No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected.  Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.  The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xv) of Section 3.05(a) from amounts so applied.

                    (c)          Within 60 days after the later of (i) the Closing Date and (ii) the Master Servicer’s receipt of the applicable letter of credit, the Master Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit.  If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.

                    (d)          In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee.  Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

                    (e)          With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, including as and to the extent required in the Bonair Mortgage Loan and Oak Terrace Mortgage Loan documents.

          Section 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

                    (a)          The Master Servicer shall, as to all Mortgage Loans and Companion Loans, establish and maintain one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents.  Each Servicing Account shall be an Eligible Account.  Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to:  (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer or the Trustee for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Mortgage Loan to be paid to the Mortgagor; (vi) withdraw amounts deposited in error or (vii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01.  To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents.  The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan.  If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.  The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II or the Grantor Trusts.

                    (b)          The Master Servicer (for the Mortgage Loans other than the Specially Serviced Mortgage Loans and REO Loans) or the Special Servicer (for Specially Serviced Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.  For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan or Companion Loan or, if such Mortgage Loan or Companion Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans or Companion Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

                    (c)          The Master Servicer shall, as to all Mortgage Loans and Companion Loans, subject to Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance but may, but is not required to, pay such amounts out of funds in the Certificate Account if it determines that such payment would be in the best interests of the Certificateholders and such payment may be withdrawn from amounts in the Certificate Account; provided, that the Master Servicer may conclusively rely upon any such determination by the Special Servicer.  All such Servicing Advances or amounts withdrawn from the Certificate Account shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a).  No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee’s calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans or Companion Loans, notwithstanding that the terms of such Mortgage Loans or Companion Loans so permit.  The foregoing shall in no way limit the Master Servicer’s ability to charge and collect from the Mortgagor such costs together with interest thereon.  In addition to any other rights to recovery set forth herein with respect to any Servicing Advance made on the Pari Passu Mortgage Loan, the Master Servicer or the Trustee shall be entitled to recovery of such amounts without duplication from the holder of the related Pari Passu Companion Loan pursuant to the terms of the related Intercreditor Agreement.

                    The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days’ notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan, Companion Loan or REO Property; provided, however, that only two Business Days’ notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).  In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.  Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination.  On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer’s determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance.  The Master Servicer shall be entitled to conclusively rely on such a determination.

                    If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer.  If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance.  Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

                    (d)          In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Trustee shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable, subject to the terms of the related Intercreditor Agreement with respect to a Loan Pair, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property, and to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans then on deposit in the Certificate Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer or the Trustee make any Servicing Advances with respect to any Companion Loan after the related Co-Lender Loan has been paid in full.

                    (e)          The determination by the Master Servicer or the Special Servicer that the Master Servicer has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Specially Serviced Mortgage Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers’ reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination.  The Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance.  The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that, if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

                    (f)          The Master Servicer shall, as to all Mortgage Loans and Companion Loans, establish and maintain, as applicable, one or more accounts (the “Reserve Accounts”), into which all Reserve Funds, if any, shall be deposited and retained.  Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below if permitted under the related Mortgage Loan documents.  To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06.  All Reserve Accounts shall be Eligible Accounts.  The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or the Grantor Trusts.  Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

          Section 3.04.    Certificate Account, Interest Reserve Account, Gain-on-Sale Reserve Account, Additional Interest Account, Distribution Account, Companion Distribution Account and Floating Rate Account.

                    (a)          The Master Servicer shall establish and maintain one or more accounts (collectively, the “Certificate Account”), held on behalf of the Trustee in trust for the benefit of the Certificateholders and, to the extent funds on deposit in the Certificate Account are allocable to the related Companion Loans, the related Companion Holders, but solely to the extent set forth in the related Intercreditor Agreement and subject to any provisions relating to subordination of rights with respect to the Co-Lender Loans.  The Certificate Account shall be an Eligible Account.  The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or the Companion Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans or the Companion Loans, due and payable on or before the Cut-Off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-Off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal of the Mortgage Loans or Companion Loans, including Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans or Companion Loans, including Additional Interest;

(iii) all Prepayment Premiums and Yield Maintenance Charges;

             (iv)        all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan or Companion Loan including, without limitation, any amounts representing recoveries of Nonrecoverable Advances or Unliquidated Advances, including interest on such Nonrecoverable Advances or Unliquidated Advances in respect of the related Mortgage Loans);

             (v)         any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

             (vi)        any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

             (vii)       any amounts required to be transferred from an REO Account pursuant to Section 3.16(c) and any amounts received from the Mortgage Loan Seller with respect to a Special Reserve Account pursuant to Section 2.02(d);

(viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

(ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

             (x)         any amount required to be deposited by the Master Servicer pursuant to Section 3.03(d) and 4.03(d) in connection with reimbursing the Trust Fund for interest paid on a P&I Advance or Servicing Advance, as applicable;

             (xi)        any amount paid by a Mortgagor to cover items for which a Servicing Advance has been previously made and for which the Master Servicer, the Special Servicer or the Trustee, as applicable, has been previously reimbursed out of the Certificate Account; and

             (xii)        any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, in connection with reimbursing the Trust Fund for Additional Trust Fund Expenses.

                    The foregoing requirements for deposit in the Certificate Account shall be exclusive.  Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the Certificate Account.  If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d)) or Additional Trust Fund Expenses as provided in Section 3.11(d)) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount.  The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

                    The Master Servicer may maintain, as part of the Certificate Account, a subaccount for each Companion Loan on behalf of and in trust for the benefit of the related Companion Holder, into which subaccount the Master Servicer shall deposit or cause to be deposited all amounts described in the first paragraph of this Section 3.04(a) to the extent allocable to the related Companion Loan in accordance with this Agreement and the related Intercreditor Agreement, and out of which subaccount the Master Servicer may make withdrawals to the extent withdrawals of such funds are provided for in Section 3.05(a) of this Agreement or in the related Intercreditor Agreement.  Each such subaccount shall be an Eligible Account or a subaccount of an Eligible Account and shall be entitled “Wachovia Bank, National Association, as Master Servicer, on behalf of and in trust for the related Companion Holder.”

                    Upon receipt of any of the amounts described in clauses (i) through (iv), (xi), (xii) and (xiii) above with respect to any Mortgage Loan or Companion Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement.  Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c).  With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                    (b)          The Trustee shall establish and maintain one or more trust accounts (collectively, the “Distribution Account”) at the office of the Trustee to be held in trust for the benefit of the Certificateholders (other than the Class Z Certificateholders).  The Distribution Account shall be an Eligible Account.  The Trustee hereby authorizes the Paying Agent to make deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicer shall deliver to the Paying Agent each month on or before 1:30 p.m. New York time on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the third paragraph of Section 9.01; to the extent that the foregoing is inconsistent with Section 3.28(c), Section 3.28(c) shall control.

                    The Companion Paying Agent shall establish and maintain one or more trust accounts for distributions on the Companion Loans (collectively, the “Companion Distribution Account”) to be held on behalf of the related Companion Holders.  The Companion Distribution Account shall be an Eligible Account or may be a subaccount of the Certificate Account.  The Master Servicer hereby authorizes the Companion Paying Agent to make deposits in and withdrawals from the Companion Distribution Account in accordance with the terms of this

Agreement.  Unless the Companion Distribution Account is the related subaccount or subaccounts of the Certificate Account as allowed by the last sentence of the definition of Companion Distribution Account, the Master Servicer shall deliver to the Companion Paying Agent each month on or before 2:00 p.m. New York City time on the P&I Advance Date for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds equal to the amount available to be distributed to the related Companion Holders pursuant to the related Intercreditor Agreement.

                    In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

(i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

             (ii)         the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.

                    The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

                    (c)          The Trustee shall establish and maintain one or more accounts (collectively, the “Interest Reserve Account”), held in trust for the benefit of the Certificateholders.  The Interest Reserve Account shall be an Eligible Account.  On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan, for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

                    (d)          Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee (on behalf of the Certificateholders) shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Z Certificateholders.  The Additional Interest Account shall be established and maintained as an Eligible Account.  Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional Interest received during the applicable Collection Period.

                    Following the distribution of Additional Interest to the Class Z Certificateholders, on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest Account.

                    (e)          Funds in the Certificate Account, the Interest Reserve Account, the Distribution Account, the Floating Rate Account, the Additional Interest Account and the Gain-on-Sale Reserve Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.  Funds on deposit in the Gain-on-Sale Reserve Account shall be invested pursuant to Section 3.06.  The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.  The Paying Agent shall give written notice to the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

                    (f)          The Paying Agent, on behalf of the Trustee for the benefit of the Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in the name of the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders.  The Gain-on-Sale Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent and other accounts of the Paying Agent.  Upon the disposition of any REO Property in accordance with Section 3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account.

                    (g)          On or before the Closing Date, the Paying Agent shall establish and maintain the Floating Rate Account in trust for the benefit of the Class A-FL Certificateholders and the Swap Counterparty.  The Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-FL Certificates and amounts payable in respect of the Swap Contract.

                    The Paying Agent shall deposit into the Floating Rate Account all amounts received in respect of distributions on the Class A-FL Regular Interest as specified in Section 3.04(b), and shall immediately deposit into the Floating Rate Account all amounts received under the Swap Contract.

         Section 3.05.     Permitted Withdrawals from the Certificate Account, Interest Reserve Account, Additional Interest Account, Gain-on-Sale Reserve Account and Companion Distribution Account and Floating Rate Account.

                    (a)          The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

             (i)          (A) to remit to the Paying Agent for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a); and (B) to deposit in and remit to the Companion Paying Agent for deposit in each Companion Distribution Account the amounts required to be so deposited pursuant to the second paragraph of Section 3.04(b) and any amount relating to a Companion Loan that may be applied to make P&I Advances pursuant to Section 4.03(a);

             (ii)         to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances, the Trustee’s and Master Servicer’s right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are reimbursed pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Servicing Fees) and principal (net of any related Workout Fee or Liquidation Fee) received in respect of the particular Mortgage Loan, REO Loan or Companion Loan as to which such P&I Advance was made or any related Subordinate Companion Loan;

             (iii)        to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer’s right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

(iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

             (v)         to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer’s (or, if applicable, any predecessor Special Servicer’s) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Specially Serviced Mortgage Loan or Corrected Mortgage Loan (whether in the form of payments or Liquidation Proceeds) or such REO Loan (whether in the form of REO Revenues or Liquidation Proceeds) that are allocable as a recovery of principal or interest thereon (provided, that no Liquidation Fee shall be payable out of (i) Insurance Proceeds and (ii) any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement (if purchased within the required time period set forth in such Mortgage Loan Purchase Agreement), by the Special Servicer or the Majority Subordinate Certificateholder, as described in Section 3.18(c), Section 3.18(d) or Section 3.18(h) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder or the purchasing Certificateholder pursuant to Section 9.01;

             (vi)        to reimburse the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances, the Trustee’s, the Master Servicer’s and the Special Servicer’s respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are reimbursed pursuant to clause (vii) below) being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan, Companion Loan or REO Property as to which such Servicing Advance was made (provided, that, in case of such reimbursement relating to any Co-Lender Loan, such reimbursements shall be made first, from amounts collected on the related Subordinate Companion Loan and then from the related Co-Lender Loan (and Pari Passu Companion Loan, if any), in accordance with the terms of the related Intercreditor Agreement);

             (vii)      to reimburse the Trustee, itself or the Special Servicer, in that order, (A) for any unreimbursed Advances (including interest at the Reimbursement Rate) that have been or are determined to be Nonrecoverable Advances and for any Workout-Delayed Reimbursement Amounts, and (B) to pay itself, with respect to any Mortgage Loan, Companion Loan or any REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above, in the case of clause (B), following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith; provided, however,that any reimbursement of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts payable pursuant to this Section 3.05(a)(vii), with respect to Nonrecoverable Advances, shall be deemed to be recovered, first, from collections or receipts on the Mortgage Loans, Companion Loans and REO Properties in respect of principal and then in respect of interest and other collections, and, with respect to Workout-Delayed Reimbursement Amounts, only out of collections and receipts on the Mortgage Loans, Companion Loans and REO Properties in respect of principal;

             (viii)     at such time as it reimburses the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Advance (including any Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (ii), (vi) or (vii) above, to pay the Trustee, itself or the Special Servicer, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; provided, that the Trustee’s, the Master Servicer’s, and the Special Servicer’s, rights to payment pursuant to this clause (viii) with respect to interest on any Advance shall be satisfied (A) subject to and in accordance with the terms of the Intercreditor Agreement with respect to the related Loan Pair, first out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loan (and if the Advance was made with respect to a Co-Lender Loan, out of such amounts collected on or in respect of the related Companion Loans) and REO Loan (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account;

(ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.12, as to any Mortgage Loan that is a Specially Serviced Mortgage Loan;

             (x)         to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period; (B) any Prepayment Interest Excesses, and (C) Penalty Interest and late payment charges on Mortgage Loans that are not Specially Serviced Mortgage Loans (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) or Additional Trust Fund Expenses pursuant to Section 3.11(b) or inspection expenses pursuant to Section 3.12(a));

             (xi)        to pay to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d) (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) of this Section or Additional Trust Fund Expenses pursuant to Section 3.11(d) or inspection expenses pursuant to Section 3.12(a));

(xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18, 4.03(c) or 9.01;

             (xiii)      to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

             (xiv)      to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

             (xv)       to pay itself, the Special Servicer, any of the Mortgage Loan Seller, the Majority Subordinate Certificateholder, a Companion Holder, a mezzanine lender or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

(xvi) to withdraw any Interest Reserve Amount and remit such Interest Reserve Amount to the Trustee for deposit into the Interest Reserve Account pursuant to Section 3.04(c);

(xvii) to remit to the Trustee for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

(xviii) to remit to the Paying Agent for deposit into the Distribution Account the amounts required to be deposited pursuant to Section 3.04(b);

(xix) to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b);

(xx) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

(xxi) to withdraw any amounts deposited in error;

(xxii) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

(xxiii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

                    The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii)-(xxiii) above.  Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to REMIC I (with respect to the Mortgage Loans) and the Companion Loans.  The Master Servicer shall, to the extent permitted by the terms of the related Intercreditor Agreement, make claims for reimbursement from the related Companion Holder in connection with related Servicing Advances and interest thereon and other related expenses so as to minimize the total amount of withdrawals on the Certificate Account for such items.  Nothing in the foregoing sentence shall limit the Master Servicer’s rights to be reimbursed for claims relating to the Companion Loans that are reimbursable claims pursuant to the terms of this Agreement.  Notwithstanding anything in this Section 3.05(a) to the contrary, in no event shall the Master Servicer withdraw from funds on deposit in the Certificate Account any amount to be applied to, or to provide reimbursement for, any amounts referenced in this Section 3.05(a) (other than amounts referenced in clause (xix)) which relate to any Companion Loan to the extent the related Co-Lender Loan has been paid in full in a prior Collection Period.

                    The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third party contractors) or the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee, describing the item and amount to which the Special Servicer (or such third party contractors) or the Trustee is entitled.  The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.  The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.  With respect to each Mortgage Loan or Companion Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan or Companion Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

                    Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed twelve (12) months or such longer period of time as agreed to by the Master Servicer or the Trustee, as applicable, and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Prime Rate.  At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion and subject to the immediately following paragraph, decide to obtain reimbursement immediately.  The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder.

                    The Master Servicer or Trustee, as applicable, shall give S&P and Fitch at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) the Master Servicer or Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer’s or Trustee’s ability, as applicable, to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, that, if clause (1), (2) or (3) apply, the Master Servicer or Trustee, as applicable, shall give S&P and Fitch notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to S&P and Fitch contemplated by the immediately preceding sentence.

                    If the Master Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:  first, out of the Principal Distribution Amount which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.  If and to the extent that any payment is deemed to be applied in accordance with clause first above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated by clause first of the immediately preceding sentence and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to clause first above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

                    (b)          The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

             (i)          to make deemed distributions to itself as holder of REMIC I Regular Interests, and to make distributions to Certificateholders on each Distribution Date, pursuant to Sections 4.01 and 9.01, as applicable and to make distributions to the Floating Rate Account with respect to the Class A-FL Regular Interest pursuant to this agreement;

(ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

             (iii)        to pay the Trustee the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to each Mortgage Loan and REO Loan and to pay the Trustee, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

             (iv)        to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of “Disqualified Organization,” (B) as contemplated by Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

             (v)         to pay any and all federal, state and local taxes imposed on REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

(vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

(vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

(viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                    Taxes imposed on REMIC I or REMIC II shall be allocated to the related REMIC.

                    (c)          The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account as contemplated by Section 4.01(n).

                    (d)          The Trustee shall on each P&I Advance Date to occur in March of each year, and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance Date to occur in such February or January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period and, if applicable, the related Collection Period.

                    (e)          The Paying Agent shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

                    (f)          The Paying Agent shall, on any Distribution Date, make withdrawals from the Gain-On-Sale Reserve Account as contemplated by Section 4.01(n).

                    (g)          The Paying Agent shall make withdrawals from the Floating Rate Account in the following order of priority and only for the following purposes:

(i) to withdraw amounts deposited in the Floating Rate Account in error and pay such amounts to Persons entitled thereto;

          (ii)         out of interest amounts to make regularly scheduled payments of interest required to be paid to the Swap Counterparty under the Swap Contract as specified in Section 3.28(c), provided there is no Swap Default;

(iii) to make distributions to the Holders of the Class A-FL Certificates pursuant to Section 4.01(l); and

(iv) to clear and terminate the Floating Rate Account pursuant to Section 9.01.

          Section 3.06.     Investment of Funds in Servicing Accounts, Reserve Accounts, Floating Rate Account, Certificate Account, Interest Reserve Account, Distribution Account, Companion Distribution Account, Additional Interest Account, Gain on Sale Reserve Account and REO Account.

                    (a)          The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an “Investment Account”); the Companion Paying Agent may direct in writing any depository institution maintaining the Companion Distribution Account (also, for purposes of this Section 3.06, an “Investment Account”), the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an “Investment Account”); and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the Floating Rate Account and the Gain-on-Sale Reserve Account, the Interest Reserve Account or the Additional Interest Account (also, for purposes of this Section 3.06, an “Investment Account”) to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement.  Funds held in the Distribution Account, the Companion Distribution Account, the Additional Interest Account, Floating Rate Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account may remain uninvested.  In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account or the Certificate Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO Account shall be invested in securities described in clause (i) of the definition of the term “Permitted Investments”; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).  The Master Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts or the Certificate Account), the Special Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the REO Account) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, Floating Rate Account, the Gain-on-Sale Reserve Account, Interest Reserve Account or the Additional Interest Account) for the benefit of the Certificateholders, and the Companion Paying Agent with respect to the Companion Distribution Account, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account, the Additional Interest Account, the Interest Reserve Account, the Floating Rate Account and the Gain-on-Sale Reserve Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a “certificated security,” as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law.  Possession of any such Permitted Investment by the Master Servicer, the Special Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law.  If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts and Reserve Accounts), the Special Servicer (in the case of the REO Account), the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Floating Rate Account and the Additional Interest Account) or the Companion Paying Agent with respect to the Companion Distribution Account, shall:

                    (x)          consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                    (y)          demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                    (b)          Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts or the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable.  Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b).  Whether or not the Trustee directs the investment of funds in the Distribution Account, the Interest Reserve Account, the Floating Rate Account, the Additional Interest Account or the Gain-on-Sale Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each related Distribution Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its (or the Paying Agent’s on its behalf) withdrawal in accordance with Section 3.05(b).  If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts and the Certificate Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the Companion Paying Agent (in the case of the Companion Distribution Account), the Special Servicer (in the case of the REO Account) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Additional Interest Account, the Floating Rate Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and Special Servicer, the end of the Collection Period during which such loss was incurred and in the case of the Trustee, no later than 12:00 noon, New York City time, on the Distribution Date, the amount of the Net Investment Loss, if any, for such Collection Period or on such Distribution Date, provided, that none of the Master Servicer, the Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

                    (c)          Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may (or, in the event of a default by the Trustee, the Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                    (d)          Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          Section 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                    (a)          The Master Servicer (with respect to Mortgage Loans and Companion Loans and to the extent that the Trust Fund has an insurable interest, but other than any Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Properties to the extent that the Trust Fund has an insurable interest) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided, that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the

Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers.  The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03.  Whether or not the applicable Mortgage Loan documents require such insurance, the Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder.  Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided, that all such insurance shall be obtained from Qualified Insurers.  All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a “standard” mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days’ prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance.  Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan or Companion Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property.  Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loans so permit.

                    Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain (and in the case of the Special Servicer, with respect any Specially Serviced Mortgage Loan), and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if, and only if, the Special Servicer, in consultation with the Controlling Class Representative, and, with respect to each Co-Lender Loan, in consultation with the related Companion Holder if required under the applicable Intercreditor Agreement has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located and the Controlling Class Representative has approved the decision not to require the borrower to maintain terrorism insurance (provided, that the decision of the Controlling Class Representative to grant or withhold such consent shall be disregarded by the Special Servicer if such consent or lack of consent would cause the Special Servicer to violate the Servicing Standard); provided, however, the Controlling Class Representative’s approval shall be deemed to have been given if it has not responded within five Business Days of receipt of the Special Servicer’s written recommendation and the information upon which such recommendation is based; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative or Companion Holder, if applicable, the Special Servicer shall not be required to do so; provided, further, that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure provided, that the Master Servicer has given prompt notice to the Special Servicer of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance.  The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

                    (b)          If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans, Companion Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties.  Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause.  The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                    (c)          Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency).  Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.  Such fidelity bond shall provide for ten days’ written notice to the Trustee prior to any cancellation.

                    Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.  Any such errors and omissions policy shall provide for ten days’ written notice to the Trustee prior to cancellation.  The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

                    For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least “A” or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

          Section 3.08.    Enforcement of Alienation Clauses.

                    (a)          Upon receipt of any request of a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Master Servicer, with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, shall promptly analyze such waiver, including the preparation of written materials in connection with such analysis, and will close the related transaction, subject to the consent rights (if any) of each Companion Holder pursuant to the related Intercreditor Agreement as provided in this Section 3.08.  With respect to all Mortgage Loans other than Specially Serviced Mortgage Loans the Master Servicer or, in the case of Specially Serviced Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless following its receipt of a request of a waiver in respect of a due-on-sale or due-on-encumbrance provision the Master Servicer (with the written consent of the Special Servicer, which consent shall be deemed given if not denied within the later of (a) 15 Business Days after the Special Servicer’s receipt of the written recommendation of the Master Servicer for such action and any additional information the Special Servicer may reasonably request for the analysis of such request (such recommendation and information may be delivered in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer) and (b) five (5) Business Days after the Controlling Class Representative’s receipt of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative may reasonably request for the analysis of such request, which notice shall be given by the Special Servicer no later than 10 Business Days after the commencement of the 15 Business Day period described in the preceding clause (a)) or the Special Servicer (with the written consent of the Controlling Class Representative, which consent shall be deemed given if not denied within five Business Days after the Controlling Class Representative’s receipt of the written recommendation of the Special Servicer for such action and any additional information the Controlling Class Representative may reasonably request for the analysis of such request), as applicable, has determined, consistent with the Servicing Standard, that the waiver of such restrictions would be in accordance with the Servicing Standard.  Promptly after the Master Servicer (with the written consent of the Special Servicer to the extent required in the preceding sentence) or the Special Servicer (with the written consent of the Controlling Class Representative to the extent required in the preceding sentence), as applicable, has made any such determination, the Master Servicer or the Special Servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer’s Certificate setting forth the basis for such determination.  Neither the Master Servicer nor the Special Servicer shall exercise (and the Special Servicer shall not consent to) any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) with respect to which the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are one of the ten largest Mortgage Loans or concentrations of Mortgage Loans, as of the date of such waiver request, without receiving prior written confirmation from S&P and Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates or (ii) with respect to which (a) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% of the aggregate Stated Principal Balance of all Mortgage Loans (or 5% of such aggregate Stated Principal Balance if such aggregate Stated Principal Balance is less than $100 million), or (c) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from S&P and Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates or (iii) with respect to which (a) the criteria set forth in clause (ii)(a), (ii)(b) or (ii)(c) have been met or (b) such Mortgage Loan has a Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates.  With respect to a waiver of a due-on-sale provision, neither the Master Servicer nor the Special Servicer shall waive any such restriction with respect to which (a) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $35,000,000, (b) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans or (c) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver by Stated Principal Balance, without receiving prior written confirmation from S&P and Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided, that, if the Mortgage Loan does not meet the criteria set forth in clauses (i), (iii)(a), or (iii)(b) of the immediately preceding sentence, the Master Servicer or the Special Servicer, as applicable, may waive such requirement without confirmation by S&P or Fitch in accordance with the Servicing Standard; and provided, further, that, if the Mortgage Loan does not meet the criteria set forth in clause (ii) of the immediately preceding sentence, the Master Servicer or Special Servicer, as applicable, may waive such requirement without approval by S&P or Fitch in accordance with the Servicing Standard.  With respect to each Co-Lender Loan, no waiver of a due-on-sale or due-on-encumbrance provision will be effective unless the Master Servicer or Special Servicer, as applicable, first consults with the related Subordinate Companion Holder if required under the applicable Intercreditor Agreement.

                    (b)          Notwithstanding any other provisions of this Section 3.08, the Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans(without the Special Servicer’s consent) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor’s request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the  Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor’s ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a “qualified mortgage” for REMIC purposes.

                    (c)          Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans covered by an environmental insurance policy, the Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust Fund, to make claims) under such environmental insurance policy.  In the event that the Master Servicer has actual knowledge of any event (an “Insured Environmental Event”) giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders.  Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.  With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

                    In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the related Companion Holder (in the case of a Co-Lender Loan), the Rating Agencies and the Trustee of such termination in writing.  Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents.  Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

                    (d)          For the avoidance of doubt, any servicing obligation set forth under this Section 3.08 of the Master Servicer or Special Servicer, as applicable, for any Co-Lender Loan shall also apply to the related Companion Loan.

          Section 3.09.    Realization Upon Defaulted Mortgage Loans; Required Appraisals.

                    (a)          The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans or Companion Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a).  Nothing contained in this Section 3.09 shall be construed so as to require the Special

Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Companion Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard.  If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

                    With respect to each Required Appraisal Mortgage Loan the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, and in lieu of an Appraisal, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan.  The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative and the Trustee within 10 Business Days of obtaining such Required Appraisal (or letter update or internal valuation).  Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

                    Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of a Companion Loan pursuant to this Section 3.09(a) to the extent the related Co-Lender Loan has been paid in full.

                    (b)          The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

(i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

             (ii)         the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund (to the extent not allocable to a Companion Loan) will not cause the imposition of a tax on either of REMIC I or REMIC II under the REMIC Provisions or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                    (c)          Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (which may include through a single member limited liability company owned by the Trust), initiate foreclosure proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law (a “potentially responsible party”), unless (as evidenced by an Officer’s Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative and the Master Servicer), that:

             (i)          the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

             (ii)         there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

                    The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination.  The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement); and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

                    (d)          If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the Mortgage Loan Purchase Agreement, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided, that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Controlling Class Representative and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer’s intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee’s distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

                    (e)          The Special Servicer shall report to the Master Servicer, the Controlling Class Representative and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

                    (f)          The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Companion Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                    (g)          The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property securing a Mortgage Loan and, if applicable, Companion Loan required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee an Officer’s Certificate stating that such reports have been filed.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

                    (h)          The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan, Companion Loan or REO Property and the basis thereof.  Each Final Recovery Determination shall be evidenced by an Officer’s Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

                    (i)          Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

        Section 3.10.     Trustee and Custodian to Cooperate; Release of Mortgage Files.

                    (a)          Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File.  Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

                    (b)          If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan (including any related Companion Loan), the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be.  Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

                    (c)          Within seven (7) Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer’s request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may, subject to Section 3.01(b), execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee’s sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note (including any note evidencing a related Companion Loan) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer.  Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

          Section 3.11.    Servicing Compensation.

                    (a)          As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan.  Subject to the second paragraph of this Section 3.11(a), no Master Servicing Fee shall be payable with respect to any Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement .  As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days).  The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof.  Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan.  The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement.

                    The Master Servicer shall also be entitled to receive a Master Servicing Fee with respect to the AmericasMart Companion Loan.  The Master Servicing Fee shall accrue at the AmericasMart Companion Loan Servicing Fee Rate and shall otherwise be subject to the terms of the first paragraph of this Section 3.11(a); provided, that the Master Servicing Fee for the AmericasMart Companion Loan will be payable solely from collections on the AmericasMart Companion Loan and not from any collections on the Mortgage Loans.

                    (b)          Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest, assumption application fees if the related assumption is completed, modification fees for modifications to Mortgage Loans or Companion Loans that are not Specially Serviced Mortgage Loans made by the Master Servicer pursuant to Section 3.20(i), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan or Companion Loan and, with respect to late payment charges and penalty charges, accrued during the time that such Mortgage Loan or Companion Loan was not a Specially Serviced Mortgage Loan, and (ii) fifty percent (50%) of (A) any assumption fees and (B) any assumption application fees if the related assumption fails to be completed, in each case to the extent actually paid by a Mortgagor with respect to any Mortgage Loan or Companion Loan if such Mortgage Loan or Companion Loan is not a Specially Serviced Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account; provided, that the Master Servicer’s right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances as provided in Sections 3.03(d) and 4.03(d) or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) or interest on Advances pursuant to this Section 3.11(b).  To the extent the Master Servicer or the Special Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan and not previously reimbursed to the Trust Fund, the Master Servicer shall deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the sum of the amount of interest paid to the Master Servicer on Advances related to such Mortgage Loan since the Closing Date for which the Trust Fund has not been previously reimbursed and the amount of Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan incurred since the Closing Date and not previously reimbursed to the Trust Fund.  To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and Penalty Interest in the Certificate Account.  Penalty Interest or late payment charges in respect of any Mortgage Loan or Companion Loan which has accrued during the period when the related Mortgage Loan or Companion Loan is not a Specially Serviced Mortgage Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Mortgage Loan or Companion Loan is a Specially Serviced Mortgage Loan.  The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses; (ii) interest or other income earned on deposits in the Certificate Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan or Companion Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby.

                    The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.  The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled.

                    (c)          As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan.  As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days).  The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan.  Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

                    As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.  As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan or Companion Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the

Master Servicer, the Special Servicer, or the Trustee for any related unpaid or unreimbursed Master Servicing Fees and/or Advances) received on such Mortgage Loan or Companion Loan for so long as it remains a Corrected Mortgage Loan provided, that, with respect to any Intercreditor Agreement or any mezzanine intercreditor agreement which expressly excludes payment of a Workout Fee as part of any exercise of a purchase option thereunder, no Workout Fee shall be payable hereunder and instead, to the extent provided in the related Intercreditor Agreement, or any mezzanine intercreditor agreement and herein, a Liquidation Fee shall be payable.  The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided, that a new Workout Fee would become payable if and when such Mortgage Loan and, if applicable, Companion Loan again became a Corrected Mortgage Loan.  If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments (but made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making three such consecutive payments.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

                    In addition, with respect to each Specially Serviced Mortgage Loan and REO Loan or Mortgage Loan subject to repurchase by the Mortgage Loan Seller (to the extent such Mortgage Loan was not repurchased within the cure period specified in the Mortgage Loan Purchase Agreement) (or Qualified Substitute Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Liquidation Fee payable out of, and calculated by application of the Liquidation Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor) received in respect of such Mortgage Loan or Companion Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of “REO Loan,” as applicable; provided, that no Liquidation Fee shall be payable in connection with, or out of (i) Insurance Proceeds, (ii) condemnation proceeds and (iii) Liquidation Proceeds resulting from the purchase of any Mortgage Loan or REO Property by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement if purchased within the cure period set forth in Section 3(c) of the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder, the Companion Holder, or the Special Servicer pursuant to Section 3.18(c), Section 3.18(d) or Section 3.18(h) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder or the purchasing Certificateholder pursuant to Section 9.01, or any mezzanine lender pursuant to the related mezzanine intercreditor agreement if purchased by the mezzanine lender within 90 days of the related Mortgage Loan becoming a Specially Serviced Mortgage Loan and (iii) Liquidation Proceeds resulting from the remittance by the Mortgage Loan Seller pursuant to Section 2.03 (if remitted within the cure period set forth for repurchase in the Mortgage Loan Purchase Agreement; and provided, further, that no Liquidation Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

                    The Special Servicer’s right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

                    (d)          Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest received on or with respect to Specially Serviced Mortgage Loans actually collected that, with respect to late payment charges and penalty charges, accrued during the time that the related Mortgage Loan was a Specially Serviced Mortgage Loan, (ii) one hundred percent (100%) of any assumption application fees and assumption fees with respect to any Specially Serviced Mortgage Loan and fifty percent (50%) of (A) any assumption fees and (B) any assumption application fees if the related assumption fails to be completed with respect to any Mortgage Loan or Companion Loan if such Mortgage Loan or Companion Loan is not a Specially Serviced Mortgage Loan, in each case to the extent actually paid by a Mortgagor, and (iii) modification fees collected on all Mortgage Loans or Companion Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account; provided, that the Special Servicer’s right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) pursuant to this Section 3.11(d). To the extent the Master Servicer or the Special Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the Master Servicer for deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the sum of the amount of interest paid to the Master Servicer on Advances related to such Mortgage Loan incurred since the Closing Date for which the Trust Fund has not been previously reimbursed and the amount of Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan since the Closing Date and not previously reimbursed to the Trust Fund.  To the extent that the Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master Servicer who shall deposit such late payment charges and Penalty Interest in the Certificate Account.  The Special Servicer shall also be entitled to additional servicing compensation in the form of:  (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and

(ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer.  The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

          Section 3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

                    (a)          (i) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan and (ii) the Master Servicer (in the case of non-Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related Debt Service Coverage Ratio set forth in the CMSA Comparative Financial Status Report of a Mortgage Loan is below 1.0x, provided, that, with respect to inspections prepared by the Special Servicer, such expense shall be reimbursable first out of Penalty Interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement).  Each of the Master Servicer for each Mortgage Loan (other than a Specially Serviced Mortgage Loan or REO Loan) and the Special Servicer for each Specially Serviced Mortgage Loan and REO Loan shall (and, in the case of the Master Servicer, at its expense) perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a then current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2005; provided, however, the Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the immediately preceding six months.  The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of:  (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property.  The Master Servicer shall deliver such reports to the Trustee within 45 days of the related inspection and the Trustee shall, subject to Section 3.15, make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee at all times after the Trustee’s receipt thereof.  Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners.  The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided, that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further, that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year.  If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer’s inspection obligations pursuant to this paragraph (a).

                    With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the Special Servicer may reasonably request.

                    If the Special Servicer initiates a servicing transfer under clause (b) or (c) of the definition of “Specially Serviced Mortgage Loan,” the Special Servicer shall give written notice thereof to the Master Servicer, the Controlling Class Representative and the Trustee in order to effectuate such transfer.

                    (b)          Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced  Mortgage Loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status Report and (iii) CMSA Financial File.  Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (v) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a CMSA Historical Liquidation Report; (ii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iii) a CMSA REO Status Report, (iv) a CMSA Advance Recovery Report and (v) a CMSA Delinquent Loan Status Report.

                    (c)          Not later than 4:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) (A) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (B) a CMSA Property File, a CMSA Comparative Financial Status Report and a CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (C) a CMSA Loan Level Reserve/LOC Report and CMSA Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (D) a CMSA Servicer Watchlist Report with the required information as of such Determination Date; and (E) a CMSA Advance Recovery Report, with the required information as of such Determination Date.

                    (d)          The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master Servicer shall deliver to the Trustee the reports set forth in this Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c).  The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d).  The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 4.02(b).  In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer’s failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

                    The Special Servicer, in the case of any Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans, shall endeavor, consistent with the Servicing Standard, to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include, in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

                    The Special Servicer shall promptly, following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Special Servicer or the Controlling Class Representative in each case (other than the Rating Agencies and the Controlling Class Representative), which shall be sent copies within 30 days following the Master Servicer’s receipt) upon request.

                    Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and, with respect to any CMSA NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                    The Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one CMSA Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable.  The CMSA Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year.  The Master Servicer and the Special Servicer shall each use the “Normalized” column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding CMSA Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property.  Copies of CMSA Operating Statement Analyses and CMSA NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Special Servicer or the Controlling Class Representative in each case upon request.

          Section 3.13.     Annual Statement as to Compliance.

                    Each of the Master Servicer and the Special Servicer shall deliver to the Depositor, the Trustee, the Underwriters, the Controlling Class Representative and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before March 15th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.17(a) are no longer required to be filed), beginning March 15, 2006, an Officer’s Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision, (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either of REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trusts as a “grantor trust” for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.  With respect to each year that the reports described in Section 8.17(a) are filed, the Trustee shall review such Officer’s Certificate and inform the Depositor, the Master Servicer and the Special Servicer of any material exceptions of which any Responsible Officer of the Trustee has actual knowledge (it being understood that the Trustee is not under any obligation to monitor the activities of the Master Servicer or Special Servicer except to the extent required by this Section 3.13 and this Agreement) prior to March 25th of the year received.

          Section 3.14.     Reports by Independent Public Accountants.

                    On or before March 15th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.17(a) are no longer required to be filed), beginning March 15, 2006, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Underwriters, the Rating Agencies, the Controlling Class Representative, the Depositor and, in the case of the Special Servicer, the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 2005) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.  With respect to each year that the reports described in Section 8.17(a) are filed, prior to February 15th of each calendar year, beginning February 15, 2006, the Trustee, shall notify the Depositor, the Master Servicer and the Special Servicer of any material deficiencies in such servicer’s compliance with the terms of this Agreement during the preceding calendar year of which a Responsible Officer of the Trustee has actual knowledge (it being understood that the Trustee is not under any obligation to monitor the activities of the Master Servicer or Special Servicer except to the extent required by this Section 3.14 and this Agreement).

          Section 3.15.    Access to Certain Information.

                    (a)          Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b) (other than Distribution Date Statements), (c), (d), (e), (f), (h) and (i) below, unless such item was not delivered to the Master Servicer), the Special Servicer (with respect to the items in clauses (c), (d), (g), (h) and (i) below (unless any such item was not delivered to the Special Servicer) and the Trustee (with respect to the items in clauses (b) and (i) below) and any other items (unless any such item was not delivered to the Trustee) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its Corporate Trust Office, except with respect to documents which constitute part of the Mortgage Files, which will be maintained at its office in Minnesota), during normal business hours, or send to the requesting party, such party having been certified to the Trustee, the Master Servicer or the Special Servicer, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any Person identified by a Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein or a Companion Loan or any interest therein (to the extent such information is related to such Companion Loan or the related Mortgage Loan), the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor, originals or copies of the following items:  (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officer’s Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants’ reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the

Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officer’s Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be,  to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Sections 3.03(e) or 4.03(c), including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a).  Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

                    In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (a) in the case of Certificate Owners and the Controlling Class Representative, a confirmation (which in the case of the Controlling Class Representative may be a standing confirmation) executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided, that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential.  The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided, that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws.  Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee, the Master Servicer or the Special Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available via the Trustee’s, the Master Servicer’s or Special Servicer’s Internet

Website without restriction as to access as permitted pursuant to the terms of this Agreement, as applicable, or has previously been filed with the Commission, and the Trustee, the Master Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee’s, the Master Servicer’s or Special Servicer’s Internet Website without restriction as to access in compliance with the terms of this Agreement, as applicable, or has previously been filed with the Commission.

                    Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or a Companion Loan or any interest therein (to the extent such information is related to such Companion Loan or the related Mortgage Loan), access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Companion Holders.  Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

                    The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner or holder of a Companion Loan, as applicable, of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees or holder of a Companion Loan, as applicable, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners or holder of a Companion Loan, if applicable, requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

                    (b)          The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the CMSA Financial File and the CMSA Property File.  Any Restricted Servicer Report or Unrestricted Servicer Report that is not available on the Master Servicer’s Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer’s Internet Website.

                    In connection with providing access to the Trustee’s Internet Website or the Master Servicer’s Internet Website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.

                    If three or more Holders or the Controlling Class Representative (hereinafter referred to as “Applicants” with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to Trustee, and such application states that the Applicants’ desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                    (c)          The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person’s information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement.  Neither the Master Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15(c).  The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee’s Website and assumes no responsibility therefor.  In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

                    (d)          Upon the request of the Controlling Class Representative made not more frequently than once a month (which request may be a standing, continuing request), or at such mutually acceptable time each month as the Controlling Class Representative shall reasonably designate, each of the Master Servicer and Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of the Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible.  The Master Servicer and each of the Special Servicers each shall condition such disclosure upon the Controlling Class Representative entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer and the Controlling Class Representative regarding such disclosure to it.  Neither the Master Servicer nor the Special Servicer shall be required to provide any information or disclosures in violation of any applicable law, rule or regulation.

                    (e)          With respect to any Companion Loan, the Companion Holders shall receive and have access to any information described in this Section 3.15 which such Companion Holder is entitled to pursuant to the related Intercreditor Agreement.

          Section 3.16.    Title to REO Property; REO Account.

                    (a)          If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, if applicable, the Companion Holder, as their interests shall appear.  The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property (or applicable portion thereof) for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an “REO Extension”) by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on “prohibited transactions” (as defined in Section 860F of the Code) of either of REMIC I or REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding.  If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be.  Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

                    (b)          The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets.  If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the “REO Account”), held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, the Companion Holder, as their interests shall appear, for the retention of revenues and other proceeds derived from each REO Property.  The REO Account shall be an Eligible Account.  The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in respect of an REO Property within 2 Business Days of receipt.  Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06.  The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period).  The Special Servicer shall give written notice to the Trustee, and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                    (c)          The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the “Impound Reserve”)).  On the last day of the related Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, that, in addition to the Impound Reserve, the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

                    (d)          The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).  The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

          Section 3.17.    Management of REO Property.

                    (a)          Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund.  If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

             (i)          None of the income from directly operating such REO Property would be subject to tax as “net income from foreclosure property” within the meaning of the REMIC Provisions (such tax referred to herein as an “REO Tax”), and the Special Servicer does not engage in any of the activities described in the definition of “Directly Operate” that would cause the REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, then such Mortgaged Property may be directly operated by the Special Servicer as REO Property;

             (ii)         Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

             (iii)        It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the “Proposed Plan”) to manage such property as REO Property.  Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source.  Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator’s federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan.  In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income.  After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.  All of the REMIC Administrator’s expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

                    The Special Servicer’s decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (or, if the REO Property was formerly a Mortgaged Property securing a Co-Lender Loan, the Certificateholders and the related Companion Holder (as a collective whole in accordance with the Servicing Standard)) by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property.  Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiv) consult with counsel.

                    (b)          If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the Certificateholders (or, if the REO Property was formerly a Mortgaged Property securing a Co-Lender Loan, the Certificateholders and the related Companion Holder (as a collective whole in accordance with the Servicing Standard)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or either result in the receipt by REMIC I of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event.  Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper management, maintenance and disposition of such REO Property, including without limitation:

(i) all insurance premiums due and payable in respect of such REO Property;

(ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(iii) any ground rents in respect of such REO Property; and

(iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

                    To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer’s Certificate delivered to the Trustee) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master  Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                    (c)          Without limiting the generality of the foregoing, the Special Servicer shall not:

             (i)          permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

             (iii)        authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan become imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

             (iv)        except as otherwise provided for in Section 3.17(a)(i) and (a)(ii) above, Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date,

             (v)         unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance unless nonrecoverable) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.  Except as limited above in this Section 3.17 and by Section 3.17(d), the Special Servicer shall be permitted to cause the Trust Fund to earn “net income from foreclosure property”, subject to the Servicing Standard.

                    (d)         Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the REO Property to remain classified as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any REO Property, provided, that:

(i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm’s length;

(ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii)        except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv)        none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v)         the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.  No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

          Section 3.18.    Resolution of Defaulted Mortgage Loans and REO Properties.

                    (a)          The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

                    (b)          Within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that, the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer’s judgment would materially affect the validity of such Appraisal.  The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal, if applicable.  The Special Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days.  The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and the Majority Subordinate Certificateholder promptly upon its fair value determination and any adjustment thereto.  In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property.  In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage Loan File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer’s reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent Appraisal.  Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the  related Mortgaged Property is located.  The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

                    (c)          Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority Subordinate Certificateholder and the Special Servicer shall have an assignable option (a “Purchase Option”) to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the “Option Price”) equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination.  Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related Mortgagor or an Affiliate of the related Mortgagor under the Mortgage Loan at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan.  The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee’s name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.  Notwithstanding the foregoing, and subject to Section 3.18(d) of this Agreement, the Majority Subordinate Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option; provided, however, if the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the fifteen day period immediately following the expiration of such 60-day period.  Following the expiration of such fifteen day period, the Majority Subordinate Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer.  If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan; provided, however, that, if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout.

                    (d)          Notwithstanding the provisions of Section 3.18(c), Section 3.18(g) or Section 3.18(h), pursuant to the terms of the Intercreditor Agreements, a Companion Holder will have the right to purchase the related Co-Lender Loan or related REO Property in certain circumstances.  Such right of the related Companion Holder shall have priority over any provision described in Section 3.18(c), Section 3.18(g) or Section 3.18(h).  If the Co-Lender Loan or REO Property is purchased by the related Companion Holder, repurchased by the Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related Companion Loan will no longer be subject to this Agreement.  Neither the Trustee nor the Trust Fund shall acquire a Companion Loan; provided, however, the Master Servicer or an affiliate may own or acquire the Companion Loans.  With respect to each Loan Pair, the related Companion Holder shall be entitled to exercise any cure rights given to it under the related Intercreditor Agreement, in each case subject to any conditions or restrictions described in or incorporated by reference into such sections.

                    (e)          Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the “Purchase Option Notice”), in the form of Exhibit N, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price.  The Purchase Option Notice shall be delivered in the manner specified in Section 11.05.  The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

                    (f)          If the Special Servicer or the Majority Subordinate Certificateholder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, the Trustee shall determine as soon as reasonably practicable (and, in any event, within thirty (30) days) after the Trustee has received the written notice, whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided, that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Trustee shall, in accordance with its good faith and reasonable judgment, make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within thirty (30) days) after the Trustee’s receipt of such new Appraisal.  The Trustee may rely on the opinion and reports of independent third parties in making such determination; provided, that the Trustee may rely on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement.  In determining the fair value of any Defaulted Mortgage Loan, the Trustee shall take into account, and any Independent third party shall be instructed to take into account among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser’s foreclosing on the related Mortgaged Property.  In addition, the Trustee shall refer, and any Independent third party shall be instructed to refer, to all relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage Loan File.  Furthermore, the Trustee shall consider, and any Independent third party shall be instructed to consider, all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the  related Mortgaged Property is located.  The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such Advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund Expenses from the Certificate Account pursuant to Section 3.05(a)).  The other parties to this Agreement shall cooperate with all reasonable requests for information.

                    (g)          Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

                    (h)          In the event that title to any REO Property is acquired by the Trust Fund in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any such REO Property as soon as practicable in accordance with Section 3.16(a).  If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner.  Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; and provided, further, that, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

                    (i)          Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith.  Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan.  Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer, the Mortgage Loan Seller or the Trust Fund.  Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance herewith.  None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

                    (j)          Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option.  The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the Master Servicer within one Business Day of receipt for deposit into the Certificate Account.  The Special Servicer shall immediately notify the Trustee upon the holder of the Purchase Option’s failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(j).  Thereafter, the Special Servicer shall notify each holder of a Purchase Option of such failure and such holder of a Purchase Option may then exercise its Purchase Option in accordance with this Section 3.18.

                    (k)          Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

                    (l)          The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account, or if applicable, applied in accordance with the related Intercreditor Agreement (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account). Upon receipt of an Officer’s Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property.  The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Mortgage Loan or related REO Property.

                    (m)          Notwithstanding the foregoing, each mezzanine lender will have the right to purchase the related Mortgage Loan and cure defaults relating thereto as set forth in the related mezzanine intercreditor agreement.

                    (n)          Reserved.

          Section 3.19.    Additional Obligations of Master Servicer and Special Servicer.

                    (a)          The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan for which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee (calculated for this purpose only at a rate of 0.020% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents the amount in clause (A) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period.

                    (b)          The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                    (c)          The Master Servicer shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

          Section 3.20.    Modifications, Waivers, Amendments and Consents.

                    (a)          Subject to Sections 3.20(b) through 3.20(m) below and further subject to Sections 3.08(b) and Section 6.11, the Master Servicer (to the extent provided in Section 3.02(a) and Section 3.20(i) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

                    (b)          All modifications, waivers or amendments of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan not otherwise permitted by this Section 3.20 that would constitute a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

                    (c)          Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

             (i)          affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder;

             (ii)         affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

             (iii)        except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO Property;

             (iv)        if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

             (v)         allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans (or 5% of such then aggregate current principal balances of the Mortgage Loans if such aggregate current principal balances of the Mortgage Loans is less than $100 million) or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate Loan-to-Value Ratio that is equal to or greater than 85% or has an aggregate Debt Service Coverage Ratio that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal or the ratings then assigned to the Certificates; or

(vi) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

                    (d)          Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), and the rights of the Controlling Class Representative and the rights (if any) of a Companion Holder pursuant to the related Intercreditor Agreement, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, or (v) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders (and the Companion Loan Holders, if applicable) on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate).  In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not either (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code or (2) cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions.

                    In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property, in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

                    In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (A) the original Mortgage Rate of such Mortgage Loan, (B) the highest Pass-Through Rate of any Class of Certificates (other than the Class X Certificates) then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground Lease; (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

                    The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer’s Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer’s determination.  The Special Servicer shall append to such Officer’s Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

                    (e)          Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit.  The foregoing shall in no way limit the Special Servicer’s ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

                    (f)          The Special Servicer or, with respect to clause (i) below, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided, such fee would not itself be a “significant modification” pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it.  In no event shall the Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

                    (g)          The Special Servicer shall notify the Master Servicer, any related Sub-Servicers, the Trustee, the Controlling Class Representative, the Rating Agencies and with respect to any Co-Lender Loan, the related Companion Holder, in writing, of any material modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof.  Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

                    (h)          The Master Servicer shall not permit defeasance of any Mortgage Loan to the extent inconsistent with the terms of such Mortgage Loan.  Unless and to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise (provided, that the Master Servicer shall not allow such defeasance to cause either of REMIC I or REMIC II created hereunder to fail to qualify as a REMIC, and provided, further, the Master Servicer may rely on an Opinion of Counsel as provided for in (ii) below), the Master Servicer will not permit defeasance of any Mortgage Loan, unless: (i) the defeasance collateral consists of non-callable “Government Securities” within the meaning of the Investment Company Act of 1940, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided, that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii) the Master Servicer has notified the Rating Agencies, (iv) to the extent the defeasance of the Mortgage Loan is required by the then current applicable Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided, that no confirmation from S&P shall be required if the Mortgage Loan being defeased, together with all Mortgage Loans cross-collateralized with such Mortgage Loan, (i) is not one of the ten (10) largest Mortgage Loans (or cross-collateralized groups of Mortgage Loans) by Stated Principal Balance in the Trust Fund, and (ii) has a Stated Principal Balance at the time of the defeasance that is less than $20,000,000 and less than 5% of the aggregate Stated Principal Balance at the time of the defeasance of the Mortgage Loans and the Master Servicer shall have delivered a Defeasance Certificate substantially in the form of Exhibit O hereto), (v) the Master Servicer has requested and received from the related Mortgagor (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date and in accordance with the Periodic Payment (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Mortgage Loan and own the defeasance collateral; provided, that, if under the terms of the related Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related Mortgage Loan documents on behalf of the related Mortgagor.  Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.20(h) shall be paid by the Mortgagor of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document.  Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard.  For purposes of this paragraph, a “single purpose entity” shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral (related to one or more of the Mortgage Loans); it may not engage in any business unrelated to such Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in the Defeasance Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage or Mortgages; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person other than in connection with the defeasance of a Mortgage Loan; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm’s length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person.  The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

                    (i)          For any Mortgage Loan (other than a Specially Serviced Mortgage Loan) and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer, without the consent of the Special Servicer or the Controlling Class Representative, as applicable, shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

            (i)          approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

(ii) approving any change of property manager for Mortgage Loans having an outstanding balance of less than $5,000,000;

            (iii)        approving any waiver affecting the timing of receipt of financial statements from any Mortgagor, provided, that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

            (iv)        approving annual budgets for the related Mortgaged Property, provided, that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-Off Date);

(v) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

            (vi)        approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC Provisions; and

            (vii)       approving certain (1) consents with respect to right-of-ways and easements that do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make any payments with respect to the related Mortgage Loan and (2) consents to subordination of the related Mortgage Loan to such easements or right-of-ways, but only to the extent that such consents are in accordance with the applicable Servicing Standard;

provided, further, if the Mortgage Loan is a Co-Lender Loan, the Master Servicer shall provide written notice of such modification, waiver and amendment to the related Companion Holder to the extent required under the related Intercreditor Agreement; provided, further, that the Master Servicer shall promptly notify the Special Servicer of any requests not subject to this Section 3.20(i) for which the Special Servicer is responsible pursuant to this Section 3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto.

                    (j)          To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

                    (k)          Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

             (i)          With respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

             (ii)         With respect to each Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) two percent (2%) of the then aggregate principal balance of all the Mortgage Loans or (B) $10,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

                    (l)        In the event the Special Servicer, in connection with a modification, waiver or amendment in respect of any Co-Lender Loan, modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Co-Lender Loan, all payments made in respect of the related Mortgage Loan shall be made as though such modification, waiver or amendment did not occur, with the payment terms of such Co-Lender Loan remaining the same as they are on the related Cut-Off Date and the related Subordinate Companion Loan(s) shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Co-Lender Loan attributable to such modification, waiver or amendment, and with respect to the AmericasMart Companion Loan, the AmericasMart Companion Loan and the AmericasMart Mortgage Loan shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such Co-Lender Loan attributable to such modification, waiver or amendment on a pro rata basis.

                    (m)        Subject to the terms of the related Intercreditor Agreement, the Master Servicer may extend the maturity date of Mortgage Loans with an original maturity of five years or less with the approval of the Controlling Class Representative for up to two one-year extensions.

          Section 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

                    (a)          Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, Master Servicer or Special Servicer, as applicable, shall promptly notify the Trustee and Master Servicer or Special Servicer, as applicable, and, if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and, if applicable the related Companion Loan, either in the Master Servicer’s or any of its directors’, officers’, employees’, affiliates’ or agents’ possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer.  The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.  Notwithstanding the occurrence of a Servicing Transfer Event, the Master Servicer shall continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer).

                    Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the Master Servicer, and shall return the related Mortgage File and Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer’s obligation to service such Mortgage Loan, and, if applicable, the Companion Loan, and the Special Servicer’s right to receive the Special Servicing Fee with respect to such Mortgage Loan shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan shall resume.

                    (b)          In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

                    (c)          On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer, with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement.  Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

                    (d)          No later than 60 days after a Mortgage Loan and, if applicable, Companion Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Trustee, the Master Servicer, and the Controlling Class Representative a report (the “Asset Status Report”) with respect to such Mortgage Loan and the related Mortgaged Property.  Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

             (ii)         a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

(iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

(iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

(v) summary of the Special Servicer’s recommended action with respect to such Specially Serviced Mortgage Loan; and

(vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

                    Any Asset Status Report with respect to a Co-Lender Loan shall also include any additional information required by the related Intercreditor Agreement.

                    If within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class Representative is entitled to object under Section 6.11, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents.  If the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

                    The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below.  The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided, such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section.  Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders or, if a Loan Pair is involved, the Certificateholders and the related Companion Holders, (as a collective whole) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

                    Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders.  If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee’s sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same.  If the Asset Status Report is rejected by a majority of the Certificateholders, (other than for a reason which violates the Servicing Standard, which shall control), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) and provide a copy of such revised report to the Master Servicer.  The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.  Notwithstanding the foregoing, the Controlling Class Representative’s approval of or failure to respond to an Asset Status Report shall not be deemed to be a substitute for any specific consent required pursuant to Section 6.11(a).

                    The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report.  The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

                    No direction of the Controlling Class Representative or the majority of the Certificateholders shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the Master Servicer’s, Trustee’s, Paying Agent’s or Special Servicer’s responsibilities under this Agreement.  Notwithstanding the foregoing, it is agreed and acknowledged that, with respect to the Co-Lender Loans, the holders of the Companion Loans have certain consent and direction rights as set forth in the related Intercreditor Agreements, but nothing herein shall be construed to prevent the Controlling Class Representative from consulting on a non-binding basis with the Special Servicer about any applicable Mortgage Loan.

          Section 3.22.    Sub-Servicing Agreements.

                    (a)          The Master Servicer and the Special Servicer (and, with respect to the Special Servicer, only with the consent of the Controlling Class Representative) may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided, that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(ix), (x), (xi) and (xii)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) with respect to any Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section 3.18 hereof, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund.  In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan.  The Master Servicer and the Special Servicer shall each deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.  References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be.  For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree.  For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.  The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

                    (b)          Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                    (c)          The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans.  Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

                    (d)          In the event of the resignation, removal or other termination of Wachovia Bank, National Association or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or otherwise in accordance with the Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

                    Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if S&P or Fitch (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

                    (e)          Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

                    (f)          The Special Servicer shall not enter into a Sub-Servicing Agreement unless it receives the consent of the Controlling Class Representative and each Rating Agency has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans.  The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer’s obligations hereunder.

          Section 3.23.    Representations and Warranties of Master Servicer and Special Servicer.

                    (a)          Wachovia Bank, National Association, in its capacity as Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

          (i)          The Master Servicer is a national banking association, duly organized under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii)         The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer’s articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii)        The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv)        This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v)         The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vi)        No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

          (vii)       Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

          (viii)      The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

          (ix)        Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

(x) The Master Servicer possesses the fidelity bond required pursuant to Section 3.07(c) of this Agreement.

                    (b)          The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor and the Master Servicer, as of the Closing Date, that:

          (i)          The Special Servicer is a limited liability company duly organized under the laws of the State of New York, validly existing and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii)          The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

          (iii)        The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv)        This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v)         The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi)        No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened, against the Special Servicer the outcome of which in the Special Servicer’s good faith and reasonable judgment could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vii)       Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

          (viii)      Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

(ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

                    (c)          The representations and warranties of the Master Servicer and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence.  Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          Section 3.24.    Sub-Servicing Agreement Representation and Warranty.

                    (a)          The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement, if any, satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

          Section 3.25.    Designation of Controlling Class Representative.

                    (a)          The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative.  Each advisor referred to above is referred to as the “Controlling Class Representative.”  Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative.  Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Trustee.  No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).  Clarion Partners, LLC shall be the initial Controlling Class Representative with respect to the Mortgage Loans without need for further designation or notice.

                    Notwithstanding anything in this Section 3.25(a), the holders of the Companion Loans have certain consent and direction rights pursuant to the terms of the related Intercreditor Agreements as incorporated in this Agreement, and this Section shall not supercede any such rights, but nothing herein shall be construed to limit the right of the Controlling Class Representative to consult on a non-binding basis with the Special Servicer about any applicable Mortgage Loan.

                    (b)          Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses.  With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class.  In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling

Class Representative, the Trustee shall notify the other parties to this Agreement of such event.  The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

                    (c)          A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class.  The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

                    (d)          Once a Controlling Class Representative has been selected pursuant to this Section 3.25, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

                    (e)          Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the  Trust Fund.  Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the reasonable judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative.  This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                    (f)          All rights to, and requirements for, information or notice (including, but not limited to the delivery of information, notice or access to information) provided to the Controlling Class Representative or Certificateholders in general contained in this Agreement shall also apply to each Companion Holder (provided, such Companion Holder is not a Mortgagor or an affiliate of a Mortgagor) with respect to information relating to the related Co-Lender Loan (but, in the case of information relating to a Co-Lender Loan, excluding the fair value determination thereof).

          Section 3.26.    Companion Paying Agent.

                    (a)          The Master Servicer shall be the initial Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein. The Companion Paying Agent shall promptly make available to the Companion Holders all reports available to the Companion Paying Agent that the Trustee has made available to Certificateholders under this Agreement.

                    (b)          No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement, the Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent and, in the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

                    (c)          If the Companion Paying Agent is also the Master Servicer, upon the resignation or removal of the Master Servicer pursuant to this Agreement, the Companion Paying Agent shall be deemed simultaneously to resign or be removed.

                    (d)          This Section shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards rights accrued prior to such resignation or removal.

        Section 3.27.     Companion Register.

                    The Companion Paying Agent shall maintain a register (the “Companion Register”) on which it will record the names and addresses of, and wire transfer instructions for, the Companion Holders from time to time, to the extent such information is provided in writing to it by the Companion Holder. Each initial Companion Holder, along with its name, address, wiring instructions and tax identification number, is listed on Exhibit L hereto.  The Companion Holders shall inform the Companion Paying Agent and the Master Servicer of the name, address, wiring instructions and taxpayer identification number of any subsequent Companion Holders upon any transfer of a Companion Loan.  Upon the sale of a Companion Loan or portion thereof, the transferring Companion Holder shall inform the Companion Paying Agent and the Master Servicer in writing that such transfer has taken place and provide the Companion Paying Agent and the Master Servicer with the name, address, wiring instructions and tax identification number of the transferee.  In the event the Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in the related Companion Loan and shall have no obligation to recover and redirect such payment.

                    The Companion Paying Agent shall promptly provide the name and address of the Companion Holders to any party hereto or any successor Companion Holders upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such names and addresses.

          Section 3.28.   Swap Contract.

                    (a)          On or before the Closing Date, the Trustee, not in its individual capacity but solely in its capacity as Trustee, on behalf of the Trust, shall enter into the Swap Contract and related agreements with the Swap Counterparty.  The Paying Agent shall perform the duties and obligations of the Trustee under the Swap Contract.

                    (b)          Not later than 11:00 a.m. New York City Time, on the Business Day prior to each Distribution Date, based on the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 4.01(b), information obtained by the Paying Agent from the Swap Counterparty pursuant to the Swap Contract, and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(l) hereof, the Paying Agent shall (i) calculate the Class A-FL Net Swap Payment, if any, and the Class A-FL Floating Swap Payment, if any, in accordance with the terms of the Swap Contract and this Agreement, and (ii) notify the Swap Counterparty of any Class A-FL Floating Swap Payment or Class A-FL Net Swap Payment.  In the event the Trustee (or the Paying Agent on behalf of the Trust) fails to receive any Class A-FL Floating Swap Payment payable by the Swap Counterparty on the Business Day prior to the related Distribution Date, the Trustee (or Paying Agent) shall provide the Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City on such date.  On the related Distribution Date following such notice of non-payment, if the Trustee fails to receive the Class A-FL Floating Swap Payment by 11:00 a.m. EST on such Distribution Date, a Swap Default and a Class A-FL Distribution Conversion shall occur on such Distribution Date.

                    (c)          On each Distribution Date, the Paying Agent shall remit the Class A-FL Net Swap Payment, if any, to the Swap Counterparty from the Floating Rate Account; provided, that upon and during the continuation of a Class A-FL Distribution Conversion, the Paying Agent shall not make such payments to the Swap Counterparty.  Promptly upon receipt of any payment or other receipt in respect of the Swap Contract, the Paying Agent shall deposit the same into the Floating Rate Account.

                    On each Distribution Date during a Class X-C Pass-Through Rate Reduction Period, the Paying Agent shall remit the Swap Counterparty Special Payment required, if any, to the Swap Counterparty from the Certificate Account.  To the extent that this Section 3.28(c) conflicts with Section 3.05(a) of this Agreement, this section shall control.

                    (d)          The Trustee (or the Paying Agent on the behalf of the Trust) shall at all times enforce the Trust’s rights under the Swap Contract.  In the event of a Swap Default, the Trustee (or the Paying Agent on its behalf) shall promptly provide written notice to the Holders of the Class A-FL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Contract), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-FL Certificates, to enforce the rights of the Trust under the Swap Contract as may be permitted by the terms thereof, including termination thereof, and use Swap Termination Fees, if any, received from the

Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Paying Agent, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates.  If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-FL Certificates on the immediately succeeding Distribution Date as part of the Class A-FL Interest Distribution Amount for such Distribution Date.  Notwithstanding anything to the contrary in the Agreement, the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under the Swap Agreement unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-FL Certificates or any other party.

                    Any Class A-FL Distribution Conversion shall become permanent following the determination by the Trustee (or the Paying Agent acting on its behalf) not to enter into a replacement interest rate swap contract and distribution of any Swap Termination Fees to the Holders of the Class A-FL Certificates.  Any such Swap Default (or termination of the Swap Contract) and the resulting Class A-FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

                    Upon any change (or notification to the Paying Agent that such change is imminent) in the payment terms on the Class A-FL Certificates, including as a result of a Class A-FL Distribution Conversion, termination of a Class A-FL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Paying Agent shall promptly notify the Depositor of the change in payment terms.

                    (e)          In the event that the Swap Contract is terminated and no replacement Swap Contract is entered into, the Paying Agent shall provide notice of such termination to the Class A-FL Certificateholders, which notice shall include: “The Swap Contract with respect to the Class A-FL Certificates is terminated as of [date].  Certificateholders and beneficial owners that are Plans are advised that the Exemption will no longer apply to the Class A-FL Certificates, effective 60 days after the receipt of this notice.  “Exemption”, as used in this notice, shall mean Prohibited Transaction Exemption 96-22 (April 3, 1996) granted by the U.S. Department of Labor to Wachovia Corporation, and its subsidiaries and its affiliates.  All other capitalized terms used in this notice shall have the meaning assigned to them in the Pooling and Servicing Agreement.”

                    (f)          The Paying Agent’s obligation to pay to the Swap Counterparty any funds under the Swap Contract shall be limited to the provisions of Section 3.05(g) and in accordance with the priorities set forth herein; the Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-FL Regular Interest for such Distribution Date is actually received by the Trustee.

                    (g)          Any costs and expenses related to the Swap Contract will not be payable from the Floating Rate Account of the Trust and will not constitute Additional Trust Fund Expenses.  No party hereunder shall advance any Class A-FL Floating Swap Payments.  Simultaneous with the delivery to the Certificateholders, the Trustee shall (1) make available to the Swap Counterparty the Distribution Date Statement (as defined in the Swap Contract) and (2) make available or deliver to the Swap Counterparty copies of any other reports or notices delivered to the Class A-FL Certificateholders as and to the extent required by the Swap Contract.

ARTICLE IV.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

          Section 4.01.   Distributions.

                    (a)          On each Distribution Date the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii), deemed distributions from REMIC I to REMIC II, in each case, pursuant to Section 4.01(j), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

             (i)          concurrently, (i) from the Loan Group 1 Available Distribution Amount, to distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB and Class A-6 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, (ii) from the Loan Group 2 Available Distribution Amount, to distributions of interest to the Holders of the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any, and (iii) from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, to distributions of interest to the Holders of the Class X-C and Class X-P Certificates, up to an amount equal to, and pro rata as between such Classes of Certificates, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the total amount of Distributable Certificate Interest, as provided above, payable in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

             (ii)         to distributions of principal to the Holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance;

             (iii)        after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (x) below on such Distribution Date, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

             (iv)        after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance and after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (x) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB Certificates and the Class A-1 Certificates pursuant to clauses (ii) and (iii) above);

             (v)         after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance and after the Class Principal Balances of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (x) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB, Class A-1 and Class A-2 Certificates pursuant to clauses (ii), (iii) and (iv) above);

             (vi)        after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance and after the Class Principal Balances of each of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-4 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (x) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (ii), (iii), (iv) and (v) above);

             (vii)       after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance and after the Class Principal Balances of each of the Class A-1, Class A-2 Class A-3 and Class A-4 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-5 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-5 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (x) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pursuant to clauses (ii), (iii), (iv), (v) and (vi) above);

             (viii)      after the Class Principal Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance and after the Class Principal Balances of each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-PB Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-PB Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (x) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-PB, Class A-1, Class A-2, Class A-3 Class A-4 and Class A-5 Certificates pursuant to clauses (ii), (iii), (iv) (v), (vi) and (vii) above);

             (ix)        after the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-PB Certificates have been reduced to zero, to distributions of principal to the holders of the Class A-6 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-6 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the entire Loan Group 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (x) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-PB Certificates pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) above;

             (x)         to distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the entire Loan Group 2 Principal Distribution Amount and, after the Class Principal Balances of the Class A-PB, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates have been reduced to zero, the entire Loan Group 1 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above on such Distribution Date;

             (xi)        to distributions to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-PB Certificates, the Class A-6 Certificates and the Class A-1A Certificates, pro rata as among such Classes, in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

             (xii)       to distribution of interest to the Floating Rate Account with respect to the Holders of the Class A-FL Regular Interest, in an amount equal to all Distributable Certificate Interest in respect of such Class A-FL Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xiii)      after the Class Principal Balances of the Class A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-FL Regular Interest, in an amount (not to exceed the Class Principal Balance of the Class A-FL Regular Interest outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount in respect of such Class A-FL Regular Interest for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holder of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

             (xiv)            to distributions to the Floating Rate Account with respect to the Holders of the Class A-FL Regular Interest, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-FL Regular Interest and not previously reimbursed;

             (xv)             to distributions of interest to the Holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xvi)            after the Class Principal Balances of the Class A-FL Regular Interest has been reduced to zero, to distributions of principal to the Holders of Class A-M Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holder of any other Class of Certificates and/or the Class A-FL Regular Interest pursuant to any prior clause of this Section 4.01(a));

             (xvii)           to distributions to the Holders of the Class A-M Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-M Certificates and not previously reimbursed;

             (xviii)          to distributions of interest to the Holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xix)            after the Class Principal Balance of the Class A-M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-J Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest pursuant to any prior clause of this Section 4.01(a));

             (xx)             to distributions to the Holders of the Class A-J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-J Certificates and not previously reimbursed;

             (xxi)            to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxii)         after the Class Principal Balance of the Class A-J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xxiii)        to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

             (xxiv)        to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxv)         after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xxvi)        to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

             (xxvii)       to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxviii)      after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xxix)        to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

             (xxx)         to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxxi)        after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xxxii)       to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

             (xxxiii)      to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxxiv)      after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xxxv)       to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

             (xxxvi)      to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xxxvii)     after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xxxviii)    to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

             (xxxix)      to distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xl)            after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xli)           to distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

             (xlii)          to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xliii)         after the Class Principal Balance of the Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xliv)         to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

             (xlv)          to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xlvi)         after the Class Principal Balance of the Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (xlvii)        to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

             (xlviii)       to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (xlix)         after the Class Principal Balance of the Class K Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (l)              to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

             (li)             to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (lii)                  after the Class Principal Balance of the Class L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (liii)                 to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

             (liv)                 to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (lv)                  after the Class Principal Balance of the Class M Certificates has been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (lvi)                 to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

             (lvii)                to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (lviii)              after the Class Principal Balance of the Class N Certificates has been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (lix)           to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

             (lx)            to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

             (lxi)           after the Class Principal Balance of the Class O Certificates has been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates and/or the Class A-FL Regular Interest, pursuant to any prior clause of this Section 4.01(a));

             (lxii)          to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed; and

             (lxiii)         to make distributions to the Holders of the Class R II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions made in respect of the Regular Certificates and the Class A-FL Regular Interest on such Distribution Date pursuant to clauses (i) through (lxii) above;

provided, that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates has been reduced to zero, but any two or more of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-PB Certificates, the Class A-6 Certificates, and/or the Class A-1A Certificates remain outstanding, the payments of principal to be made as contemplated by clauses (iii) through (x) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such Distribution Date and without regard to Loan Group.  Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

                    All distributions of interest made in respect of the Class X-C and Class X-P Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class X-C Strip Rate and Class X-P Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, together with any amounts thereof remaining unpaid from previous Distribution Dates.

                    (b)          On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1 (whether or not such Class has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

             (i)          First, to the Holders of the respective Classes of Regular Certificates and the Class A-FL Regular Interest entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates for such Distribution Date; and

             (ii)         Second, (A) on or before the Distribution Date in June 2012, 55% of such Yield Maintenance Charges and/or Prepayment Premiums to the Holders of the Class X-P Certificates and 45% of such Yield Maintenance Charges and/or Prepayment Premiums to the Holders of the Class X-C Certificates and (B) after the Distribution Date in June 2012, 100% to the Holders of the Class X-C Certificates, in each case, to the extent of any remaining portion of such Yield Maintenance Charges and/or Prepayment Premiums.

                    Any distribution of Additional Yield Amounts in respect of the Class A-FL Regular Interest shall be paid to the Holders of the Class A-FL Certificates or to the Swap Counterparty as specified in Section 4.01(l).

                    On each Distribution Date, the Paying Agent shall withdraw from the Additional Interest Account any amounts that represent (A) Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans and shall distribute such amounts among the Holders of the Class Z Certificates pro rata in accordance with the respective Percentage Interests of such Class and (B) interest and investment income, if any, earned in respect of amounts held in the Additional Interest Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date, and shall distribute such amount to the Trustee as additional compensation.

                    (c)          All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate or the Class A-FL Regular Interest, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate, but taking into account possible future distributions of Additional Interest) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.  Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing.  If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate.  Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder.  The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds.  No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.  If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

                    (d)          Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents.  None of the Trustee, the Paying Agent, the Certificate  Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.  The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

                    (e)          The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement.  Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                    (f)          Except as otherwise provided in Section 9.01, whenever the Paying Agent receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

            (i)          the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

(ii) no interest shall accrue on such Certificates from and after such Distribution Date.

                    Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph.  If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Paying Agent shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

                    (g)          Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code.  The Certificate Registrar shall promptly provide the Paying Agent with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof.  The consent of Certificateholders shall not be required for such withholding.  If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.  Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

                    (h)          Reserved.

                    (i)           Reserved.

                    (j)          All distributions made in respect of any Class of Sequential Pay Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular Interest on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 shall be deemed to have first been distributed, with respect to the Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto; provided, that interest shall be deemed to have been distributed pro rata among two or more Corresponding REMIC I Regular Interests that correspond to a Class of Sequential Pay Certificates, and all distributions made in respect of the Class X-C and Class X-P Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01, and allocable to any particular Component of such Class of Sequential Pay Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular Interest in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component’s Corresponding REMIC I Regular Interest; and provided, further, that distributions of principal:

            (i)          with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1; second, to REMIC I Regular Interest LA-1-2; third, to REMIC I Regular Interest LA-1-3; and fourth, to REMIC I Regular Interest LA-1-4; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (ii)         with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-2-1; second, to REMIC I Regular Interest LA-2-2; third, to REMIC I Regular Interest LA-2-3; fourth, to REMIC I Regular Interest LA-2-4; fifth, to REMIC I Regular Interest LA-2-5; sixth, to REMIC I Regular Interest LA-2-6 and seventh, to REMIC I Regular Interest LA-2-7; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (iii)        with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-4-1; second, to REMIC I Regular Interest LA-4-2 and third, to REMIC I Regular Interest LA-4-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (iv)        with respect to the Class A-5 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-5-1; second, to REMIC I Regular Interest LA-5-2 and third, to REMIC I Regular Interest LA-5-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (v)          with respect to the Class A-PB Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-PB-1; second, to REMIC I Regular Interest LA-PB-2; third, to REMIC I Regular Interest LA-PB-3; and fourth, to REMIC I Regular Interest LA-PB-4; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (vi)          with respect to the Class A-6 Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-6-1; and second, to REMIC I Regular Interest LA-6-2; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (vii)         with respect to the Class A-1A Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1A-1; second, to REMIC Regular Interest LA-1A-2; third, to REMIC Regular Interest LA-1A-3; fourth, to REMIC Regular Interest LA-1A-4; fifth, to REMIC Regular Interest LA-1A-5; sixth, to REMIC Regular Interest LA-1A-6; seventh, to REMIC Regular Interest LA-1A-7; eighth, to REMIC Regular Interest LA-1A-8; ninth, to REMIC Regular Interest LA-1A-9; tenth, to REMIC Regular Interest LA-1A-10; eleventh, to REMIC Regular Interest LA-1A-11; twelfth, to REMIC Regular Interest LA-1A-12; thirteenth, to REMIC Regular Interest LA-1A-13; fourteenth, to REMIC Regular Interest LA-1A-14; and fifteenth, to REMIC Regular Interest LA-1A-15; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (viii)        with respect to the Class D Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LD-1; second, to REMIC I Regular Interest LD-2; third, to REMIC I Regular Interest LD-3;  fourth, to REMIC I Regular Interest LD-4 and fifth, to REMIC Regular Interest LD-5; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (ix)          with respect to the Class E Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LE-1; and second, to REMIC I Regular Interest LE-2; in each case, until their respective REMIC I Principal Balances are reduced to zero;

            (x)          with respect to the Class F Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LF-1; and second, to REMIC I Regular Interest LF-2; in each case, until their respective REMIC I Principal Balances are reduced to zero;

          (xi)          with respect to the Class G Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LG-1; second, to REMIC I Regular Interest LG-2; and third, to REMIC I Regular Interest LG-3; in each case, until their respective REMIC I Principal Balances are reduced to zero; and

          (xii)         with respect to the Class H Certificates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of REMIC I Regular Interest LH-1; and second, to REMIC I Regular Interest LH-2; in each case, until their respective REMIC I Principal Balances are reduced to zero.

                    (k)          All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates (other than the A-FL Certificates) and the Class A-FL Regular Interests on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in reverse sequential order of the priority set forth in this Section 4.01(k) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Component of such Class of Certificates.  Any amounts remaining in REMIC I on any Distribution Date after the foregoing distributions shall be distributed to the Holders of the Class R-I Certificates.

                    (l)          (i) On each Distribution Date, to the extent of the Class A-FL Available Funds for such Distribution Date, the Paying Agent shall make distributions from the Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

(A) First, to the Holders of the Class A-FL Certificates, in respect of interest, up to an amount equal to the Class A-FL Interest Distribution Account for such Distribution Date;

                                        (B)          Second, to the Holders of the Class A-FL Certificates, in reduction of the Certificate Balances thereof, an amount equal to the Class A-FL Principal Distribution Amount, until the outstanding Certificate Balance thereof has been reduced to zero;

                                        (C)          Third, to the Holders of the Class A-FL Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-FL Certificates (as a result of the allocation of Realized Losses and Additional Trust Fund Expenses to the Class A-FL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

(D) Fourth, to pay termination payments, if any, to the Swap Counterparty; and

(E) Fifth, any remaining amount to the Holders of the Class A-FL Certificates.

                    (ii)          So long as a Class A-FL Distribution Conversion is not in effect, any Additional Yield Amounts paid on the Class A-FL Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Contract on the net basis as part of the Class A-FL Net Swap Payment specified in Section 3.28.  On each Distribution Date for which a Class A-FL Distribution Conversion is in effect, any Additional Yield Amount paid on the Class A-FL Regular Interest shall be distributed to the Holders of the Class A-FL Certificates.

                    (iii)          Any termination payments due to the Swap Counterparty under the Swap Contract shall be payable soley from (1) amounts, if any, remaining in the Floating Rate Account after all other amounts have been paid to the Class A-FL Regular Interest (including all principal amounts outstanding) and to the Class A-FL Certificates pursuant to Section 4.01(l)(i)(A)-(C) and (2) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Trust Fund in connection with entering into such replacement swap contract).

                    (m)          Reserved.

                    (n)          On each Distribution Date, or with respect to a Companion Loan then included in a securitization, on each P&I Advance Date the Companion Paying Agent (based upon a statement of the Master Servicer to be delivered to the Companion Paying Agent that specifies the amount required to be deposited in the Companion Distribution Account and any amounts payable to the Master Servicer from the Companion Distribution Account pursuant to this Section 4.01(h)) shall make withdrawals and payments from the Companion Distribution Account for the related Companion Loans in the following order of priority:

             (i)          to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to a Loan Pair;

(ii) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Sections 9.02(a)(i) and 10.01(h), to the extent any such costs relate to a Loan Pair;

(iii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Companion Distribution Account not required to be deposited therein;

             (iv)        on each Distribution Date, or with respect to a Companion Loan then included in a securitization, on each P&I Advance Date to pay all amounts remaining in the Companion Distribution Account to the Companion Holder; and

(v) to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                    All distributions from a Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the Companion Holder by wire transfer in immediately available funds to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first-class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

                    To the extent amounts are payable to or in respect of the Trust Fund pursuant to Section 4.01(n)(i) or (ii), the Companion Distribution Account shall be considered an “outside reserve fund” within the meaning of the REMIC Provisions, beneficially owned by the Companion Holder for federal income tax purposes, who shall be taxable on all reinvestment income thereon, and who shall be deemed to have received any amounts reimbursed from the Trust Fund to the Companion Distribution Account.

                    On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest (in order of alphabetical Class designation) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes and unreimbursed after application of the Available Distribution Amount for such Distribution Date.  Amounts paid from the Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interests in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto.  Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Classes of Certificates or the Class A-FL Regular Interest receiving such distributions.  Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

                    (o)          Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code taking into account any applicable exemptions from, or reductions in, withholding upon receipt of appropriate Internal Revenue Service forms and documentation.  The consent of Certificateholders shall not be required for such withholding.  In the event the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders on the Distribution Date Statement.  Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

          Section 4.02.     Statements to Certificateholders; CMSA Loan Periodic Update File.

                    (a)          On each Distribution Date, the Trustee shall make available on the Trustee’s Internet Website or, upon written request, forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Companion Holder, the Underwriters and each Rating Agency, a statement (a “Distribution Date Statement”), as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

(i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-FL Certificates in reduction of the Class Principal Balance thereof;

             (ii)         the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-FL Certificates allocable to Distributable Certificate Interest or the Class A-FL Interest Distribution Amount, as applicable, and, with respect to the Class A-FL Certificates notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-FL Regular Interest, which is being paid as a result of a Class A-FL Distribution Conversion;

             (iii)        the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-FL Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

             (iv)        the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-FL Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v) the Available Distribution Amount and the Class A-FL Available Funds for such Distribution Date;

             (vi)        (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the Mortgage Pool and each Loan Group that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances as of the close of business on the related Determination Date;

(vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

             (ix)        the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

             (x)         the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

             (xi)        as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

             (xii)       with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

             (xiii)      with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

(xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates and the Class A-FL Certificates for such Distribution Date;

             (xv)         any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates and the Class A-FL Certificates after giving effect to the distributions made on such Distribution Date;

(xvi) the Pass-Through Rate for each Class of Regular Certificates and the Class A-FL Certificates for such Distribution Date;

             (xvii)       the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

             (xx)         the Class Principal Balance of each Class of Regular Certificates (other than the Class X Certificates) and the Class A-FL Certificates and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxi) the Certificate Factor for each Class of Regular Certificates and the Class A-FL Certificates immediately following such Distribution Date;

             (xxii)       the aggregate amount of interest on P&I Advances paid to the Master Servicer, and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period in accordance with Section 4.03(d);

             (xxiii)      the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Collection Period in accordance with Section 3.03(d) with respect to the Mortgage Pool and each Loan Group;

(xxiv) the aggregate amount of (i) Servicing Fees paid to the Master Servicer and the Special Servicer and (ii) Trustee Fees paid to the Trustee during the related Collection Period;

(xxv) the loan number for each Required Appraisal Mortgage Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvi) the original and then current credit support levels for each Class of Regular Certificates and the Class A-FL Certificates;

(xxvii) the original and then current ratings for each Class of Regular Certificates and the Class A-FL Certificates;

(xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

(xxix) the amounts, if any, actually distributed with respect to the Class Z Certificates Class R-I Certificates or Class R-II Certificates on such Distribution Date; and

(xxx) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period, based on the most recent Appraisal or valuation.

(xxxi) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

(xxxii) the amounts received and paid in respect of the Swap Contract;

(xxxiii) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

             (xxxiv)    the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment in connection with the acquisition of a replacement interest rate swap contract and (C) collateral posted in connection with any Rating Agency Trigger Event;

(xxxv) the amount of, and identification of, any interest due thereon (including without limitation, any termination payment received in connection with the Swap Contract); and

(xxxvi) the amount of the Swap Counterparty Special Payment.

                    In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate.  In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

                    The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                    The Trustee shall, and the Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to the general public (i) the Distribution Date Statement via their respective Internet Websites, (ii) as a convenience for interested parties, the Prospectus Supplement, the Prospectus and this Agreement on their respective Internet Websites and (iii) any other items at the request of the Depositor via their respective Internet Websites.  In addition, the Trustee shall make available each month, on each Distribution Date, the Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond File, and the CMSA Collateral Summary File to the general public on its Internet Website.  The Trustee shall make available each month, on each Distribution Date, (i) the Restricted Servicer Reports, and (ii) the CMSA Property File and the CMSA Financial File, and (iii) the CMSA Reconciliation of Funds Report to any Privileged Person.

                    Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable.  The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a).  Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

                    Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (iv) of the description of “Distribution Date Statement” above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns.  Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund.  Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                    If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of or, provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner’s ownership interest).  Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided, that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

                    The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information.  Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

                    (b)          The Master Servicer shall use reasonable efforts to provide by 11:00 a.m. New York City Time and in no event later than 12:00 noon New York City time on the second Business Day preceding each Distribution Date, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy (other than in the case of the Trustee) of such transmitted information to follow promptly, an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date, to the Trustee, the Depositor, the Special Servicer and the Underwriters.  The Depositor shall provide the information necessary for the CMSA Loan Setup File on the Closing Date.  Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period.

                    In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee (including in its capacity as Paying Agent) may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer.  In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from such party, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the such party’s failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the such party.

          Section 4.03.     P&I Advances.

                    (a)          On or before 1:30 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date.  The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made.  Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made).  If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer’s Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy (704) 715-0036 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at (704) 593-7836 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date.  If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

                    (b)          The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to Section 4.03(c) and 4.03(f) below, equal with respect to the Mortgage Loans, the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees due or deemed due, as the case may be, in respect of the Mortgage Loans and subject to Section 4.03(g), the AmericasMart Companion Loan (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during (or deemed to be during) the related Collection Period, in each case, to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period; provided, that, with respect to the Mortgage Loans (x) if the Periodic Payment on any Mortgage Loan or the AmericasMart Companion Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan or the AmericasMart Companion Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer or the Trustee shall, as to such Mortgage Loan or the AmericasMart Companion Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Mortgage Loan, the

Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan or the AmericasMart Companion Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus the product of (1) such Appraisal Reduction Amount allocated pursuant to Section 4.04(e) to the Mortgage Loan or the AmericasMart Companion Loan and (2) the per annum Pass-Through Rate (or, with respect to the AmericasMart Companion Loan, if such loan is then in a securitization, “pass-through rate” as defined in the pooling and servicing agreement related to such securitization) (i.e., for any month, one-twelfth of the Pass-Through Rate or “pass-through rate”) applicable to the Class of Certificates to which such Appraisal Reduction Amount is allocated pursuant to Section 4.04(e) (or with respect to the AmericasMart Companion Loan, applicable to the class of certificates or other securities which are backed in whole or in part by the related the AmericasMart Companion Loan) and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).  The holder of a Pari Passu Companion Loan (or its designee) shall provide to the Master Servicer any information the Master Servicer may request in order to fulfill its advancing obligations with respect to such Pari Passu Companion Loan pursuant to this Section 4.03(b).

                    (c)          Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.  The determination by the Master Servicer or the Special Servicer that the Master Servicer has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer’s Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers’ reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or the Special Servicer.  As soon as reasonably practical after making such determination, the Special Servicer shall report to the Master Servicer the Special Servicer’s determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance.  The Master Servicer shall be entitled to conclusively rely on such determination by the Special Servicer.  The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance the Trustee shall rely on the Master Servicer’s determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that, if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or the Special Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I

Advance would be a Nonrecoverable Advance.  The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards set forth in Section 8.01(a), including utilizing its good faith business judgment to make such determination.

                    (d)          In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made (provided, however, no such interest shall accrue during any grace or cure period under a Mortgage Loan) to but not including the date of reimbursement such interest to be payable, subject to the terms of the Intercreditor Agreement with respect to the related Loan Pair, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property and then from general collections on the Mortgage Loans then on deposit in the Certificate Account.  The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

                    (e)          In no event shall the Master Servicer or the Trustee make a P&I Advance with respect to any Subordinate Companion Loan.

                    (f)          Subject to Section 4.03(b) and (c), the Master Servicer shall make P&I Advances in respect of the AmericasMart Companion Loan only during such time as the AmericasMart Companion Loan is included in a securitization or a collateralized debt obligation in which interests therein are issued or created pursuant to the terms of the related Intercreditor Agreement.  With respect to any P&I Advance made on the AmericasMart Companion Loan, the Master Servicer shall be entitled to recovery of such amounts from the holder thereof.  For the avoidance of doubt, the Trust Fund shall not be liable for any recoveries of P&I Advances made by the Master Servicer on the AmericasMart Companion Loan.  Notwithstanding anything to the contrary contained herein, the Trustee shall have no obligation hereunder to and shall not make P&I Advances in respect of the AmericasMart Companion Loan.

                    (g)          None of the Master Servicer, the Paying Agent or the Trustee shall advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-FL Certificates.

          Section 4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts.

                    (a)          On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-Off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Nonrecoverable Advances, to the extent a Final Recovery Determination has not been made with respect thereto, and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) hereof): first, to the Class P Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, second, to the Class O Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, third, to the Class N Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class M Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class L Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class K Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class J Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; ninth, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eleventh, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; thirteenth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourteenth, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifteenth to the Class A-J Certificates until the remaining Class Principal Balance thereof has been reduced to zero; sixteenth, to the Class A-M Certificates until the remaining Class Principal Balance thereof have been reduced to zero, seventeenth, to the Class A-FL Regular Interest until the remaining Class Principal Balance thereof has been reduced to zero, and eighteenth, pro rata (based on remaining Class Principal Balances), to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-PB Certificates, the Class A-6 Certificates and the Class A-1A Certificates, until the Class Principal Balances thereof are reduced to zero.  Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Regular Certificates and the Class A-FL Regular Interest shall be made by reducing the Class Principal Balances thereof by the amount so allocated.  All Realized Losses and Additional Trust Fund Expenses, if any, allocated to the Class A-FL Regular Interest shall result in a corresponding reduction of the Certificate Balance of the Class A-FL Certificates.  All Realized Losses and Additional Trust Fund Expenses, if any allocated to a Class of Regular Certificates (or, with respect to the Class A-FL Certificates, an amount corresponding to any Realized Losses and Additional Trust Find Expenses allocated to the Class A-FL Regular Interest) shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.  All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates and the Class A-FL

Regular Interest as of the Distribution Date on which the aggregate Certificate Principal Balance of such Regular Certificates and the Class Principal Balance of the Class A-FL Regular Interest have been reduced to zero, shall be deemed allocated to the Residual Certificates.

                    (b)          On each Distribution Date, following the deemed distributions of principal or reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of the REMIC I Regular Interests pursuant to Section 4.01(n), the REMIC I Principal Balance (or aggregate REMIC I Principal Balance with respect to the REMIC I Regular Interests corresponding to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class D, Class E, Class F, Class G and Class H Certificates) of the Corresponding REMIC I Regular Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that Realized Losses and Additional Trust Fund Expenses shall be allocated:

             (i)          with respect to the Class A-1 Certificates, first, in respect of REMIC I Regular Interest LA-1-1; second, to REMIC I Regular Interest LA-1-2; third, to REMIC I Regular Interest LA-1-3; and fourth, to REMIC I Regular Interest LA-1-4; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (ii)         with respect to the Class A-2 Certificates, first, in respect of REMIC I Regular Interest LA-2-1; second, to REMIC I Regular Interest LA-2-2; third, to REMIC I Regular Interest LA-2-3; fourth, to REMIC I Regular Interest LA-2-4; fifth, to REMIC I Regular Interest LA-2-5; sixth, to REMIC I Regular Interest LA-2-6; and seventh, to REMIC I Regular Interest LA-2-7; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (iii)        with respect to the Class A-4 Certificates, first, in respect of REMIC I Regular Interest LA-4-1; second, to REMIC I Regular Interest LA-4-2; and third, to REMIC I Regular Interest LA-4-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (iv)         with respect to the Class A-5 Certificates, first, in respect of REMIC I Regular Interest LA-5-1; second, to REMIC I Regular Interest LA-5-2; and third, to REMIC I Regular Interest LA-5-3; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (v)          with respect to the Class A-PB Certificates, first, in respect of REMIC I Regular Interest LA-PB-1; second, to REMIC I Regular Interest LA-PB-2; third, to REMIC I Regular Interest LA-PB-3; and fourth, to REMIC I Regular Interest LA-PB-4; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (vi)         with respect to the Class A-6 Certificates, first, in respect of REMIC I Regular Interest LA-6-1; and second, to REMIC I Regular Interest LA-6-2; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (vii)        with respect to the Class A-1A Certificates, first, in respect of REMIC I Regular Interest LA-1A-1; second, to REMIC I Regular Interest LA-1A-2; third, to REMIC I Regular Interest LA-1A-3; fourth, to REMIC I Regular Interest LA-1A-4;  fifth, to REMIC I Regular Interest LA-1A-5; sixth, to REMIC I Regular Interest LA-1A-6; seventh, to REMIC I Regular Interest LA-1A-7; eighth, to REMIC I Regular Interest LA-1A-8; ninth, to REMIC I Regular Interest LA-1A-9; tenth, to REMIC I Regular Interest LA-1A-10; eleventh, to REMIC I Regular Interest LA-1A-11; twelfth, to REMIC I Regular Interest LA-1A-12; thirteenth, to REMIC I Regular Interest LA-1A-13; fourteenth, to REMIC I Regular Interest LA-1A-14; and fifteenth, to REMIC I Regular Interest LA-1A-15; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (viii)       with respect to the Class D Certificates, first, in respect of REMIC I Regular Interest LD-1; second, to REMIC I Regular Interest LD-2; third, to REMIC I Regular Interest LD-3; fourth, to REMIC I Regular Interest LD-4; and fifth, to REMIC I Regular Interest LD-5; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (ix)         with respect to the Class E Certificates, first, in respect of REMIC I Regular Interest LE-1; and second, to REMIC I Regular Interest LE-2; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (x)          with respect to the Class F Certificates, first, in respect of REMIC I Regular Interest LF-1; and second, to REMIC I Regular Interest LF-2; in each case, until their respective REMIC I Principal Balances are reduced to zero;

             (xi)          with respect to the Class G Certificates, first, in respect of REMIC I Regular Interest LG 1; second, to REMIC I Regular Interest LG 2; and third, to REMIC I Regular Interest LG-3; in each case, until their respective REMIC I Principal Balances are reduced to zero; and

             (xii)         with respect to the Class H Certificates, first, in respect of REMIC I Regular Interest LH 1; and second, to REMIC I Regular Interest LH 2; in each case, until their respective REMIC I Principal Balances are reduced to zero.

                    (c)          On any Distribution Date, the amount of any Mortgage Deferred Interest will be allocated as Certificate Deferred Interest to each outstanding Class of Sequential Pay Certificates (other than the Class A-FL Certificates) and the Class A-FL Regular Interest in reverse order of priorities (except with respect to the Class A-1 Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Principal Balances) to such Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular Interest, as applicable, for such Distribution Date.  On each such Distribution Date, the Certificate Principal Balance of each Class of Certificates or the Class A-FL Regular Interest, as applicable, to which Certificate Deferred Interest has been allocated shall be increased by the amount of Certificate Deferred Interest allocated to such Class of Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular Interest, as applicable,.  The amount of Certificate Deferred Interest allocated to any Class of Sequential Pay Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular Interest, as applicable, shall be allocated to, and will increase the REMIC I Principal Balances of the Corresponding REMIC I Regular Interest in reverse order of priorities; provided, however, that with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, and Class A-1A Certificates, allocations to the Corresponding REMIC I Regular Interests shall be made on a pro rata basis.

                    (d)          Any Appraisal Reduction Amounts shall be allocated only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, as follows: to the Class Principal Balance of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J, Class A-M and Class A-FL Certificates, in that order, up to the amount of their respective Class Principal Balances, and then to the Class A Certificates on a pro rata basis; provided, however, that with respect to any Appraisal Reduction Amount relating to a Co-Lender Loan, such Appraisal Reduction Amount will be applied, first to the Subordinate Companion Loans from the most junior to the most senior, and then, will be applied to its related Co-Lender Loan and, with respect to the AmericasMart Mortgage Loan, such Appraisal Reduction Amount will be applied pro rata to the AmericasMart Mortgage Loan and its related Companion Loan.  On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates (other than the Class A-FL Certificates) or the Class A-FL Regular Interest shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date.  The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the allocation required by this Section 4.04(d).

          Section 4.05.    Calculations.

                    The Paying Agent shall, provided, it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04.  The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer.  The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          Section 4.06.    Use of Agents.

                    The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations or liabilities, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

ARTICLE V.

THE CERTIFICATES

          Section 5.01.    The Certificates.

                    (a)          The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.  The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates and the Class A-FL Certificates shall initially be held and transferred through the book-entry facilities of the Depository.  The Regular Certificates and the Class A-FL Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class X Certificates), and in each such case in integral multiples of $1 in excess thereof.  The Class Z Certificates, Class R-I Certificates and the Class R-II Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

                    (b)          The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

          Section 5.02.    Registration of Transfer and Exchange of Certificates.

                    (a)          At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the Corporate Trust Office), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided, that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.  If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar.  The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.  Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

                    (b)          No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either:  (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification.  Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    In connection with transfer of the Non-Registered Certificates, the Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

                    Notwithstanding the foregoing, for so long as any Non-Registered Certificate is a Book-Entry Certificate, (a) each prospective transferor of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate shall be deemed to have represented to the Trustee, the Paying Agent, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer.  In addition, if such prospective transferee is an Institutional Accredited Investor (but not also a Qualified Institutional Buyer), such prospective transferee shall be deemed to have acknowledged that any beneficial interest in a Book-Entry Certificate that is transferred to it is required to be delivered in the form of a Definitive Certificate and shall cease to be an interest in such Book-Entry Certificate and, thereafter, shall be subject to all transfer restrictions and other procedures applicable to Certificates in definitive form.

                    (c)          No transfer of a Certificate or any interest therein shall be made to any “employee benefit plan” subject to Title I of ERISA, or any “plan” subject to Section 4975 of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non-U.S. or other law (“Similar Law”) substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such plan (each, a “Plan”) unless (A) in the case of a Certificate other than a Residual Certificate or a Class Z Certificate, the transferee is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”) or (B) in the case of a Certificate other than an ERISA Restricted Certificate, a Residual Certificate or a Class Z Certificate, (1) the transferee qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (2) the transferee’s acquisition and holding of such Certificate satisfies all the requirements of and is covered by the Exemptions as in effect at the time of such transfer.  Each Person who acquires a Certificate in Definitive Certificate form shall be required to certify in writing in the form attached as Exhibit H hereto that it meets the foregoing conditions and that it will not transfer such Certificate in violation of the foregoing, and each Person who acquires a Certificate in Book-Entry Certificate form shall be deemed to have certified that the foregoing conditions are satisfied, and that it will not transfer such Certificate in violation of the foregoing.

                    (d)          (i)          Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                        (A)          Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                                        (B)          In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1 (a “Transfer Affidavit and Agreement”), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee; that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee; that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee; that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Residual Certificate as they come due; and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                                        (C)          Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                        (D)          Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (a) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (b) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                                        (E)          Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

          (ii)          If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate.  None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (iii)          If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose.  Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar.  Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar.  Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee.  The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (iv)          The Certificate Registrar shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

          (v)          The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided, that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                                        (A)          written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                                        (B)          an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause either of REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                    (e)          Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                    (f)          At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose.  Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                    (g)          Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                    (h)          No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                    (i)          All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                    (j)          Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

                    (k)          Each Person who has or who acquires any Ownership Interest in a Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of any Intercreditor Agreement affecting such Certificate.

          Section 5.03.    Book-Entry Certificates.

                    (a)          Each Class of Regular Certificates and the Class A-FL Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein.  Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

                    (b)          The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate

Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                    (c)          If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.  Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor’s expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions.  The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates.  None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                    (d)          Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate, any Subordinated Certificate and any Class Z Certificate) which interests are transferable through the book-entry facilities of the Depository.

          Section 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.

                    If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the

Trustee and the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.05.    Persons Deemed Owners.

                    Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

ARTICLE VI.

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

          Section 6.01.    Liability of Depositor, Master Servicer and Special Servicer.

                    The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          Section 6.02.    Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

                    Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation or national banking association, as the case may be, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a national banking association or foreign corporation, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

                    The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

          Section 6.03.    Limitation on Liability of Depositor, Master Servicer and Special Servicer.

                    None of the Depositor, the Master Servicer or the Special Servicer, or any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee or the Certificateholders or the Companion Holders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Holders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder or negligent disregard of such obligations and duties..  The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section 3.11(b) or Section 3.11(d) and the last sentence of the definition of Servicing Advances); (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder.  None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05.  In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee, or any Certificateholder, subject to the provisions of Section 8.05(b).

          Section 6.04.    Resignation of Master Servicer and the Special Servicer.

                    The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement).  Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee.  Unless applicable law requires the Master Servicer’s or Special Servicer’s resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof.  The Master Servicer and the Special Servicer shall have the right to resign at any other time provided, that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.  Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

                    Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder.  If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

          Section 6.05.    Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

                    The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations.  Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

          Section 6.06.    Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

                    The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee or the Paying Agent in order to enable it to perform its duties hereunder.

          Section 6.07.    Depositor, Special Servicer, Trustee and the Paying Agent to Cooperate with Master Servicer.

                    The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

          Section 6.08.    Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

                    The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

          Section 6.09.    Designation of Special Servicer by the Controlling Class and Controlling Holders.

                    The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided, that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default.  Such Holder or Holders may also select a Controlling Class Representative that may advise and direct the Special Servicer and whose approval is required for certain actions, as described herein.  Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation.  The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1.  If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer’s resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04.  Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.  The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms.  Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person’s becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation (including Workout Fees earned on Specially Serviced Mortgage Loans which became Corrected Mortgage Loans prior to its resignation), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation.  Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

                    Notwithstanding the foregoing, in accordance with the terms of the related Intercreditor Agreement, the Companion Holder related to the Courtyard Marriott-- Miami Beach, FL Loan and the Centennial Tower Loan shall have the right to appoint, approve and/or remove the Special Servicer with respect to the related Mortgage Loan, and the Controlling Class shall not have the right to replace the Special Servicer with respect to such Mortgage Loans as described above.

          Section 6.10.    Master Servicer or Special Servicer as Owner of a Certificate.

                    The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of “Certificateholder”) the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof.  If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take.  The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine.  If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard.  The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph.  It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          Section 6.11.    The Controlling Class Representative.

                    (a)          Subject to Section 6.11(c), the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer (provided, that, if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative’s approval will be deemed to have been given):

             (i)          any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

             (ii)          any modification of a Money Term of a Mortgage Loan (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

(vi) any waiver of a “due-on-sale” clause or “due-on-encumbrance” clause;

(vii) any release of any performance or “earn-out” reserves, escrows or letters of credit;

             (viii)       any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

(ix) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(x) any termination of, or modification of, all applicable franchise agreements related to any Mortgage Loan secured by a hotel;

(xi) any determination to allow a borrower not to maintain terrorism insurance; and

(xii) any determination to decrease the time period referenced in clause (g) of the definition of Specially Serviced Mortgage Loan.

                    In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided, that, notwithstanding anything herein to the contrary or anything in this Agreement which permits the Controlling Class Representative or a Companion Holder the right to consent to or object to actions taken by the Special Servicer, no such advice or direction, and no objection contemplated by the preceding paragraph from the Controlling Class Representative or a Companion Holder, may require or cause the Special Servicer to violate any applicable law, any provision of this Agreement or the REMIC Provisions (and the Special Servicer shall disregard any such direction or objection), including without limitation the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund, the Paying Agent or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Special Servicer or the Special Servicer’s responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders and, if applicable, the Companion Holders, as a collective whole.  For the avoidance of doubt, the Master Servicer and/or the Special Servicer will disregard any direction or objection of any party (including without limitation of the Controlling Class Representative or a Companion Holder) if such direction and or objection causes the Master Servicer or the Special Servicer to violate the Servicing Standard, any applicable law, any provision of this Agreement or the REMIC Provisions or expose the Master Servicer, the Special Servicer, the Trust Fund, the Paying Agent or the Trustee or their respective Affiliates, officers, directors employees or agents to any claim suit or liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibility hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer is not in the best interest of the Certificateholders, or the holders of the Companion Loan and consistent with the Servicing Standard.

                    (b)          The Controlling Class Representative, the Controlling Class or any holder of a Companion Loan will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative, the Controlling Class or any holder of a Companion Loan will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.  By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class, the Controlling Class Representatives or any holder of a Companion Loan may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class, the Controlling Class Representative and/or any holder of a Companion Loan may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class, the Controlling Class Representatives and/or any holder of a Companion Loan may act solely in the interests of the Holders of the Controlling Class, any holder of a Companion Loan, as the case may be, and/or that the Controlling Class Representatives do not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class or any holder of a Companion Loan and shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representatives or any holder of a Companion Loan or any director, officer, employee, agent or principal thereof for having so acted.

                    (c)          Notwithstanding anything to the contrary in this Section 6.11 or anything contained in this Agreement, with respect to (i) the AmericasMart Loan Pair, the related holders of the AmericasMart Loan and the AmericasMart Companion Loan shall share in all of the rights and responsibilities of the Controlling Class Representative as set forth in Section 2(i) of the related Intercreditor Agreement, subject to any conditions, restrictions or other provisions described in or incorporated by reference into such sections and the Master Servicer or Special Servicer, as applicable, will comply with the provisions therein contained in connection with taking or refraining from taking the actions described therein, (ii) the Courtyard Marriott --

Miami Beach, FL Loan Pair, where the holder of the related Companion Loan is acting as the Co-Lender as defined under the related Intercreditor Agreement, the related Co-Lender shall be entitled to exercise the rights set forth in Section 3 of the related Intercreditor Agreement, subject to any conditions, restrictions or other provisions described in or incorporated by reference into such sections and the Master Servicer or Special Servicer, as applicable, will comply with the provisions therein contained in connection with taking or refraining from taking the actions described therein, (iii) the Centennial Tower Loan Pair, where the holder of the related Companion Loan is acting as the “Note B Holder” as defined under the related Intercreditor Agreement, the related Note B Holder shall be entitled to exercise the rights set forth in Section 3 of the related Intercreditor Agreement, subject to any conditions, restrictions or other provisions described in or incorporated by reference into such sections and the Master Servicer or Special Servicer, as applicable, will comply with the provisions therein contained in connection with taking or refraining from taking the actions described therein, (iv) the 240 West 40th Street Loan Pair, where the holder of the related Companion Loan is acting as the “Note B Holder” as defined under the related Intercreditor Agreement, the related Note B Holder shall be entitled to exercise the rights set forth in the related Intercreditor Agreement, subject to any conditions, restrictions or other provisions described in or incorporated by reference into such sections and the Master Servicer or Special Servicer, as applicable, will comply with the provisions therein contained in connection with taking or refraining from taking the actions described therein, and (v) the Mezz Cap Intercreditor Agreement, the Master Servicer and Special Servicer shall comply with Section 16 of the Mezz Cap Intercreditor Agreement.

                    (d)          Notwithstanding anything in this Section 6.11, nothing herein is intended to limit the right of the Controlling Class Representative to consult on a non-binding basis with the Special Servicer with respect to any Mortgage Loan.

ARTICLE VII.

DEFAULT

          Section 7.01.    Events of Default.

                    (a)          “Event of Default,” wherever used herein, means any one of the following events:

             (i)          any failure by the Master Servicer to deposit into the Certificate Account, which failure, in the case of deposits and remittance to the Certificate Account, continues unremedied one Business Day after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account, or the Floating Rate Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure, in the case of deposits and remittances to the Distribution Account or the Floating Rate Account, continues unremedied until 10:00 a.m., New York City time on the related Distribution Date provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

             (ii)         any failure by the Special Servicer to timely deposit into the REO Account or to timely deposit into, or to timely remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement; or

             (iii)        any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

             (iv)        any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

             (v)         any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

             (vi)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

             (vii)       the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

             (viii)      the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

             (ix)        the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

             (x)         the Master Servicer or the Special Servicer receives actual knowledge that S&P or Fitch has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by S&P or Fitch within 60 days of the date that the Master Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action; or

(xi) the Master Servicer fails to be rated at least “CMS3” by Fitch or the Special Servicer fails to be rated at least “CSS3” by Fitch and, in each case, such downgrade is not withdrawn in 60 days; or

             (xii)       the Master Servicer or the Special Servicer, as the case may be, is no longer listed on S&P’s Selected Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as the case may be, and such removal continues for a period of 60 days; or

             (xiii)      the Master Servicer shall fail to remit to the Paying Agent for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made.

                    (b)          If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the “Defaulting Party”) and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder.  From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Master Servicer’s or Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer’s or Special Servicer’s, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).  Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses.  If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund.  For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                    (c)          If the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x), (xi), (xii) or (xiii) and if the terminated Master Servicer provides the Trustee with the appropriate “request for proposal” materials within the five Business Days after receipt of such termination notice, the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c); provided, the Trustee has requested the Master Servicer to continue to serve as the Master Servicer during such period.  Upon receipt of the “request for proposal” materials, the Trustee shall promptly thereafter (using such “request for proposal” materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, that, at the Trustee’s request, the Master Servicer to be terminated pursuant to Section 7.01(b) shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement.  The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination to the Master Servicer.  The materials provided to the Trustee shall provide for soliciting bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.0 basis points per Mortgage Loan serviced (each, a “Servicing-Retained Bid”) and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a “Servicing-Released Bid”).  The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the “Successful Bidder”) to act as successor Master Servicer hereunder.  The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after termination of the Master Servicer.

                    Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Master Servicer to be terminated pursuant to Section 7.01(b) the amount of such cash bid received from the Successful Bidder (net of “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.  In connection with such remittance, the Trustee is entitled to be reimbursed by the Master Servicer for the Trustee’s “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing as contemplated by clause (i) of this paragraph and by the definition of “Bid Allocation”.

                    If the Successful Bidder has not entered into this Agreement as successor Master Servicer within such 45-day period or no Successful Bidder was identified within such 45-day period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c).  The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

          Section 7.02.    Trustee to Act; Appointment of Successor.

                    On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, unless a successor is appointed pursuant to Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer’s obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided, that, if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s or the Special Servicer’s, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder.  Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder.  As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than fees already earned, including, without limitation, Workout Fees).  Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09.  Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement.  Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided.  Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately.  In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder.  Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 7.03.    Notification to Certificateholders.

                    (a)          Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                    (b)          Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

          Section 7.04.    Waiver of Events of Default.

                    The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i), (ii), (x), (xii) or (xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes.  Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.  Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

          Section 7.05.    Additional Remedies of Trustee Upon Event of Default.

                    During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.  Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

ARTICLE VIII.

CONCERNING THE TRUSTEE

          Section 8.01.    Duties of Trustee.

                    (a)          The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.  Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                    (b)          The Trustee upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.  The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                    (c)          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

             (i)          Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

             (ii)         The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

             (iii)        The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement; and

             (iv)         The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to the Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

          Section 8.02.    Certain Matters Affecting Trustee.

                    Except as otherwise provided in Section 8.01 and Article X:

                    (a)          the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (b)          the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                    (c)          the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall be under no obligation to take any action to enforce the rights of the Trust Fund under the Swap Agreement unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Swap Counterparty , the Holders of the Class A-FL Certificates or any other party; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                    (d)          the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                    (e)          prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                    (f)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

                    (g)          the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

                    (h)          neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement.  The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

          Section 8.03.    Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                    The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II, Section 8.15 and Section 8.16 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee does not assume any responsibility for their correctness.  Except as set forth in Section 8.15 and Section 8.16, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer unless the Trustee is acting as Paying Agent.  The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          Section 8.04.    Trustee May Own Certificates.

                    The Trustee or any agent of the Trustee in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of “Certificateholder”) as it would have if it were not the Trustee or such agent.

          Section 8.05.    Fees and Expenses of Trustee; Indemnification of Trustee.

                    (a)          On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee, in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder at the Trustee Fee Rate.  No Trustee Fee shall be payable with respect to the Companion Loans.  The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s sole compensation for such services to be rendered by it.

                    (b)          The Trustee and any director, officer, employee, affiliate, agent or “control” person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable “out-of-pocket” expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein; provided, that such expense is an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein.  The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor Trustee.

          Section 8.06.    Eligibility Requirements for Trustee.

                    The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority.  If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Trustee shall also be an entity with a long term unsecured debt rating of at least (a) “A+” by S&P and “AA-” by Fitch, and a short-term unsecured debt rating of at least “A-1” by S&P or (b) such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee, shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee’s continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby.  The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an “Affiliate” (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, the Underwriters, the Depositor, or any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any “Affiliate” (as such term is defined in Section III of PTE 2000-58) of any such Person.

          Section 8.07.    Resignation and Removal of Trustee.

                    (a)          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Swap Counterparty and to all Certificateholders at their respective addresses set forth in the Certificate Register.  Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee.  A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the Swap Counterparty and the Certificateholders by the Master Servicer.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                    (b)          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different from the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee’s reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.  A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

                    (c)          The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.  A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed.  In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

                    (d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          Section 8.08.    Successor Trustee.

                    (a)          Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                    (b)          No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

                    (c)          Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

          Section 8.09.    Merger or Consolidation of Trustee.

                    Any entity into which the Trustee may be merged or converted or with which the Trustee may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10.    Appointment of Co-Trustee or Separate Trustee.

                    (a)          Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                    (b)          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                    (c)          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

                    (d)          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                    (e)          The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          Section 8.11.    Appointment of Custodians.

                    The Trustee may appoint at the Trustee’s expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee.  Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of the Depositor or the Mortgage Loan Seller.  Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence.  Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund.  The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian.  The initial Custodian shall be the Trustee.  Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee.  Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

          Section 8.12.    Appointment of Authenticating Agents.

                    (a)          The Trustee may at the Trustee’s expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein.  Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities.  Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder.  The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent.  Wells Fargo Bank, N.A. shall be the initial Authenticating Agent.  If Wells Fargo Bank, N.A. is removed as Trustee, then Wells Fargo Bank, N.A. shall be terminated as Authenticating Agent.  If the Authenticating Agent (other than Wells Fargo Bank, N.A.) resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.  In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof.  Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

                    (b)          Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                    (c)          Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          Section 8.13.     Access to Certain Information.

                    The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.  Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

          Section 8.14.     Appointment of REMIC Administrators.

                     (a)           The Trustee may appoint at the Trustee’s expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein.  The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator.  Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities.  In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof.  If Wells Fargo Bank, N.A. is removed as Trustee, then Wells Fargo Bank, N.A. shall be terminated as REMIC Administrator.

                    (b)           Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

                    (c)           Any REMIC Administrator may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee the Certificate Registrar, the Trustee, the Master Servicer, the Special Servicer and the Depositor.  The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14.  Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator.  No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          Section 8.15.     Representations, Warranties and Covenants of Trustee.

                    The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

(i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

           (ii)         The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

           (iii)        Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

           (iv)         This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

           (v)          The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

           (vi)         No litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

           (vii)         Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          Section 8.16.     Appointment of the Paying Agent.

                    The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder.  The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable.  Any Paying Agent shall be either a bank or a trust company or otherwise authorized under law to exercise corporate trust powers and shall have a short term debt rating of at least “A-1” and a long-term debt rating of at least “A+” by S&P or a rating of at least “A” by Fitch, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies.  Any such appointment of a third party Paying Agent and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may (A) thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or (B) terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Paying Agent any rights or indemnification that may be satisfied out of assets of the

Trust Fund.  The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof.  The initial Paying Agent shall be the Trustee.  Notwithstanding anything herein to the contrary, if the Trustee is no longer the Paying Agent, any provision or requirement herein requiring notice or any information to be provided to the Paying Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.  If the Trustee appoints a Paying Agent other than the Trustee, the Trustee shall promptly notify the Master Servicer of such appointment and give to the Master Servicer the Paying Agent’s wiring instructions and notice address.

          Section 8.17.     Reports to the Securities and Exchange Commission; Available Information.

                    (a)            The Trustee the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund’s satisfying the reporting requirements under the Exchange Act.  The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via EDGAR) such Forms on behalf of the Depositor, until directed in writing by the Depositor to discontinue such filings.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.  Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

                    (b)            A Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto.  Prior to March 30th of each year beginning in 2006 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations.  Such Form 10-K shall include as exhibits the Master Servicer’s and the Special Servicer’s annual statement of compliance described under Section 3.13 and the accountant’s report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee.  If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith.  The Form 10-K shall also include a certification in the form attached hereto as Exhibit P (the “Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.  Notwithstanding the foregoing, if the Commission determines that the Certification may be executed by multiple Persons, the Trustee shall sign the Certification, subject to the succeeding paragraph and Section 8.17(d) through 8.17(f), in respect of items 1 through 3 thereof, the Master Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the Master Servicer, and the Special Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the Special Servicer, and the Trustee may rely on the Certification signed by the Master Servicer and Special Servicer to the same extent as provided in Section 8.17(c) below. The Master Servicer may rely on the Certification signed by the Special Servicer to the same extent as provided in Section 8.17(c) below.

                    In the event the Commission determines that the Certification may be executed by multiple Persons, and with respect to the Trustee’s obligation in the preceding paragraph to sign the Certification in respect of item 3, the Trustee’s obligation to sign such Certification shall be conditioned upon the Trustee and the Depositor entering into an agreement with respect to the payment of a reasonable additional fee for the reasonable costs and expenses necessary for the Trustee to sign such Certification; provided, that in no event shall such fee exceed $15,000 annually.  In the event that such agreement is not reached, the Depositor may continue to sign the portion of the Certification which the Trustee does not sign.

                    Although it is the parties’ intent that compliance by the parties with provisions of this Section 8.17 will constitute compliance with the review and certifications required by Section 302(a) of the Sarbanes-Oxley Act (the “Section 302 Requirements”) or other applicable law, or the interpretation thereof by the Commission’s staff (including the issuance of additional guidance by such staff), if it is determined that additional or modified procedures are required, or, similarly, to the extent that certain certifications or procedures are not required, the parties hereto agree to negotiate in good faith to modify the provisions of this Section 8.17 to comply with such change or additional guidance.  Notwithstanding any other provision herein, no consent of any Certificateholder shall be required to make any such modification or amendment to this Section 8.17 to make such changes as are described above.  In addition, in no event shall the provisions set forth in this Section 8.17(b) limit the ability of, or impose an obligation on, the Trustee , the Master Servicer or the Special Servicer to conduct additional investigations determined by it to be necessary or appropriate (in accordance with the written advice of counsel) to comply with the Section 302 Requirements.

                    (c)          In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit Q) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K), and the Master Servicer shall sign a certification (in the form attached hereto as Exhibit R) for the benefit of the Depositor and its officers, directors and Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit S) for the benefit of the Depositor and the Master Servicer and their officers, directors and Affiliates.  Each such certification shall be delivered to the Depositor, the Trustee and the Master Servicer, if applicable, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day).  The Certification attached hereto as Exhibit Q shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day).  In addition, with respect to the AmericasMart Companion Loan, on or before

March 15th of each year with respect to which a Form 10-K is filed by the trustee for the commercial mortgage securitization through which the AmericasMart Pari Passu Companion Loan has been securitized, the Master Servicer and the Special Servicer shall provide to the Person who signs the Sarbanes Oxley certification with respect to such commercial mortgage securitization a certification substantially in the form attached hereto as Exhibit R-1 and Exhibit R-2, respectively (which shall address the matters contained in such form, but solely with respect to the AmericasMart Companion Loan) on which such Person and such Person’s partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely.  In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee’s obligations under this Section 8.17 or the Trustee’s negligence, bad faith or willful misconduct in connection therewith, and (ii) the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and, in the case of the Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s or Special Servicer’s obligations, as the case may be, under this Section 8.17 or the negligence, bad faith or willful misconduct of the Master Servicer or the Special Servicer, as the case may be, in connection therewith.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor or the Special Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Special Servicer on the one hand and the Trustee on the other in connection with a breach of the Trustee’s obligations under this Section 8.17 or the Trustee’s negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer’s obligations under this Section 8.17 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer as a result of the losses, claims, damages or liabilities of the Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer’s obligations under this Section 8.17 or the Special Servicer’s negligence, bad faith or willful misconduct in connection therewith.

                    (d)          If the Trustee reasonably determines that it is required to file any Servicer Report or any other servicing information with the Commission to comply with the Sarbanes-Oxley Act, the Trustee may do so; provided, that it has either (i) provided the Depositor with written advice from a national reputable counsel with an active commercial mortgage-backed securities practice reasonably acceptable to the Depositor at least 10 Business Days prior to the first occasion of such filing stating that the filing of any such Servicer Reports in the filings described in Section 8.17(a) is required to comply with the Section 302 Requirements, or (ii) received the prior written consent not to be unreasonably withheld of the Depositor to such filing.

                    (e)          Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer, each Rating Agency and Special Servicer a copy of any such executed report, statement or information.

                    (f)          In performing its obligations under this Agreement, including but not limited this Section 8.17, none of the Trustee’s or the Master Servicer, on behalf of the Trust Fund, the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent such requirement is specifically set forth in this Agreement.

                    (g)          Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act (after which time no  Form 8-K or Form 10-K shall be filed unless otherwise required by the Exchange Act) and shall provide the Depositor, the Special Servicer and Master Servicer with written notice of such filing.

          Section 8.18.     Maintenance of Mortgage File.

                    Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder’s rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

ARTICLE IX.

TERMINATION

          Section 9.01.     Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                    Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans, and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of the Trust Fund’s interest in each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, provided, that with respect to the AmericasMart Mortgage Loan, if the related Mortgaged Property is an REO Property, the purchase price shall only include the pro rata portion of such appraised value with respect to the AmericasMart Mortgage Loan, based on the outstanding principal balances of the AmericasMart Mortgage Loan and the AmericasMart Companion Loan, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                    The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related Co-Lender Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

                    The Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-Off Date Balances of the Mortgage Loans, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer’s delivery of a notice of election pursuant to this paragraph, the Special Servicer or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof.  The Master Servicer or the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Special Servicer’s delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof.  If the Trust Fund is to be terminated in connection with the Master Servicer’s, the Special Servicer’s or the Majority Subordinate Certificateholder’s purchase of all of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price.  In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution.  Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or their respective designees) and, in the case of a Loan Pair, the related Companion Holder, as applicable.  Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

                    Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Swap Counterparty mailed (a) if such notice is given in connection with the Master Servicer’s, the Special Servicer’s or the Majority Subordinate Certificateholder’s purchase of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.  The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

                    Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder’s Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered.  Amounts on deposit in the Distribution Account (or, in the case of the Class A-FL Certificates, amounts then on deposit in the Floating Rate Account after payment of any Class A-FL Net Swap Payment to the Swap Counterparty, as specified in Section 4.01(l)) as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i) deemed distributed in respect REMIC I Regular Interests and distributed to the Class R-I Certificates in accordance with Section 4.01(b), Section 4.01(m), Section 4.01(l) and Section 4.01(k) and (ii) distributed to the REMIC II Certificates in the order of priority set forth in Section 4.01(a) and Section 4.01(b) in each case, to the extent of remaining available funds.

                    On or after the Final Distribution Date, upon presentation and surrender of the Class Certificates, the Paying Agent shall distribute to the Class Z Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Mortgage Loan.

                    Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

                    After the Registered Certificates and the Class A-1A Certificates have been paid in full and the remaining outstanding Certificates, Class Z Certificates, Class R-I Certificates and Class R-II Certificates) are held by a single Certificateholder, such Certificateholder shall have the right to exchange all of the Certificates held thereby for all of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in the Trust Fund by giving written notice to all the parties hereto no later than 30 days prior to the anticipated date of exchange.

                    In the event that such Certificateholder shall elect to exchange all of the Certificates held thereby for all of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in REMIC I in accordance with the preceding sentence, such Certificateholder, not later than the date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and/or the REMIC Administrator hereunder.  Upon confirmation that such final deposits have been made and following the surrender of all the Certificates held by such Certificateholder on the final Distribution Date, the Custodian, on behalf of the Trustee, shall release or cause to be released to such Certificateholder the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by such Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and the Trust Fund’s interest in REO Properties remaining in the Trust Fund.  Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns) and the Paying Agent shall terminate.  Such transfers shall be subject to any rights of any Sub-Servicers to primary service (or to perform select servicing functions with respect to) the Mortgage Loans.

For federal income tax purposes, the Certificateholder shall be deemed to have purchased the assets of REMIC I for an amount equal to the unpaid principal balance, plus accrued unpaid interest, of the Mortgage Loan(s) (other than the defaulted Mortgage Loan(s) or the Trust Fund’s interest in REO Property) in such REMICs and the fair market value of any defaulted Mortgage Loans the Trust Fund’s interest in an REO Property, without duplication of amounts deposited pursuant to the fourth preceding sentence of this paragraph, and such amounts shall be deemed to have been paid or distributed in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(j), Section 4.01(k) and Section 4.01(l).

                    In the case of any Loan Pair, references in this Section 9.01 and Section 9.02 to “REO Property” shall include only the Trust’s proportionate interest in such REO Property and not the interest of the Companion Holder(s) therein.

          Section 9.02.     Additional Termination Requirements.

                    (a)           If the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders purchase all of the Mortgage Loans and the Trust Fund’s interest in each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, either of REMIC I or REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on “prohibited transactions” of either of REMIC I or REMIC II as defined in Section 860F of the Code or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

           (ii)          during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders, as applicable, for cash; and

           (iii)          at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and REMIC I and REMIC II shall terminate at that time.

                     (b)          By their acceptance of Certificates, the Holders thereof hereby authorize the Trustee to specify the 90-day liquidation period for REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                    In the event the Trust Fund is to be terminated while the Swap Contract is still in effect, the Paying Agent shall promptly notify the Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and the notional amount of the Swap Contract will be reduced to zero on such date.  Based on the date of termination, the Paying Agent shall calculate the Class A-FL Net Swap Payment, if any, as specified in Section 3.28, and prior to any final distribution to the Holders of the Class A-FL Certificates pursuant to Section 9.01, shall pay such Class A-FL Net Swap Payment, if any, to the Swap Counterparty.  In the event that any fees (including termination fees) will be payable to the Swap Counterparty in connection with such termination, such fees will be payable to the Swap Counterparty solely from amounts remaining in the Floating Rate Account after all distributions, to the Class A-FL Certificates are made pursuant to Section 9.01.

ARTICLE X.

ADDITIONAL TAX PROVISIONS

          Section 10.01.  REMIC Administration.

                    (a)          The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending December 31, 2005, in the case of each of REMIC I and REMIC II.

                    (b)          The REMIC I Regular Interests, the Regular Certificates (or the Corresponding Components in the case of the Class X-C Certificates) and the Class A-FL Regular Interest (other than with respect to the right of the Class Z Certificates to receive Additional Interest) are hereby designated as “regular interests” (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and REMIC II, respectively; provided that the REMIC regular interests represented by the Corresponding Components of the Class X-C Certificates shall have a pass-through rate unreduced by any Class X-C Pass-Through Rate Reduction Percentage.  In no event shall the right of the Swap Counterparty to receive the Swap Counterparty Special Payment be an interest in either REMIC.  The Class R-I Certificates are hereby designated as the single class of “residual interests” (within the meaning of Section 860G(a)(2) of the Code) in each of REMIC I, and the Class R-II Certificates are hereby designated as the single class of “residual interests” (within the meaning of Section 860G(a)(2) of the Code) in REMIC II.  None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other “interests” in either of REMIC I or REMIC II (within the meaning of Treasury regulation Section 1.860D 1(b)(1)).

                    (c)          The Closing Date is hereby designated as the “startup day” of each of the REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.  The “latest possible maturity date” of REMIC I Regular Interests and the Regular Certificates for purposes of the REMIC Provisions shall be the Rated Final Distribution Date.

                    (d)          The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided, that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for REMIC I and REMIC II in the performance of its duties as such.

                    (e)          Except as otherwise provided in Section 3.17(a) and subsections (h) and (i) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to either of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

                    (f)          Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file (if not previously prepared and filed) with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for the Trust Fund.  In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of each of REMIC I and REMIC II.  The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.  The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article.  Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator’s request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator’s duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

                    (g)          The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority.  Included among such duties, the REMIC Administrator shall provide to:  (i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

                    (h)          The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee’s, the Master Servicer’s or the Special Servicer’s possession or control).  None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause either of REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either of REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either of REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an “Adverse REMIC Event”)), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event.  The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  In addition, prior to taking any action with respect to either of REMIC I or REMIC II, or causing either of REMIC I or REMIC II to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.  Neither the Master Servicer nor the Special Servicer shall take any such action or cause either of REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator.  The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator.  At all times as may be required by the Code, the REMIC Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each of REMIC I and REMIC II to fail to consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

                    (i)          If any tax is imposed on either of REMIC I or REMIC II, including, without limitation, “prohibited transactions” taxes as defined in Section 860F(a)(2) of the Code, any tax on “net income from foreclosure property” as defined in Section 860G(c) of the Code, any taxes on contributions to either of REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special

Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys’ fees), shall be charged to and paid by:  (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X, provided, that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to REMIC I, as applicable, constitute a “qualified mortgage” as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trusts, in all other instances.  Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund.  Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in (i) the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

                    (j)          The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis.

                    (k)          Following the Startup Day, none of the Trustee, the Master Servicer or the Special Servicer shall accept any contributions of assets to any of either REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause:  (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                    (l)          None of the Trustee, the Master Servicer or the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit:  (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of either of REMIC I or REMIC II, (C) the termination of either of REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Servicing Accounts, the Interest Reserve Accounts, the Certificate Account, the Distribution Account, the Companion Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve Account or the REO Account for gain; or (iii) the acquisition of any assets on behalf of either of REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted

Investments acquired in connection with the investment of funds in the Servicing Accounts, the Interest Reserve Accounts, the Certificate Account, the Distribution Account, the Companion Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause:  (x) either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on either of REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                    (m)          Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which either of REMIC I or REMIC II will receive a fee or other compensation for services nor permit either of REMIC I or REMIC II to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

                    (n)          The Trustee shall treat the Class X-C Certificates as representing regular interests in REMIC II, in the form of the Corresponding Components, with a pass-through rate unreduced by any Class X-C Pass-Through Rate Reduction Percentage, coupled with an obligation under an interest rate cap contract entered into by the Holders of the Class X-C Certificates and the Swap Counterparty, on behalf of the Class A-FL Certificates, under which the Holders of the Class X-C Certificates are obligated to pay the Class A-FL Special Payment on each Distribution Date during any Class X-C Pass-Through Rate Reduction Period.  The Holders of the Class X-C Certificates may be deemed to receive a payment upon purchase of the Class X-C Certificates, such that the Class X-C Certificates would then be deemed to be purchased at a greater discount, and the Holders of the Class X-C Certificates would then be deemed to have received a payment under an interest rate cap contract.  However, the Trustee plans to treat the amount of any such payment as being zero, unless and until required to do otherwise by the applicable tax authorities.

          Section 10.02.  Administration of the Grantor Trusts.

                    (a)          The REMIC Administrator shall treat the Additional Interest Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of the Additional Interest Grantor Trust, and not any of REMIC I, REMIC II or the A-FL Grantor Trust, as permitted by Treasury Regulations Section 1.860G-2(i)(1).  The Class Z Certificates are hereby designated as representing an undivided, beneficial interest in Additional Interest payable on the Mortgage Loans and the proceeds thereof in the Additional Interest Account.

                    (b)          The REMIC Administrator shall treat the A-FL Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Class A-FL Regular Interest, the Swap Contract and the Floating Rate Account and amounts held from time to time in the Floating Rate Account as separate assets of the A-FL Grantor Trust, and not any of REMIC I, REMIC II or the Additional Interest Grantor Trust, as permitted by Treasury Regulations Section 1.860G-2(i)(1).  The Class A-FL Certificates are hereby designated as representing an undivided, beneficial interest in the A-FL Grantor Trust Assets.

                    (c)          The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trusts (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

                    (d)          The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trusts.  The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.  The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trusts as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02.  Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator’s request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator’s duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

                    (e)          The REMIC Administrator shall furnish or cause to be furnished to the Class Z Certificateholders and the Class A-FL Certificateholders, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trusts, at the time and in the manner required under the Code, and shall perform on behalf of the Grantor Trusts all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

                    (f)          The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trusts as grantor trusts under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee’s, the Master Servicer’s or the Special Servicer’s possession or control).  None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trusts to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trusts as grantor trusts under the Grantor Trust Provisions (any such endangerment of grantor trust status, an “Adverse Grantor Trust Event”), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an

Adverse Grantor Trust Event.  None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act.  In addition, prior to taking any action with respect to the Grantor Trusts, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur.  Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator.  The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee.  Under no circumstances may the REMIC Administrator vary the assets of the Grantor Trusts so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z Certificates or the Class A-FL Certificates.

                    (g)          If any tax is imposed on the Grantor Trusts, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys’ fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trusts in all other instances.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

          Section 11.01.  Amendment.

                    (a)          This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I or REMIC II created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or to comply with any requirements imposed by the Commission with respect to any adopted temporary or final regulation or other written official announcement or interpretation relating to the securities laws which, would apply retroactively to the Depositor, any Underwriter or the Trust Fund, provided, that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided, further, that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates.

                    (b)          This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of a Companion Holder in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class or the consent of such Companion Holders, as the case may be, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding and the consent of all Companion Holders, (iv) modify the provisions of Section 3.20 or the definition of Servicing Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of all Companion Holders or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

                    (c)          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either of REMIC I or REMIC II pursuant to the REMIC Provisions or on the Grantor Trusts or cause either of REMIC I or REMIC II to fail to qualify as a REMIC or the Grantor Trusts to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

                    (d)          Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and Companion Holder.

                    (e)          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                    (f)          Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                    (g)          The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Sections 3.05 and 4.01. Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the Class A-FL Certificates or the rights of the Swap Counterparty under the Swap Contract or the rights of the holders of the Class A-FL Certificates without the consent of the Swap Counterparty and 66 2/3% of the Holders of the Class A-FL Certificates, respectively.

                    (h)          Notwithstanding anything in this agreement to the contrary, the Trustee shall deliver a copy of any proposed amendment to this Agreement to the Swap Counterparty and any amendment to this Agreement that could reasonably materially and adversely affect the Swap Counterparty (whether or not the Swap Contract is specifically referred to or identified in the proposed amendment) shall be subject to the Swap Counterparty’s prior written consent.

          Section 11.02.  Recordation of Agreement; Counterparts.

                    (a)          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

                    (b)          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.03.  Limitation on Rights of Certificateholders.

                    (a)          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                    (b)          No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                    (c)          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04.  Governing Law.

                    This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 11.05.  Notices.

                    Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:  (i) in the case of the Depositor, Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288, Attention: William J. Cohane, Managing Director, facsimile number: (704) 383-7639; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075, Attention: Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19, facsimile number: (704) 715-0036; (iii) in the case of the Special Servicer, Clarion Partners, LLC, 230 Park Avenue, 12th Floor, New York, New York 10169, Attention:  Bruce Morrison, facsimile number: (212) 883-2877; (iv) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19, facsimile number: (410) 715-2381; (v) in the case of  the Underwriters, to Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina 28288-0630, Attention: Mr. William J. Cohane, facsimile number: (704) 383-7639; to Citigroup Global Markets Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013, Attention: Ms. Angela Vleck, facsimile number: (212) 816-8307, and to Credit Suisse First Boston LLC, 11 Madison Avenue, New York, New York 10010, Attention: Mr. Jeffery Altabef, facsimile number: (212) 743-5227, (vi) in the case of the initial Controlling Class Representative, Clarion Capital LLC, 230 Park Avenue, 12th Floor, New York, New York 10169, Attention: Stephen Baines, facsimile number (212) 883-2851; (vii) in the case of the Rating Agencies, (A) to S&P Ratings Services, 55 Water Street, New York, New York 10041-0003, Attention: CMBS Surveillance Group, facsimile number: (212) 438-2662, and (B) to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance, facsimile number: (212) 635-0295; (viii) in the case of the Swap Counterparty, Wachovia Bank, National Association, 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Spencer Langston, facsimile number: (704) 374-3254 with a copy of Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, NC 28202, Attention: Francisco Linares, Esq., facsimile number: (704) 348-5200 and (ix) in the case of any Companion Holder, the address(es) for notice to such Companion Holder as set forth in the related Intercreditor

Agreement or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing.  Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          Section 11.06.  Severability of Provisions.

                    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07.  Grant of a Security Interest.

                    The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan.  If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets constituting the Trust Fund.

          Section 11.08.  Streit Act.

                    Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement.  In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided, that if said Article 4-A shall not apply to this Agreement, should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          Section 11.09.  Successors and Assigns; Beneficiaries.

                    The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent.  No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided, that the Companion Holders and the Swap Counterparty are intended third party beneficiaries hereunder.

          Section 11.10.  Article and Section Headings.

                    The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 11.11.  Notices to Rating Agencies.

                    (a)          The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative with respect to each of the following of which it has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured;

(iii) the merger, consolidation, resignation or termination of the Trustee, the Master Servicer or the Special Servicer;

(iv) the repurchase of Mortgage Loans by any of the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement;

             (v)         any change in the location of the Servicing Accounts, the Interest Reserve Accounts, the Certificate Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the Companion Distribution Account or the Distribution Account;

(vi) the final payment to any Class of Certificateholders; and

(vii) any sale or disposition of any Mortgage Loan or REO Property.

                    (b)          The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i) the resignation or removal of the Trustee; and

(ii) any change in the location of the Certificate Account.

                    (c)          The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative with respect to a non-performing or Defaulted Mortgage Loan such information as the Rating Agency or Controlling Class Representative shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

                    (d)          To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

(i) each of its annual statements as to compliance described in Section 3.13;

(ii) each of its annual independent public accountants’ servicing reports described in Section 3.14;

(iii) any Officer’s Certificate delivered to the Trustee pursuant to Section 4.03(c) or 3.08; and

(iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

                    (e)          The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

                    (f)          Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

                    (g)          Notwithstanding any provision herein to the contrary each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

          Section 11.12.  Complete Agreement.

                    This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01.  All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                    IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., Depositor

By:	/s/ CHARLES L. CULBRETH

Name:	Charles L. Culbreth
Title:	Managing Director

                    IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, Master Servicer

By:	/s/ CONNIE M. BOWMAN

Name:	Connie M. Bowman
Title:	Associate

                    IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

CLARION PARTNERS LLC, Special Servicer

By:	/s/ BRUCE G. MORRISON

Name:	Bruce G. Morrison
Title:	Authorized Person

                    IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

WELLS FARGO BANK, Trustee

By:	/s/ DEBORAH DANIELS

Name:	Deborah Daniels
Title:	Vice President

EXHIBIT A-1

FORM OF CLASS A-1 CERTIFICATE

CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.173% per annum	Class Principal Balance of the Class A-1 Certificates as of the Closing Date: $33,891,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-1 Certificate as of the Closing Date: $33,891,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-1-1	CUSIP No. 929766W66

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-1-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-1-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-1 Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-1-3

                    The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

A-1-4

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-1-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-1-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-1-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-1-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-1-9

EXHIBIT A-2

FORM OF CLASS A-2 CERTIFICATE

CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.516% per annum	Class Principal Balance of the Class A-2 Certificates as of the Closing Date: $223,570,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-2 Certificate as of the Closing Date: $223,570,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-2-1	CUSIP No. 929766W74

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-2-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-2-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-2 Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-2-3

                    The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

A-2-4

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-2-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-2-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-2-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  ________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-2-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-2-9

EXHIBIT A-3

FORM OF CLASS A-3 CERTIFICATE

CLASS A-3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.566% per annum	Class Principal Balance of the Class A-3 Certificates as of the Closing Date: $75,000,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-3 Certificate as of the Closing Date: $75,000,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-3-1	CUSIP No. 929766W82

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-3-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal amount of this Class A-3 Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-3 Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-3-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-3 Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-3 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-3-3

                    The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

A-3-4

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-3-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-3-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-3-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  ______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-3-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-3-9

EXHIBIT A-4

FORM OF CLASS A-4 CERTIFICATE

CLASS A-4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.612% per annum	Class Principal Balance of the Class A-4 Certificates as of the Closing Date: $178,971,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-4 Certificate as of the Closing Date: $178,971,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-4-1	CUSIP No. 929766W90

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-4-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the principal amount of this Class A-4 Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-4 Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-4-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-4 Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-4 Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-4 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-4-3

                    The Class A-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-4 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-4 Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-4 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

A-4-4

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-4-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-4-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-4-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  ______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-4-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-4-9

EXHIBIT A-5

FORM OF CLASS A-5 CERTIFICATE

CLASS A-5 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.661% per annum	Class Principal Balance of the Class A-5 Certificates as of the Closing Date: $202,208,000

Date of Pooling and Servicing Agreement: as of June, 1 2005	Initial Certificate Principal Balance of this Class A-5 Certificate as of the Closing Date: $202,208,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-5-1	CUSIP No. 929766X24

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-5-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-5 Certificate (obtained by dividing the principal amount of this Class A-5 Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-5 Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-5 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-5-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-5 Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-5 Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-5 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-5-3

                    The Class A-5 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-5 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-5 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-5 Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-5 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

A-5-4

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-5-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-5-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-5 Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-5-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-5-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-5-9

EXHIBIT A-6

FORM OF CLASS A-PB CERTIFICATE

CLASS A-PB COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.621% per annum	Class Principal Balance of the Class A-PB Certificates as of the Closing Date: $52,557,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-PB Certificate as of the Closing Date: $52,557,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-PB-1	CUSIP No. 929766X32

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-6-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-6 CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-PB Certificate (obtained by dividing the principal amount of this Class A-PB Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-PB Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-PB Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer” which terms include any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer,” which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-6-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-PB Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-PB Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-PB Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-6-3

                    The Class A-PB Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-PB Certificates are exchangeable for new Class A-PB Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-PB Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-PB Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-PB Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-PB Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

A-6-4

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-6-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-6-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-PB Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-6-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _____________

Signature by or on behalf of Assignor

Signature Guaranteed

A-6-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-6-9

EXHIBIT A-7

FORM OF CLASS A-6 CERTIFICATE

CLASS A-6 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.699% per annum	Class Principal Balance of the Class A-6 Certificates as of the Closing Date: $237,279,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-6 Certificate as of the Closing Date: $237,279,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-6-1	CUSIP No. 929766X40

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-7-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES AND THE CLASS A-1A CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-6 Certificate (obtained by dividing the principal amount of this Class A-6 Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-6 Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-6 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-7-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-6 Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-6 Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-6 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-7-3

                    The Class A-6 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-6 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-6 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-6 Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-6 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

A-7-4

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-7-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-7-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-6 Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-7-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _____________

Signature by or on behalf of Assignor

Signature Guaranteed

A-7-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-7-9

EXHIBIT A-8

FORM OF CLASS A-1A CERTIFICATE

CLASS A-1A COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.653% per anum	Class Principal Balance of the Class A-1A Certificates as of the Closing Date: $126,705,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-1A Certificate as of the Closing Date: $126,705,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-1A-1	CUSIP No. 929766Y31

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-8-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

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DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-FL, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND THE CLASS P CERTIFICATES, OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, AND THE CLASS A-6 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal amount of this Class A-1A Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-1A Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1A Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-1A Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the

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address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-1A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class A-1A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

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                    No transfer of any Class A-1A Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class A-1A Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class A-1A Certificate without registration or qualification.  Any Class A-1A Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class A-1A Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-1A Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1A Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or

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other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-1A Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

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CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

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ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _____________

Signature by or on behalf of Assignor

Signature Guaranteed

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DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-8-10

EXHIBIT A-9-1

FORM OF CLASS X-C CERTIFICATE

CLASS X-C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-C Certificates as of the Closing Date: $1,614,545,341

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-C Certificate as of the Closing Date: $500,000,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-C-1	CUSIP No. 929766Z89

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-9-1-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND THE OBLIGATION OF THE CLASS X-C CERTIFICATES TO PAY THE SWAP COUNTERPARTY SPECIAL PAYMENT DURING ANY CLASS X-C PASS-THROUGH RATE REDUCTION PERIOD.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

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BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-C CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-C Certificate in that certain beneficial ownership interest evidenced by all the Class X-C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-C Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-C Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

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                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-C Certificates are exchangeable for new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their

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respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-C Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-C Certificate without registration or qualification.  Any Class X-C Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-C Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-C Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

A-9-1-5

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-9-1-6

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-9-1-7

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-9-1-8

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _____________

Signature by or on behalf of Assignor

Signature Guaranteed

A-9-1-9

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-9-1-10

EXHIBIT A-9-2

FORM OF CLASS X-C CERTIFICATE

CLASS X-C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-C Certificates as of the Closing Date: $1,614,545,341

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-C Certificate as of the Closing Date: $500,000,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-C-2	CUSIP No. 929766Z89

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-9-2-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND THE OBLIGATION OF THE CLASS X-C CERTIFICATES TO PAY THE SWAP COUNTERPARTY SPECIAL PAYMENT DURING ANY CLASS X-C PASS-THROUGH RATE REDUCTION PERIOD.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-9-2-2

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-C CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-C Certificate in that certain beneficial ownership interest evidenced by all the Class X-C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-C Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-C Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

A-9-2-3

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-C Certificates are exchangeable for new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their

A-9-2-4

respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-C Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-C Certificate without registration or qualification.  Any Class X-C Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-C Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-C Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

A-9-2-5

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-9-2-6

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-9-2-7

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-9-2-8

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _____________

Signature by or on behalf of Assignor

Signature Guaranteed

A-9-2-9

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-9-2-10

EXHIBIT A-9-3

FORM OF CLASS X-C CERTIFICATE

CLASS X-C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-C Certificates as of the Closing Date: $1,614,545,341

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-C Certificate as of the Closing Date: $500,000,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-C-3	CUSIP No. 929766Z89

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-9-3-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND THE OBLIGATION OF THE CLASS X-C CERTIFICATES TO PAY THE SWAP COUNTERPARTY SPECIAL PAYMENT DURING ANY CLASS X-C PASS-THROUGH RATE REDUCTION PERIOD.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-9-3-2

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-C CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-C Certificate in that certain beneficial ownership interest evidenced by all the Class X-C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-C Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-C Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

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                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-C Certificates are exchangeable for new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their

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respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-C Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-C Certificate without registration or qualification.  Any Class X-C Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-C Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-C Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

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                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

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CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

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ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _____________

Signature by or on behalf of Assignor

Signature Guaranteed

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DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

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EXHIBIT A-9-4

FORM OF CLASS X-C CERTIFICATE

CLASS X-C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-C Certificates as of the Closing Date: $1,614,545,341

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-C Certificate as of the Closing Date: $114,545,341

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-C-4	CUSIP No. 929766Z89

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”) AND THE OBLIGATION OF THE CLASS X-C CERTIFICATES TO PAY THE SWAP COUNTERPARTY SPECIAL PAYMENT DURING ANY CLASS X-C PASS-THROUGH RATE REDUCTION PERIOD.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-9-4-2

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-C CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-C Certificate in that certain beneficial ownership interest evidenced by all the Class X-C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-C Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-C Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

A-9-4-3

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-C Certificates are exchangeable for new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their

A-9-4-4

respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-C Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-C Certificate without registration or qualification.  Any Class X-C Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-C Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-C Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

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                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as
Certificate Registrar

By:

Authorized Representative

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CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

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ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

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DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

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EXHIBIT A-10-1

FORM OF CLASS X-P CERTIFICATE

CLASS X-P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-P Certificates as of the Closing Date: $1,555,784,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-P Certificate as of the Closing Date: $500,000,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-P-1	CUSIP No. 929766Z71

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-10-1-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-10-1-2

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-P CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-P Certificate in that certain beneficial ownership interest evidenced by all the Class X-P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-P Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-P Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

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                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-P Certificates are exchangeable for new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts

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surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-P Certificate without registration or qualification.  Any Class X-P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-P Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-P Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

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                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as
Certificate Registrar

By:

Authorized Representative

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CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

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ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-10-1-9

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-10-1-10

EXHIBIT A-10-2

FORM OF CLASS X-P CERTIFICATE

CLASS X-P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-P Certificates as of the Closing Date: $1,555,784,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-P Certificate as of the Closing Date: $500,000,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-P-2	CUSIP No. 929766Z71

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-10-2-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-10-2-2

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-P CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-P Certificate in that certain beneficial ownership interest evidenced by all the Class X-P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-P Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-P Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

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                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-P Certificates are exchangeable for new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts

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surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-P Certificate without registration or qualification.  Any Class X-P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-P Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-P Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

A-10-2-5

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-10-2-6

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as
Certificate Registrar

By:

Authorized Representative

A-10-2-7

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-10-2-8

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-10-2-9

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-10-2-10

EXHIBIT A-10-3

FORM OF CLASS X-P CERTIFICATE

CLASS X-P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-P Certificates as of the Closing Date: $1,555,784,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-P Certificate as of the Closing Date: $500,000,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-P-3	CUSIP No. 929766Z71

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-10-3-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-10-3-2

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-P CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-P Certificate in that certain beneficial ownership interest evidenced by all the Class X-P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-P Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-P Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

A-10-3-3

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-P Certificates are exchangeable for new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts

A-10-3-4

surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class X-P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-P Certificate without registration or qualification.  Any Class X-P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-P Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-P Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

A-10-3-5

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-10-3-6

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-10-3-7

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-10-3-8

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-10-3-9

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-10-3-10

EXHIBIT A-10-4

FORM OF CLASS X-P CERTIFICATE

CLASS X-P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Aggregate Certificate Notional Amount of all Class X-P Certificates as of the Closing Date: $1,555,784,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Certificate Notional Amount of this Class X-P Certificate as of the Closing Date: $55,784,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. X-P-4	CUSIP No. 929766Z71

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-10-4-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-10-4-2

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS X-P CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-P Certificate in that certain beneficial ownership interest evidenced by all the Class X-P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-P Certificates on the applicable Distribution Date pursuant to the Agreement.  The Pass-Through Rate applicable to the Class X-P Certificates for each Distribution Date is as provided in the Agreement.  All distributions made under the Agreement on the Class X-P Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

A-10-4-3

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    The Class X-P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class X-P Certificates are exchangeable for new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class X-P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or

A-10-4-4

qualify the Class X-P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-P Certificate without registration or qualification.  Any Class X-P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-P Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class X-P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-P Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class X-P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

A-10-4-5

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-10-4-6

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-10-4-7

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class X-P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-10-4-8

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-10-4-9

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-10-4-10

EXHIBIT A-11

FORM OF CLASS A-FL CERTIFICATE

CLASS A-FL COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class A-FL Certificates as of the Closing Date: $80,727,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-FL Certificate as of the Closing Date: $80,727,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-FL-1	CUSIP No. 929766X57

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-11-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A GRANTOR TRUST UNDER SUBPART E, PART I OF SUBCHAPTER J OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH GRANTOR TRUST CONSISTS OF THE CLASS A-FL REGULAR INTEREST, THE SWAP CONTRACT AND THE FLOATING RATE ACCOUNT.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-FL Certificate (obtained by dividing the principal amount of this Class A-FL Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-FL Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-FL Regular Interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-11-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-FL Certificates on the applicable Distribution Date pursuant to the Agreement.  Distributions in respect of the Class A-FL Certificates may depend, in part, on payments from the Swap Counterparty under the Swap Contract as more specifically set forth in the Agreement.

                    All distributions made under the Agreement on the Class A-FL Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Floating Rate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  With respect to the Class A-FL Certificates, (1) interest is will be calculated on the basis of the actual number of the days in the month and assuming each year has 360 days, and (2) the “Interest Accrual Period”

A-11-3

with respect to any Distribution Date, is the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date) to but excluding the related Distribution Date; provided, however, that if a Class A-FL Distribution Conversion, as provided in the Agreement, has occurred, the Interest Accrual Period for the Class A-FL Certificates with respect to any Distribution Date shall be the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days and each year is assumed to consist of 360 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class A-FL Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-FL Certificate are exchangeable for new Class A-FL Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-FL Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of this Class A-FL Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Class A-FL Certificate.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

A-11-4

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-FL Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-11-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-11-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-FL Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-11-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-11-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-11-9

EXHIBIT A-12

FORM OF CLASS A-M CERTIFICATE

CLASS A-M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.750% per annum	Class Principal Balance of the Class A-M Certificates as of the Closing Date: $80,727,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-M Certificates as of the Closing Date: $80,727,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-M-1	CUSIP No. 929766X65

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-12-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, AND THE CLASS A-FL CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, AND THE CLASS A-FL REGULAR INTEREST OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-M Certificates (obtained by dividing the principal amount of this Class A-M Certificates (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-M Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as

A-12-2

specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-M Certificate on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-M Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

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                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class A-M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-M Certificates are exchangeable for new Class A-M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-M Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

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                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-12-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-12-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-M Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-12-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-12-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-12-9

EXHIBIT A-13

FORM OF CLASS A-J CERTIFICATE

CLASS A-J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.793% per annum	Class Principal Balance of the Class A-J Certificates as of the Closing Date: $100,909,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class A-J Certificate as of the Closing Date: $100,909,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. A-J-1	CUSIP No. 929766X73

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-13-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, AND THE CLASS A-M CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST AND THE CLASS A-M CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

A-13-2

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-J Certificate (obtained by dividing the principal amount of this Class A-J Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class A-J Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer,” which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer,”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-J Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class A-J Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

A-13-3

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class A-J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class A-J Certificates are exchangeable for new Class A-J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class A-J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-J Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

A-13-4

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class A-J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

A-13-5

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-13-6

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-13-7

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class A-J Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-13-8

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-13-9

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-13-10

EXHIBIT A-14

FORM OF CLASS B CERTIFICATE

CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.892% per annum	Class Principal Balance of the Class B Certificates as of the Closing Date: $40,363,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class B Certificate as of the Closing Date: $40,363,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. B-1	CUSIP No. 929766X81

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, AND THE CLASS A-J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES AND THE CLASS A-J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their “Class Principal Balance”) as of the Closing Date) in

A-14-2

that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class B Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

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                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

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                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

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CERTIFICATE OF AUTHENTICATION

                    This is one of the Class B Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-14-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-14-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

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EXHIBIT A-15

FORM OF CLASS C CERTIFICATE

CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: 4.921% per annum	Class Principal Balance of the Class C Certificates as of the Closing Date: $20,182,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class C Certificate as of the Closing Date: $20,182,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. C-1	CUSIP No. 929766X99

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-15-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their “Class Principal Balance”) as of the Closing Date) in

A-15-2

that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class C Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

A-15-3

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

A-15-4

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, ClassA-1A, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-15-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-15-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class C Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-15-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _______________

Signature by or on behalf of Assignor

Signature Guaranteed

A-15-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-15-9

EXHIBIT A-16

FORM OF CLASS D CERTIFICATE

CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class D Certificates as of the Closing Date: $32,291,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class D Certificate as of the Closing Date: $32,291,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. D-1	CUSIP No. 929766Y23

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-16-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

A-16-2

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class D Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

A-16-3

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

A-16-4

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-16-5

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-16-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class D Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-16-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-16-8

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-16-9

EXHIBIT A-17

FORM OF CLASS E CERTIFICATE

CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class E Certificates as of the Closing Date: $16,145,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class E Certificate as of the Closing Date: $16,145,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. E-1	CUSIP No. 929766Y49

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-17-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-17-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-17-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class E Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-17-4

                    The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class E Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class E Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class E Certificate without registration or qualification.  Any Class E Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class E Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

A-17-5

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-17-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-17-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-17-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class E Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-17-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-17-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-17-11

EXHIBIT A-18

FORM OF CLASS F CERTIFICATE

CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class F Certificates as of the Closing Date: $20,182,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class F Certificate as of the Closing Date: $20,182,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. F-1	CUSIP No. 929766Y56

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-18-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-18-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-18-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class F Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-18-4

                    The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification.  Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

A-18-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-18-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-18-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-18-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class F Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-18-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-18-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-18-11

EXHIBIT A-19

FORM OF CLASS G CERTIFICATE

CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class G Certificates as of the Closing Date: $16,145,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class G Certificate as of the Closing Date: $16,145,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. G-1	CUSIP No. 929766Y64

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-19-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-19-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, AND THE CLASS F CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-19-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class G Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-19-4

                    The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification.  Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

A-19-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-19-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-19-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-19-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class G Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-19-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-19-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-19-11

EXHIBIT A-20

FORM OF CLASS H CERTIFICATE

CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class H Certificates as of the Closing Date: $20,182,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class H Certificate as of the Closing Date: $20,182,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. H-1	CUSIP No. 929766Y72

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-20-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS (A) AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND SATISFIES ALL THE REQUIREMENTS OF THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER.  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-20-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-20-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class H Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-20-4

                    The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification.  Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

A-20-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-20-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-20-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-20-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class H Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-20-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-20-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-20-11

EXHIBIT A-21

FORM OF CLASS J CERTIFICATE

CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class J Certificates as of the Closing Date: $8,073,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class J Certificate as of the Closing Date: $8,073,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. J-1	CUSIP No. 929766Y80

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-21-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-21-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-21-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class J Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-21-4

                    The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification.  Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

A-21-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-21-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-21-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-21-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class J Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-21-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-21-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-21-11

EXHIBIT A-22

FORM OF CLASS K CERTIFICATE

CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class K Certificates as of the Closing Date: $8,073,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class K Certificate as of the Closing Date: $8,073,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. K-1	CUSIP No. 929766Y98

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-22-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-22-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-22-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class K Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-22-4

                    The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification.  Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

A-22-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-22-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-22-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-22-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class K Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-22-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-22-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-22-11

EXHIBIT A-23

FORM OF CLASS L CERTIFICATE

CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class L Certificates as of the Closing Date: $6,054,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class L Certificate as of the Closing Date: $6,054,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. L-1	CUSIP No. 929766Z22

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-23-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-23-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class L Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-23-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class L Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-23-4

                    The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification.  Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

A-23-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-23-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-23-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-23-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class L Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-23-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-23-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-23-11

EXHIBIT A-24

FORM OF CLASS M CERTIFICATE

CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class M Certificates as of the Closing Date: $4,036,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class M Certificate as of the Closing Date: $4,036,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. M-1	CUSIP No. 929766Z30

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-24-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-24-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-24-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class M Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-24-4

                    The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification.  Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

A-24-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-24-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-24-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-24-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class M Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-24-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-24-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-24-11

EXHIBIT A-25

FORM OF CLASS N CERTIFICATE

CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class N Certificates as of the Closing Date: $2,018,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class N Certificate as of the Closing Date: $2,018,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. N-1	CUSIP No. 929766Z48

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-25-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-25-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class N Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class N Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-25-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class N Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-25-4

                    The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification.  Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

A-25-5

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class N Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-25-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-25-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate
Registrar

By:

Authorized Representative

A-25-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class N Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as
Authenticating Agent

By:

Authorized Representative

A-25-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-25-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-25-11

EXHIBIT A-26

FORM OF CLASS O CERTIFICATE

CLASS O COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class O Certificates as of the Closing Date: $4,036,000

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class O Certificate as of the Closing Date: $4,036,000

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. O-1	CUSIP No. 929766Z55

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-26-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-26-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal amount of this Class O Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class O Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-26-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class O Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class O Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

A-26-4

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification.  Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

A-26-5

                    No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class O Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-26-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-26-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-26-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class O Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-26-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-26-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-26-11

EXHIBIT A-27

FORM OF CLASS P CERTIFICATE

CLASS P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Pass-Through Rate: Variable	Class Principal Balance of the Class P Certificates as of the Closing Date: $24,221,341

Date of Pooling and Servicing Agreement: as of June 1, 2005	Initial Certificate Principal Balance of this Class P Certificate as of the Closing Date: $24,221,341

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. P-1	CUSIP No. 929766Z63

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-27-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS X-C CERTIFICATES, THE CLASS X-P CERTIFICATES, THE CLASS A-FL CERTIFICATES, THE CLASS A-M CERTIFICATES, THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

A-27-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS A-PB CERTIFICATES, THE CLASS A-6 CERTIFICATES, THE CLASS A-1A CERTIFICATES, THE CLASS A-FL REGULAR INTEREST, THE CLASS A-M CERTIFICATES THE CLASS A-J CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS O CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal amount of this Class P Certificate (its “Certificate Principal Balance”) as of the Closing Date by the aggregate principal amount of all the Class P Certificates (their “Class Principal Balance”) as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-27-3

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class P Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.  Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Paying Agent is subsequently notified in writing.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement.  The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

A-27-4

                    The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification.  Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class P Certificates.

                    Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

A-27-5

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

A-27-6

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

A-27-7

                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-27-8

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class P Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-27-9

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

A-27-10

DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-27-11

EXHIBIT A-28

FORM OF CLASS R-I CERTIFICATE

CLASS R-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing Agreement: as of June 1, 2005	Percentage Interest evidenced by this Class R-I Certificate: 100%

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. R-I-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-PB, CLASS A-6, CLASS A-1A, CLASS A-FL, CLASS A-M, CLASS X-C, CLASS X-P, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-28-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.  CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.  IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                    This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

A-28-2

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

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                    No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification.  Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan).  As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

                    This Certificate represents an interest in the “residual interest” in REMIC I as defined in the Agreement.  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.  In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of an

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affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a “Transfer Affidavit and Agreement”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.  The proposed Transferee must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C) it intends to pay any taxes associated with holding this certificate as they become due, (D) it will not cause income from this certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of its own or of any other person and (E) it will not transfer this certificate to any person or entity that does not provide a similar affidavit.  Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee.  If this certificate represents a “non-economic residual interest”, as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes.  In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                    Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.  Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a “pass-through interest holder”.

                    The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition

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to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

                    A “Permitted Transferee” is any Transferee other than a Disqualified Organization, a Plan or a Non-United States Person or United States Person with respect to whom income on this Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.  A “Disqualified Organization” is any of the following:  (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trust) that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                    A “Non-United States Person” is any Person (i) other than a United States Person or (ii) who is a United States Person with respect to whom income on this Certificate is allocable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Person.  A “United States Person” is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to elect to be treated as United States Persons.

                    No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

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                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

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                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

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CERTIFICATE OF AUTHENTICATION

                    This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

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ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

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DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

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EXHIBIT A-29

FORM OF CLASS R-II CERTIFICATE

CLASS R-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing Agreement: as of June 1, 2005	Percentage Interest evidenced by this Class R-II Certificate: 100%

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. R-II-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-PB, CLASS A-6, CLASS A-1A, CLASS A-FL, CLASS A-M, CLASS X-C, CLASS X-P, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (A “REMIC”) AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.  CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN.  IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

                    This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

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                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

                    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement.  As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                    The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

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                    No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification.  Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan).  As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

                    This Certificate represents the “residual interest” in REMIC II, as defined in the Agreement.  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.  In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of an

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affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a “Transfer Affidavit and Agreement”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferee must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C) it intends to pay any taxes associated with holding this certificate as they become due, (D) it will not cause income from this certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of its own or of any other person and (E) it will not transfer this certificate to any person or entity that does not provide a similar affidavit.  Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee.  If this certificate represents a “non-economic residual interest”, as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes.  In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

                    Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.  Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a “pass-through interest holder”.

                    The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition

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to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

                    A “Permitted Transferee” is any Transferee other than a Disqualified Organization, a Plan or a Non-United States Person with respect to whom income on this Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Person.  A “Disqualified Organization” is any of the following:  (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trust) that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                    A “Non-United States Person” is any Person (i) other than a United States Person or (ii) who is a United States Person with respect to whom income on this Certificate is allocable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Person.  A “United States Person” is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

                    No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

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                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

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                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

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CERTIFICATE OF AUTHENTICATION

                    This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-29-10

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

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DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

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EXHIBIT A-30

FORM OF CLASS Z CERTIFICATE

CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 2005-C19

evidencing a beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of multifamily and commercial mortgage loans (the “Mortgage Loans”), such pool being formed and sold by

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing Agreement: as of June 1, 2005	Percentage Interest evidenced by this Class Z Certificate: 100%

Closing Date: June 30, 2005	Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date: $1,614,545,341

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National Association	Trustee: Wells Fargo Bank, N.A.

Special Servicer: Clarion Partners, LLC

Certificate No. Z-1

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                    This certifies that Clarion Partners, LLC is the registered owner of the Percentage Interest evidenced by this Class Z Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among Wachovia Commercial Mortgage Securities, Inc. (herein called the “Depositor”, which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the “Master Servicer”, which term includes any successor entity under the Agreement), Clarion Partners, LLC (herein called the “Special Servicer”, which term includes any successor entity under the Agreement) and Wells Fargo Bank, N.A. (herein called the “Trustee”, which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                    Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day following the related Determination Date (each, a “Distribution Date”).  The Determination Date is the 11th day of each month or, if such 11th day is not a Business Day, the Business Day immediately succeeding, commencing in July, 2005 (each, a “Determination Date”).  Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z Certificates on the applicable Distribution Date pursuant to the Agreement.  All distributions made under the Agreement on the Class Z Certificates will be made by Wells Fargo Bank, N.A., as paying agent (the “Paying Agent”), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such

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Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register.  Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                    The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                    The Class Z Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Class Z Certificates are exchangeable for new Class Z Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                    Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                    No transfer of any Class Z Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder’s prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts

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surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder’s prospective transferee on which such Opinion of Counsel is based.  None of the Depositor, the Trustee, Paying Agent or the Certificate Registrar is obligated to register or qualify the Class Z Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z Certificate without registration or qualification.  Any Class Z Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z Certificate agrees to, indemnify the Trustee, the Certificate Registrar, the Paying Agent and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                    No service charge will be imposed for any registration of transfer or exchange of Class Z Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z Certificates.

                    The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar, or any such agent shall be affected by notice to the contrary.

                    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund.  The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein.  The exercise of such right will effect early retirement of the Class Z Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                    In addition, any exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:  (i) if the then outstanding Certificates (other than the Class Z, Class R-I and Class R-II Certificates) are held by a single Certificateholder and  (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-1A, Class A-FL, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been paid in full.

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                    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of two separate REMICs and two grantor trusts, without the consent of the Holders of any of the Certificates.

                    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                    This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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                    IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  June 30, 2005

WELLS FARGO BANK, N.A., as Certificate Registrar

By:

Authorized Representative

A-30-6

CERTIFICATE OF AUTHENTICATION

                    This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A., as Authenticating Agent

By:

Authorized Representative

A-30-7

ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                    I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:  __________________________________________________.

Dated:  _________________________

Signature by or on behalf of Assignor

Signature Guaranteed

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DISTRIBUTION INSTRUCTIONS

                    The Assignee should include the following for purposes of distribution:

                    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                    Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                    This information is provided by ________________________________, the Assignee named above, or ____________________________________, as its agent.

A-30-9

EXHIBIT B

MORTGAGE LOAN SCHEDULE

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

1	1	AmericasMart (1)	240 Peachtree Street, 230 & 250 Spring Street	Atlanta	GA	30303	Fulton
2	1	Regency Centers Pool	Various	Various	Various	Various	Various
2.1		Applewood Village Shopping Center	3230-3600 Youngfield Street	Wheat Ridge	CO	80033	Jefferson
2.2		Arapahoe Village Shopping Center	2798 Arapahoe Avenue	Boulder	CO	80302	Boulder
2.3		Rockford Road Plaza Shopping Center	4100-4190 Vinewood Lane North	Plymouth	MN	55442	Hennepin
2.4		Colonial Square Shopping Center	1125 Wayzata Boulevard East	Wayzata	MN	55391	Hennepin
2.5		Cherrywood Square Shopping Center	7575 South University Boulevard	Centennial	CO	80111	Arapahoe
2.6		Ralston Square Shopping Center	12350 West 64th Street	Arvada	CO	80004	Jefferson
3	1	U.S. Bancorp	800 Nicollet Mall	Minneapolis	MN	55402	Hennepin
4	1	50 West 23rd Street	50 West 23rd Street	New York	NY	10010	New York
5	1	600 Community Drive	600 Community Drive	Manhasset	NY	11030	Nassau
6	1	The Galleria	115 East 57th Street	New York	NY	10022	New York
7	1	Weslayan Plaza	5586 Weslayan Street	Houston	TX	77005	Harris
8	1	Centennial Tower	101 Marietta Street	Atlanta	GA	30303	Fulton
9	1	240 West 40th Street	240 West 40th Street	New York	NY	10018	New York
10	1	The Suffolk Building	5611 Columbia Pike	Falls Church	VA	22041	Fairfax
11	1	Corbin Corners	1459 New Britain Avenue	West Hartford	CT	06107	Hartford
12	2	Glen Park Apartments	952 Southwest Campus Drive	Federal Way	WA	98023	King
13	1	Five Points Shopping Center	3943 State Street	Santa Barbara	CA	93105	Santa Barbara
14	1	Point Loma Plaza	3645 Midway Drive	San Diego	CA	92110	San Diego
15	1	Plaza Volente	11521 Ranch Road North	Austin	TX	78726	Travis
16	1	O’Fallon Walk	2235 Highway K	O’ Fallon	MO	63366	Saint Charles
17	1	Cloppers Mill Village Center	18000-18080 Matney Road	Germantown	MD	20874	Montgomery
18	1	Courtyard Marriott - Miami Beach, FL (3)	3925 Collins Avenue	Miami Beach	FL	33140	Miami-Dade
19	1	Rancho San Diego Village	3605-3787 Avocado Boulevard	La Mesa	CA	91941	San Diego
20	1	Fox Mill Shopping Center	2551 John Milton Drive	Herndon	VA	20171	Fairfax
21	1	Valparaiso Walk	SEC Silhavy Road and LaPort Road	Valparaiso	IN	46383	Porter
22	2	Stephanus Pool	Various	Various	WA	Various	Various
22.1		Camelot Apartments	11030 Evergreen Way	Everett	WA	98204
22.2		Charbern Apartments	1705 Belmont Avenue	Seattle	WA	98122	King
22.3		Carolina Court Apartments	527 Eastlake Avenue	Seattle	WA	98109	King
23	1	Home Depot - Tacoma, WA	4602 Center Street	Tacoma	WA	98409	Pierce
24	1	Waterford Village Apartments	4405 Waterford Valley Drive	Durham	NC	27713	Durham
25	1	The Meadows at Indian Creek Apartments	100 Eagle Drive	Emmaus	PA	18049	Lehigh
26	1	Centre Ridge Market Place	6317-6365 Multiplex Drive	Centreville	VA	22020	Fairfax
27	1	Snell & Branham Plaza	179 Branham Lane	San Jose	CA	95136	Santa Clara
28	1	Point North Apartments	4445 Harriet Lane	Bethlehem	PA	18017	Northampton
29	1	Saratoga Shopping Center	8070 Rolling Road	Springfield	VA	22153	Fairfax
30	1	Stanford Ranch Village	2321, 2341, 2345, 2351 Sunset Boulevard	Rocklin	CA	95765	Placer
31	1	Eastgate Plaza	3470 150th Avenue SE	Bellevue	WA	98006	King
32	1	Eustis Village Shopping Center	2864 David Walker Drive	Eustis	FL	32726	Lake
33	1	Dunwoody Place Shopping Center	8725 Roswell Road	Atlanta	GA	30350	Fulton
34	2	Berkeley Heights Apartments	22804 91st Way South	Kent	WA	98031	King
35	1	Indian River Square	5880 20th Street	Vero Beach	FL	32966	Indian River
36	1	Willow Lake Shopping Center	2550 Lake Circle Lane	Indianapolis	IN	46268	Marion
37	2	The Glen at White Pines Apartments	8245 White Pine Drive	Manassas Park	VA	20111	Prince William
38	1	Home Depot - Spokane, WA	9116 North Newport Highway	Spokane	WA	99218	Spokane
39	1	Sierra Lakes Mobile Home Park	4300 Rocklin Road	Rocklin	CA	95677	Placer
40	1	Homewood Suites - Chester, VA	12810 Old Stage Road	Chester	VA	23836	Chesterfield
41	1	Holiday Inn - Saratoga Springs, NY	232 Broadway	Saratoga Springs	NY	12866	Saratoga
42	1	Lakeside Plaza	501 Belt Line Road	Collinsville	IL	62234	Madison
43	2	Maple Ridge Townhome Apartments	344 Red Maple Drive	Blacksburg	VA	24060	Montgomery
44	1	Freeway Crossing Shopping Center	1537 Freeway Drive	Reidsville	NC	27320	Rockingham
45	1	60 State Street	60 State Street	Hackensack	NJ	07601	Bergen
46	2	Bonair Townhome Apartments	1466 Bonair Road	Vista	CA	92084	San Diego
47	1	Holiday Inn Express - Midlothian, VA	5030 West Village Green Drive	Midlothian	VA	23113	Chesterfield
48	2	Alderwood Apartments	37057 Magnolia Street	Newark	CA	94560	Alameda
49	1	Holiday Inn - Bradenton, FL (4)	100 Riverfront Drive	Bradenton	FL	34205	Manatee
50	1	Merchants Crossing (5)	1100 West Argyle Street	Jackson	MI	49202	Jackson
51	1	Oak Terrace Apartments	1440 Oak Drive	Vista	CA	92084	San Diego
52	2	Franklin Park Apartments	2407 Neil Armstrong Drive	West Lafayette	IN	47906	Tippecanoe
53	2	Regency Park Apartments	120 Edinborough Circle	Greenwood	SC	29649	Greenwood
54	1	Valley Walk	4430 Fox Valley Center Drive	Aurora	IL	60504	DuPage
55	1	Main Street Station	1003 East Broad Street	Fuquay-Varina	NC	27526	Wake
56	1	Walgreens - Kansas City, MO	3845 Broadway	Kansas City	MO	64111	Jackson
57	2	Kensington Park Apartments	2716 Brigadoon Drive	Raleigh	NC	27606	Wake
58	1	Kmart Center	500-580 Atlantic Boulevard	Neptune Beach	FL	32266	Duval
59	1	Ridgeway Self Storage - Ellicott City, MD	3470 Ellicott Center Drive	Ellicott City	MD	21043	Howard
60	2	Edgewater Trace Apartments	10714 Abbercorn Street	Savannah	GA	31419	Chatham
61	1	Walgreens - Glen Ellyn, IL	840 North Main Street	Glen Ellyn	IL	60137	Du Page
62	1	The Mark Apartments	5701 East Shirley Lane	Montgomery	AL	36117	Montgomery
63	1	Ridgeway Self Storage - Eldersburg, MD	501 Liberty Road	Eldersburg	MD	21784	Carroll
64	1	Walgreens - Chicago (West Foster Place), IL	7155 West Foster Place	Chicago	IL	60656	Cook
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	705, 711, and 717 South Trooper Road	Norristown	PA	19403	Montgomery
66	1	Walgreens - Kansas City, KS	7739 State avenue	Kansas City	KS	66112	Wyandotte
67	1	Walgreens - Livonia, MI	33330 Plymouth Road	Livonia	MI	48150	Wayne
68	1	Cobbs Corner II	NWC of Benvenue Road and Jeffreys Road	Rocky Mount	NC	27804	Nash
69	1	Walgreens - Sedalia, MO	801 S. Limit Avenue	Sedalia	MO	65301	Pettis
70	1	CVS - Choctaw, OK	2351 Harper Street	Choctaw	OK	73020	Oklahoma
71	1	Walgreens - Merriam, KS	8701 Johnson Drive	Merriam	KS	66202	Johnson
72	1	Walgreens - Massillion, OH	1950 Wales Road NE	Massillon	OH	44646	Stark
73	1	Sconset Commons	365 Westport Avenue	Norwalk	CT	06851	Fairfield
74	1	Walgreens - Overlandpark, KS	8681 West 135th Street	Overland Park	KS	66223	Johnson
75	1	Oak Ridge Shopping Center	1524 Holland Road	Suffolk	VA	23434	Suffolk City
76	1	Walgreens - Decatur, GA	2065 South Hairston Road	Decatur	GA	30035	DeKalb
77	1	Kmart Plaza	1133 York Road	Warminster	PA	18974	Bucks
78	1	Walgreens - Wylie, TX	720 West FM 544	Wylie	TX	75098	Collin
79	1	Terrace View - Phase VI	5200 Progress Street	Blacksburg	VA	24060	Montgomery
80	1	Walgreens - Medina, OH	805 North Court Street	Medina	OH	44256	Medina
81	1	Reston International Convenience Center	11842-11844 Sunrise Valley Drive	Reston	VA	20191	Fairfax
82	1	Walgreens - Findlay, OH	15031 US 224 East	Findlay	OH	45840	Hancock
83	1	Springhill Suites - Pinehurst, NC	10024 US Highway 15/501	Pinehurst	NC	28374	Moore
84	1	Walgreens - Independence, MO	17811 U.S. Highway 24	Independence	MO	64056	Jackson
85	1	128 East Avenue	128 East Avenue and One Daskam Lane	Norwalk	CT	06851	Fairfield
86	1	Hamilton Plaza	74 South Main Street & 680, 686, 700 Worcester Road	Framingham	MA	01701	Middlesex
87	1	Walgreens - Wichita Falls, TX	1701 Ninth Street	Wichita Falls	TX	76301	Wichita
88	1	Walgreens - Bartlett, TN	8097 US Highway 70	Bartlett	TN	38134	Shelby
89	1	Walgreens - Chicago (West 79th Street), IL	1213 West 79th Street	Chicago	IL	60620	Cook
90	1	Walgreens - Muscatine, IA	1703 Park Avenue	Muscatine	IA	52761	Muscatine
91	1	CVS - Columbus, GA	625 Manchester Expressway	Columbus	GA	31904	Muscogee
92	1	Point 100 Building	100 East Sybelia Avenue	Maitland	FL	32751	Orange

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

1	1	AmericasMart (1)	204,817,318.54	1,192,420.36		5.7200%	4,070,908
2	1	Regency Centers Pool	123,155,000.00	IO		5.0300%	1,004,867
2.1		Applewood Village Shopping Center					375,622
2.2		Arapahoe Village Shopping Center					159,237
2.3		Rockford Road Plaza Shopping Center					207,897
2.4		Colonial Square Shopping Center					93,200
2.5		Cherrywood Square Shopping Center					86,161
2.6		Ralston Square Shopping Center					82,750
3	1	U.S. Bancorp	105,000,000.00	IO		5.2900%	929,694
4	1	50 West 23rd Street	75,000,000.00	IO		5.3900%	333,959
5	1	600 Community Drive	50,595,000.00	IO		5.6418%	252,774
6	1	The Galleria	50,000,000.00	IO		5.4100%	151,911
7	1	Weslayan Plaza	45,007,000.00	IO		5.1200%	357,250
8	1	Centennial Tower	45,000,000.00	272,116.59		6.0800%	638,363
9	1	240 West 40th Street	42,000,000.00	238999		5.5200%	163,115
10	1	The Suffolk Building	42,000,000.00	228039	7	5.1000%	257,425
11	1	Corbin Corners	37,100,000.00	IO		5.1600%	177,207
12	2	Glen Park Apartments	33,000,000.00	IO		5.6700%	464
13	1	Five Points Shopping Center	32,054,000.00	IO		5.1200%	144,553
14	1	Point Loma Plaza	31,850,000.00	IO		5.1200%	213,105
15	1	Plaza Volente	28,680,000.00	161405		5.4200%	160,533
16	1	O’Fallon Walk	25,988,000.00	148,046.53		5.5300%	157,779
17	1	Cloppers Mill Village Center	25,743,000.00	IO		5.1600%	137,035
18	1	Courtyard Marriott - Miami Beach, FL (3)	23,500,000.00	162,067.54		6.7300%	262
19	1	Rancho San Diego Village	21,560,000.00	IO		5.1600%	152,895
20	1	Fox Mill Shopping Center	21,430,000.00	IO		5.1200%	103,269
21	1	Valparaiso Walk	20,820,000.00	118,605.85		5.5300%	143,143
22	2	Stephanus Pool	20,700,000.00	119,095.54		5.6200%	427
22.1		Camelot Apartments					289
22.2		Charbern Apartments					66
22.3		Carolina Court Apartments					72
23	1	Home Depot - Tacoma, WA	17,323,000.00	IO		4.8000%	137,024
24	1	Waterford Village Apartments	17,000,000.00	IO		5.1600%	360
25	1	The Meadows at Indian Creek Apartments	16,484,111.48	92,755.60		5.4100%	232
26	1	Centre Ridge Market Place	16,400,000.00	IO		5.1200%	104,154
27	1	Snell & Branham Plaza	16,351,000.00	IO		5.1200%	99,349
28	1	Point North Apartments	15,984,592.95	89,944.83		5.4100%	200
29	1	Saratoga Shopping Center	15,468,000.00	IO		5.0600%	101,588
30	1	Stanford Ranch Village	14,660,000.00	IO		5.1600%	89,874
31	1	Eastgate Plaza	14,591,000.00	IO		5.0600%	78,230
32	1	Eustis Village Shopping Center	14,000,000.00	79,051.83		5.4500%	136,927
33	1	Dunwoody Place Shopping Center	13,720,000.00	77,986.75		5.5100%	102,367
34	2	Berkeley Heights Apartments	13,567,000.00	75,085.63		5.2700%	218
35	1	Indian River Square	13,300,000.00	74,849.72		5.4200%	144,134
36	1	Willow Lake Shopping Center	12,800,000.00	IO		5.1200%	85,923
37	2	The Glen at White Pines Apartments	12,700,000.00	72,029.54		5.4900%	166
38	1	Home Depot - Spokane, WA	11,460,000.00	IO		4.7500%	130,624
39	1	Sierra Lakes Mobile Home Park	10,700,000.00	60,686.31		5.4900%	228
40	1	Homewood Suites - Chester, VA	10,500,000.00	66,564.73		5.8300%	118
41	1	Holiday Inn - Saratoga Springs, NY	9,993,067.40	64,196.49		6.6500%	168
42	1	Lakeside Plaza	9,550,000.00	54,463.76		5.5400%	127,701
43	2	Maple Ridge Townhome Apartments	8,800,000.00	49,250.04		5.3700%	118
44	1	Freeway Crossing Shopping Center	8,104,641.20	47,903.20		5.8500%	88,475
45	1	60 State Street	8,000,000.00	43,879.46		5.1900%	58,512
46	2	Bonair Townhome Apartments	7,450,000.00	IO		5.4700%	82
47	1	Holiday Inn Express - Midlothian, VA	7,350,000.00	46,639.90		5.8400%	96
48	2	Alderwood Apartments	7,300,000.00	41,723.82		5.5600%	96
49	1	Holiday Inn - Bradenton, FL (4)	7,000,000.00	44164		5.7800%	153
50	1	Merchants Crossing (5)	6,930,000.00	39,304.31		5.4900%	110,070
51	1	Oak Terrace Apartments	6,875,000.00	IO		5.4700%	82
52	2	Franklin Park Apartments	6,400,000.00	35,499.76		5.2900%	168
53	2	Regency Park Apartments	6,193,702.25	34,006.58		5.1900%	132
54	1	Valley Walk	6,192,000.00	35,274.13		5.5300%	15,450
55	1	Main Street Station	6,000,000.00	33,616.98		5.3800%	55,000
56	1	Walgreens - Kansas City, MO	5,660,000.00	IO		5.3100%	15,120
57	2	Kensington Park Apartments	5,600,000.00	30,992.81		5.2700%	336
58	1	Kmart Center	5,500,000.00	33,023.55		5.2700%	150,484
59	1	Ridgeway Self Storage - Ellicott City, MD	5,395,037.51	34,640.24		5.9500%	70,490
60	2	Edgewater Trace Apartments	4,995,066.21	27,796.29		5.3100%	159
61	1	Walgreens - Glen Ellyn, IL	4,800,000.00	26,803.86		5.3500%	14,490
62	1	The Mark Apartments	4,784,915.21	26,595.04		5.2800%	144
63	1	Ridgeway Self Storage - Eldersburg, MD	4,648,001.59	29,843.70		5.9500%	86,930
64	1	Walgreens - Chicago (West Foster Place), IL	4,625,000.00	IO		4.9000%	15,330
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	4,395,886.96	25,065.60		5.5300%	15,086
66	1	Walgreens - Kansas City, KS	4,165,000.00	IO		5.4000%	14,560
67	1	Walgreens - Livonia, MI	4,080,000.00	IO		5.3100%	14,490
68	1	Cobbs Corner II	4,000,000.00	22,411.32		5.3800%	53,325
69	1	Walgreens - Sedalia, MO	3,815,000.00	IO		5.1800%	13,650
70	1	CVS - Choctaw, OK	3,800,000.00	22,320.82		5.8100%	13,824
71	1	Walgreens - Merriam, KS	3,785,000.00	IO		5.3100%	15,120
72	1	Walgreens - Massillion, OH	3,725,000.00	IO		5.4000%	14,490
73	1	Sconset Commons	3,700,000.00	IO		5.3100%	26,990
74	1	Walgreens - Overlandpark, KS	3,680,000.00	IO		5.4000%	14,490
75	1	Oak Ridge Shopping Center	3,580,000.00	20,349.31		5.5100%	38,700
76	1	Walgreens - Decatur, GA	3,551,000.00	IO		5.3100%	14,440
77	1	Kmart Plaza	3,500,000.00	21015		5.2700%	108,960
78	1	Walgreens - Wylie, TX	3,460,000.00	IO		5.3100%	15,120
79	1	Terrace View - Phase VI	3,400,000.00	18,418.53		5.0800%	104
80	1	Walgreens - Medina, OH	3,390,000.00	IO		5.3100%	14,490
81	1	Reston International Convenience Center	3,350,000.00	20,910.60		6.3800%	9,289
82	1	Walgreens - Findlay, OH	3,295,000.00	IO		5.4000%	14,560
83	1	Springhill Suites - Pinehurst, NC	3,200,000.00	20,189.46		5.7800%	107
84	1	Walgreens - Independence, MO	3,160,000.00	IO		5.3100%	15,120
85	1	128 East Avenue	3,000,000.00	IO		5.3100%	20,485
86	1	Hamilton Plaza	3,000,000.00	IO		5.7500%	60,042
87	1	Walgreens - Wichita Falls, TX	2,959,000.00	IO		4.8500%	14,553
88	1	Walgreens - Bartlett, TN	2,950,000.00	IO		4.7500%	14,490
89	1	Walgreens - Chicago (West 79th Street), IL	2,950,000.00	IO		5.3100%	11,228
90	1	Walgreens - Muscatine, IA	2,650,000.00	IO		5.3100%	15,120
91	1	CVS - Columbus, GA	2,500,000.00	14,748.52		5.8500%	11,970
92	1	Point 100 Building	1,350,000.00	7,521.78		5.3300%	40,726

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)

1	1	AmericasMart (1)	Sq. Ft.	120	119	05/11/15	360
2	1	Regency Centers Pool	Sq. Ft.	60	60	06/11/10	IO
2.1		Applewood Village Shopping Center	Sq. Ft.
2.2		Arapahoe Village Shopping Center	Sq. Ft.
2.3		Rockford Road Plaza Shopping Center	Sq. Ft.
2.4		Colonial Square Shopping Center	Sq. Ft.
2.5		Cherrywood Square Shopping Center	Sq. Ft.
2.6		Ralston Square Shopping Center	Sq. Ft.
3	1	U.S. Bancorp	Sq. Ft.	120	119	05/11/15	IO
4	1	50 West 23rd Street	Sq. Ft.	66	65	11/11/10	IO
5	1	600 Community Drive	Sq. Ft.	120	120	06/11/15	IO
6	1	The Galleria	Sq. Ft.	84	84	06/11/12	IO
7	1	Weslayan Plaza	Sq. Ft.	72	72	06/11/11	IO
8	1	Centennial Tower	Sq. Ft.	60	60	06/11/10	360
9	1	240 West 40th Street	Sq. Ft.	120	120	06/11/15	360
10	1	The Suffolk Building	Sq. Ft.	120	119	05/04/15	360
11	1	Corbin Corners	Sq. Ft.	84	84	06/11/12	IO
12	2	Glen Park Apartments	Units	60	59	05/11/10	IO
13	1	Five Points Shopping Center	Sq. Ft.	72	72	06/11/11	IO
14	1	Point Loma Plaza	Sq. Ft.	72	72	06/11/11	IO
15	1	Plaza Volente	Sq. Ft.	120	120	06/11/15	360
16	1	O’Fallon Walk	Sq. Ft.	120	120	06/11/15	360
17	1	Cloppers Mill Village Center	Sq. Ft.	84	84	06/11/12	IO
18	1	Courtyard Marriott - Miami Beach, FL (3)	Rooms	84	84	06/11/12	300
19	1	Rancho San Diego Village	Sq. Ft.	84	84	06/11/12	IO
20	1	Fox Mill Shopping Center	Sq. Ft.	72	72	06/11/11	IO
21	1	Valparaiso Walk	Sq. Ft.	120	120	06/11/15	360
22	2	Stephanus Pool	Units	120	120	06/11/15	360
22.1		Camelot Apartments	Units
22.2		Charbern Apartments	Units
22.3		Carolina Court Apartments	Units
23	1	Home Depot - Tacoma, WA	Sq. Ft.	120	115	01/11/15	IO
24	1	Waterford Village Apartments	Units	60	60	06/11/10	IO
25	1	The Meadows at Indian Creek Apartments	Units	120	119	05/11/15	360
26	1	Centre Ridge Market Place	Sq. Ft.	72	72	06/11/11	IO
27	1	Snell & Branham Plaza	Sq. Ft.	72	72	06/11/11	IO
28	1	Point North Apartments	Units	120	119	05/11/15	360
29	1	Saratoga Shopping Center	Sq. Ft.	60	60	06/11/10	IO
30	1	Stanford Ranch Village	Sq. Ft.	84	84	06/11/12	IO
31	1	Eastgate Plaza	Sq. Ft.	60	60	06/11/10	IO
32	1	Eustis Village Shopping Center	Sq. Ft.	120	119	05/11/15	360
33	1	Dunwoody Place Shopping Center	Sq. Ft.	120	119	05/11/15	360
34	2	Berkeley Heights Apartments	Units	120	120	06/11/15	360
35	1	Indian River Square	Sq. Ft.	120	120	06/11/15	360
36	1	Willow Lake Shopping Center	Sq. Ft.	72	72	06/11/11	IO
37	2	The Glen at White Pines Apartments	Units	120	120	06/11/15	360
38	1	Home Depot - Spokane, WA	Sq. Ft.	120	116	02/11/15	IO
39	1	Sierra Lakes Mobile Home Park	Pads	120	120	06/11/15	360
40	1	Homewood Suites - Chester, VA	Rooms	120	120	06/11/15	300
41	1	Holiday Inn - Saratoga Springs, NY	Rooms	120	119	05/11/15	360
42	1	Lakeside Plaza	Sq. Ft.	120	119	05/11/15	360
43	2	Maple Ridge Townhome Apartments	Units	120	120	07/11/15	360
44	1	Freeway Crossing Shopping Center	Sq. Ft.	120	118	04/11/15	360
45	1	60 State Street	Sq. Ft.	108	108	07/11/14	360
46	2	Bonair Townhome Apartments	Units	60	59	05/11/10	IO
47	1	Holiday Inn Express - Midlothian, VA	Rooms	120	120	06/11/15	300
48	2	Alderwood Apartments	Units	120	120	06/11/15	360
49	1	Holiday Inn - Bradenton, FL (4)	Rooms	120	120	07/11/15	300
50	1	Merchants Crossing (5)	Sq. Ft.	120	119	05/11/15	360
51	1	Oak Terrace Apartments	Units	60	59	05/11/10	IO
52	2	Franklin Park Apartments	Units	120	120	06/11/15	360
53	2	Regency Park Apartments	Units	120	119	05/11/15	360
54	1	Valley Walk	Sq. Ft.	120	120	06/11/15	360
55	1	Main Street Station	Sq. Ft.	120	120	06/11/15	360
56	1	Walgreens - Kansas City, MO	Sq. Ft.	84	84	06/11/12	IO
57	2	Kensington Park Apartments	Units	120	119	05/11/15	360
58	1	Kmart Center	Sq. Ft.	120	120	06/11/15	300
59	1	Ridgeway Self Storage - Ellicott City, MD	Sq. Ft.	120	119	05/11/15	300
60	2	Edgewater Trace Apartments	Units	120	119	05/11/15	360
61	1	Walgreens - Glen Ellyn, IL	Sq. Ft.	120	120	06/11/15	360
62	1	The Mark Apartments	Units	120	117	03/11/15	360
63	1	Ridgeway Self Storage - Eldersburg, MD	Sq. Ft.	120	119	05/11/15	300
64	1	Walgreens - Chicago (West Foster Place), IL	Sq. Ft.	120	118	04/11/15	IO
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	Sq. Ft.	120	119	05/11/15	360
66	1	Walgreens - Kansas City, KS	Sq. Ft.	120	120	06/11/15	IO
67	1	Walgreens - Livonia, MI	Sq. Ft.	84	84	06/11/12	IO
68	1	Cobbs Corner II	Sq. Ft.	120	120	06/11/15	360
69	1	Walgreens - Sedalia, MO	Sq. Ft.	120	120	06/11/15	IO
70	1	CVS - Choctaw, OK	Sq. Ft.	120	119	05/11/15	360
71	1	Walgreens - Merriam, KS	Sq. Ft.	84	84	06/11/12	IO
72	1	Walgreens - Massillion, OH	Sq. Ft.	120	120	06/11/15	IO
73	1	Sconset Commons	Sq. Ft.	120	120	06/11/15	IO
74	1	Walgreens - Overlandpark, KS	Sq. Ft.	120	120	06/11/15	IO
75	1	Oak Ridge Shopping Center	Sq. Ft.	120	119	05/11/15	360
76	1	Walgreens - Decatur, GA	Sq. Ft.	84	84	06/11/12	IO
77	1	Kmart Plaza	Sq. Ft.	120	120	06/11/15	300
78	1	Walgreens - Wylie, TX	Sq. Ft.	84	84	06/11/12	IO
79	1	Terrace View - Phase VI	Units	72	72	06/11/11	360
80	1	Walgreens - Medina, OH	Sq. Ft.	84	84	06/11/12	IO
81	1	Reston International Convenience Center	Sq. Ft.	180	180	06/11/20	360
82	1	Walgreens - Findlay, OH	Sq. Ft.	120	120	06/11/15	IO
83	1	Springhill Suites - Pinehurst, NC	Rooms	60	60	06/11/10	300
84	1	Walgreens - Independence, MO	Sq. Ft.	84	84	06/11/12	IO
85	1	128 East Avenue	Sq. Ft.	120	120	06/11/15	IO
86	1	Hamilton Plaza	Sq. Ft.	120	119	05/11/15	IO
87	1	Walgreens - Wichita Falls, TX	Sq. Ft.	120	117	03/11/15	IO
88	1	Walgreens - Bartlett, TN	Sq. Ft.	120	116	02/11/15	IO
89	1	Walgreens - Chicago (West 79th Street), IL	Sq. Ft.	84	84	06/11/12	IO
90	1	Walgreens - Muscatine, IA	Sq. Ft.	84	84	06/11/12	IO
91	1	CVS - Columbus, GA	Sq. Ft.	120	120	06/11/15	360
92	1	Point 100 Building	Sq. Ft.	120	120	06/11/15	360

Mortgage Loan Number	Loan Group Number	Property Name	Remaining Amort Term (Mos.)	Ground Lease	Master Servicing Fee Rate	ARD Loans	Anticipated Repayment Date

1	1	AmericasMart (1)	359	Both	0.04000%	N
2	1	Regency Centers Pool	IO	Fee	0.04000%	N
2.1		Applewood Village Shopping Center		Fee
2.2		Arapahoe Village Shopping Center		Fee
2.3		Rockford Road Plaza Shopping Center		Fee
2.4		Colonial Square Shopping Center		Fee
2.5		Cherrywood Square Shopping Center		Fee
2.6		Ralston Square Shopping Center		Fee
3	1	U.S. Bancorp	IO	Fee	0.04000%	N
4	1	50 West 23rd Street	IO	Fee	0.04000%	N
5	1	600 Community Drive	IO	Fee	0.04000%	N
6	1	The Galleria	IO	Fee	0.04000%	N
7	1	Weslayan Plaza	IO	Fee	0.04000%	N
8	1	Centennial Tower	360	Fee	0.04000%	N
9	1	240 West 40th Street	360	Fee	0.04000%	N
10	1	The Suffolk Building	360	Fee	0.04000%	N
11	1	Corbin Corners	IO	Fee	0.04000%	N
12	2	Glen Park Apartments	IO	Fee	0.04000%	N
13	1	Five Points Shopping Center	IO	Fee	0.04000%	N
14	1	Point Loma Plaza	IO	Fee	0.04000%	N
15	1	Plaza Volente	360	Fee	0.04000%	N
16	1	O’Fallon Walk	360	Fee	0.04000%	N
17	1	Cloppers Mill Village Center	IO	Fee	0.04000%	N
18	1	Courtyard Marriott - Miami Beach, FL (3)	300	Fee	0.04000%	N
19	1	Rancho San Diego Village	IO	Fee	0.04000%	N
20	1	Fox Mill Shopping Center	IO	Fee	0.04000%	N
21	1	Valparaiso Walk	360	Fee	0.04000%	N
22	2	Stephanus Pool	360	Fee	0.04000%	N
22.1		Camelot Apartments		Fee
22.2		Charbern Apartments		Fee
22.3		Carolina Court Apartments		Fee
23	1	Home Depot - Tacoma, WA	IO	Both	0.04000%	Y	01/11/15
24	1	Waterford Village Apartments	IO	Fee	0.04000%	N
25	1	The Meadows at Indian Creek Apartments	359	Fee	0.04000%	N
26	1	Centre Ridge Market Place	IO	Fee	0.04000%	N
27	1	Snell & Branham Plaza	IO	Fee	0.04000%	N
28	1	Point North Apartments	359	Fee	0.04000%	N
29	1	Saratoga Shopping Center	IO	Fee	0.04000%	N
30	1	Stanford Ranch Village	IO	Fee	0.04000%	N
31	1	Eastgate Plaza	IO	Fee	0.04000%	N
32	1	Eustis Village Shopping Center	360	Fee	0.04000%	N
33	1	Dunwoody Place Shopping Center	360	Fee	0.04000%	N
34	2	Berkeley Heights Apartments	360	Fee	0.04000%	N
35	1	Indian River Square	360	Fee	0.04000%	N
36	1	Willow Lake Shopping Center	IO	Fee	0.04000%	N
37	2	The Glen at White Pines Apartments	360	Fee	0.04000%	N
38	1	Home Depot - Spokane, WA	IO	Fee	0.04000%	Y	02/11/15
39	1	Sierra Lakes Mobile Home Park	360	Fee	0.04000%	N
40	1	Homewood Suites - Chester, VA	300	Fee	0.04000%	N
41	1	Holiday Inn - Saratoga Springs, NY	359	Fee	0.04000%	N
42	1	Lakeside Plaza	360	Fee	0.04000%	N
43	2	Maple Ridge Townhome Apartments	360	Fee	0.04000%	N
44	1	Freeway Crossing Shopping Center	358	Fee	0.04000%	N
45	1	60 State Street	360	Fee	0.04000%	N
46	2	Bonair Townhome Apartments	IO	Fee	0.04000%	N
47	1	Holiday Inn Express - Midlothian, VA	300	Fee	0.04000%	N
48	2	Alderwood Apartments	360	Fee	0.04000%	N
49	1	Holiday Inn - Bradenton, FL (4)	300	Leasehold	0.04000%	N
50	1	Merchants Crossing (5)	360	Fee	0.04000%	N
51	1	Oak Terrace Apartments	IO	Fee	0.04000%	N
52	2	Franklin Park Apartments	360	Fee	0.04000%	N
53	2	Regency Park Apartments	359	Fee	0.04000%	N
54	1	Valley Walk	360	Fee	0.04000%	N
55	1	Main Street Station	360	Fee	0.04000%	N
56	1	Walgreens - Kansas City, MO	IO	Fee	0.04000%	N
57	2	Kensington Park Apartments	360	Fee	0.04000%	N
58	1	Kmart Center	300	Fee	0.04000%	N
59	1	Ridgeway Self Storage - Ellicott City, MD	299	Fee	0.04000%	N
60	2	Edgewater Trace Apartments	359	Fee	0.04000%	N
61	1	Walgreens - Glen Ellyn, IL	360	Fee	0.04000%	N
62	1	The Mark Apartments	357	Fee	0.04000%	N
63	1	Ridgeway Self Storage - Eldersburg, MD	299	Fee	0.04000%	N
64	1	Walgreens - Chicago (West Foster Place), IL	IO	Fee	0.04000%	Y	04/11/15
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	359	Fee	0.04000%	N
66	1	Walgreens - Kansas City, KS	IO	Fee	0.04000%	N
67	1	Walgreens - Livonia, MI	IO	Fee	0.04000%	N
68	1	Cobbs Corner II	360	Fee	0.04000%	N
69	1	Walgreens - Sedalia, MO	IO	Fee	0.04000%	N
70	1	CVS - Choctaw, OK	360	Fee	0.04000%	N
71	1	Walgreens - Merriam, KS	IO	Fee	0.04000%	N
72	1	Walgreens - Massillion, OH	IO	Fee	0.04000%	N
73	1	Sconset Commons	IO	Fee	0.04000%	N
74	1	Walgreens - Overlandpark, KS	IO	Fee	0.04000%	N
75	1	Oak Ridge Shopping Center	360	Fee	0.04000%	N
76	1	Walgreens - Decatur, GA	IO	Fee	0.04000%	N
77	1	Kmart Plaza	300	Fee	0.04000%	N
78	1	Walgreens - Wylie, TX	IO	Fee	0.04000%	N
79	1	Terrace View - Phase VI	360	Fee	0.04000%	N
80	1	Walgreens - Medina, OH	IO	Fee	0.04000%	N
81	1	Reston International Convenience Center	360	Fee	0.04000%	N
82	1	Walgreens - Findlay, OH	IO	Fee	0.04000%	N
83	1	Springhill Suites - Pinehurst, NC	300	Fee	0.04000%	N
84	1	Walgreens - Independence, MO	IO	Fee	0.04000%	N
85	1	128 East Avenue	IO	Fee	0.04000%	N
86	1	Hamilton Plaza	IO	Fee	0.04000%	N
87	1	Walgreens - Wichita Falls, TX	IO	Fee	0.04000%	Y	03/11/15
88	1	Walgreens - Bartlett, TN	IO	Fee	0.04000%	Y	02/11/15
89	1	Walgreens - Chicago (West 79th Street), IL	IO	Fee	0.04000%	N
90	1	Walgreens - Muscatine, IA	IO	Fee	0.04000%	N
91	1	CVS - Columbus, GA	360	Fee	0.04000%	N
92	1	Point 100 Building	360	Fee	0.04000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Additional Interest Rate	Loan Originator	Environmental Insurance

1	1	AmericasMart (1)		Wachovia	N
2	1	Regency Centers Pool		Wachovia	N
2.1		Applewood Village Shopping Center			N
2.2		Arapahoe Village Shopping Center			N
2.3		Rockford Road Plaza Shopping Center			N
2.4		Colonial Square Shopping Center			N
2.5		Cherrywood Square Shopping Center			N
2.6		Ralston Square Shopping Center			N
3	1	U.S. Bancorp		Wachovia	N
4	1	50 West 23rd Street		Wachovia	N
5	1	600 Community Drive		Wachovia	N
6	1	The Galleria		Wachovia	N
7	1	Weslayan Plaza		Wachovia	N
8	1	Centennial Tower		Wachovia	N
9	1	240 West 40th Street		Wachovia	N
10	1	The Suffolk Building		Wachovia	N
11	1	Corbin Corners		Wachovia	N
12	2	Glen Park Apartments		Wachovia	N
13	1	Five Points Shopping Center		Wachovia	N
14	1	Point Loma Plaza		Wachovia	N
15	1	Plaza Volente		Wachovia	N
16	1	O’Fallon Walk		Wachovia	N
17	1	Cloppers Mill Village Center		Wachovia	N
18	1	Courtyard Marriott - Miami Beach, FL (3)		Wachovia	N
19	1	Rancho San Diego Village		Wachovia	N
20	1	Fox Mill Shopping Center		Wachovia	N
21	1	Valparaiso Walk		Wachovia	N
22	2	Stephanus Pool		Wachovia	N
22.1		Camelot Apartments			N
22.2		Charbern Apartments			N
22.3		Carolina Court Apartments			N
23	1	Home Depot - Tacoma, WA	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
24	1	Waterford Village Apartments		Wachovia	N
25	1	The Meadows at Indian Creek Apartments		Wachovia	N
26	1	Centre Ridge Market Place		Wachovia	N
27	1	Snell & Branham Plaza		Wachovia	N
28	1	Point North Apartments		Wachovia	N
29	1	Saratoga Shopping Center		Wachovia	N
30	1	Stanford Ranch Village		Wachovia	N
31	1	Eastgate Plaza		Wachovia	N
32	1	Eustis Village Shopping Center		Wachovia	N
33	1	Dunwoody Place Shopping Center		Wachovia	N
34	2	Berkeley Heights Apartments		Wachovia	N
35	1	Indian River Square		Wachovia	N
36	1	Willow Lake Shopping Center		Wachovia	N
37	2	The Glen at White Pines Apartments		Wachovia	N
38	1	Home Depot - Spokane, WA	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
39	1	Sierra Lakes Mobile Home Park		Wachovia	N
40	1	Homewood Suites - Chester, VA		Wachovia	N
41	1	Holiday Inn - Saratoga Springs, NY		Wachovia	N
42	1	Lakeside Plaza		Wachovia	N
43	2	Maple Ridge Townhome Apartments		Wachovia	N
44	1	Freeway Crossing Shopping Center		Wachovia	N
45	1	60 State Street		Wachovia	N
46	2	Bonair Townhome Apartments		Wachovia	N
47	1	Holiday Inn Express - Midlothian, VA		Wachovia	N
48	2	Alderwood Apartments		Wachovia	N
49	1	Holiday Inn - Bradenton, FL (4)		Wachovia	N
50	1	Merchants Crossing (5)		Wachovia	N
51	1	Oak Terrace Apartments		Wachovia	N
52	2	Franklin Park Apartments		Wachovia	N
53	2	Regency Park Apartments		Wachovia	N
54	1	Valley Walk		Wachovia	N
55	1	Main Street Station		Wachovia	N
56	1	Walgreens - Kansas City, MO		Wachovia	N
57	2	Kensington Park Apartments		Wachovia	N
58	1	Kmart Center		Wachovia	N
59	1	Ridgeway Self Storage - Ellicott City, MD		Wachovia	N
60	2	Edgewater Trace Apartments		Wachovia	N
61	1	Walgreens - Glen Ellyn, IL		Wachovia	N
62	1	The Mark Apartments		Wachovia	N
63	1	Ridgeway Self Storage - Eldersburg, MD		Wachovia	N
64	1	Walgreens - Chicago (West Foster Place), IL	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5		Wachovia	N
66	1	Walgreens - Kansas City, KS		Wachovia	N
67	1	Walgreens - Livonia, MI		Wachovia	N
68	1	Cobbs Corner II		Wachovia	N
69	1	Walgreens - Sedalia, MO		Wachovia	N
70	1	CVS - Choctaw, OK		Wachovia	N
71	1	Walgreens - Merriam, KS		Wachovia	N
72	1	Walgreens - Massillion, OH		Wachovia	N
73	1	Sconset Commons		Wachovia	N
74	1	Walgreens - Overlandpark, KS		Wachovia	N
75	1	Oak Ridge Shopping Center		Wachovia	Y
76	1	Walgreens - Decatur, GA		Wachovia	N
77	1	Kmart Plaza		Wachovia	N
78	1	Walgreens - Wylie, TX		Wachovia	N
79	1	Terrace View - Phase VI		Wachovia	N
80	1	Walgreens - Medina, OH		Wachovia	N
81	1	Reston International Convenience Center		Wachovia	N
82	1	Walgreens - Findlay, OH		Wachovia	N
83	1	Springhill Suites - Pinehurst, NC		Wachovia	N
84	1	Walgreens - Independence, MO		Wachovia	N
85	1	128 East Avenue		Wachovia	N
86	1	Hamilton Plaza		Wachovia	N
87	1	Walgreens - Wichita Falls, TX	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
88	1	Walgreens - Bartlett, TN	Greater of initial interest rate plus 2.0% or TCMYI plus 2.0%	Wachovia	N
89	1	Walgreens - Chicago (West 79th Street), IL		Wachovia	N
90	1	Walgreens - Muscatine, IA		Wachovia	N
91	1	CVS - Columbus, GA		Wachovia	N
92	1	Point 100 Building		Wachovia	N

Mortgage Loan Number	Loan Group Number	Property Name	Cross Collateralized and Cross Defaulted Loan Flag	Defeasance Loan (Y/N)	Early Defeasance	Secured by LC

1	1	AmericasMart (1)		Y	N	N
2	1	Regency Centers Pool		YM or D	N	N
2.1		Applewood Village Shopping Center
2.2		Arapahoe Village Shopping Center
2.3		Rockford Road Plaza Shopping Center
2.4		Colonial Square Shopping Center
2.5		Cherrywood Square Shopping Center
2.6		Ralston Square Shopping Center
3	1	U.S. Bancorp		Y	N	N
4	1	50 West 23rd Street		Y	N	N
5	1	600 Community Drive		Y	N	N
6	1	The Galleria		Y	N	N
7	1	Weslayan Plaza		YM or D	N	N
8	1	Centennial Tower		Y	N	Y
9	1	240 West 40th Street		Y	N	N
10	1	The Suffolk Building		YM or D	N	N
11	1	Corbin Corners		YM or D	N	N
12	2	Glen Park Apartments		Y	N	N
13	1	Five Points Shopping Center		YM or D	N	N
14	1	Point Loma Plaza		YM or D	N	N
15	1	Plaza Volente		Y	N	N
16	1	O’Fallon Walk	IBT Portfolio	Y	N	N
17	1	Cloppers Mill Village Center		YM or D	N	N
18	1	Courtyard Marriott - Miami Beach, FL (3)		Y	N	N
19	1	Rancho San Diego Village		YM or D	N	N
20	1	Fox Mill Shopping Center		YM or D	N	N
21	1	Valparaiso Walk	IBT Portfolio	Y	N	N
22	2	Stephanus Pool		N	N	N
22.1		Camelot Apartments
22.2		Charbern Apartments
22.3		Carolina Court Apartments
23	1	Home Depot - Tacoma, WA		Y	N	N
24	1	Waterford Village Apartments		Y	N	N
25	1	The Meadows at Indian Creek Apartments		Y	N	N
26	1	Centre Ridge Market Place		YM or D	N	N
27	1	Snell & Branham Plaza		YM or D	N	N
28	1	Point North Apartments		Y	N	N
29	1	Saratoga Shopping Center		YM or D	N	N
30	1	Stanford Ranch Village		YM or D	N	N
31	1	Eastgate Plaza		YM or D	N	N
32	1	Eustis Village Shopping Center		Y	N	N
33	1	Dunwoody Place Shopping Center		Y	N	N
34	2	Berkeley Heights Apartments		Y	N	N
35	1	Indian River Square		Y	N	N
36	1	Willow Lake Shopping Center		YM or D	N	N
37	2	The Glen at White Pines Apartments		Y	N	N
38	1	Home Depot - Spokane, WA		Y	N	N
39	1	Sierra Lakes Mobile Home Park		Y	N	N
40	1	Homewood Suites - Chester, VA		Y	N	N
41	1	Holiday Inn - Saratoga Springs, NY		Y	N	N
42	1	Lakeside Plaza		Y	N	N
43	2	Maple Ridge Townhome Apartments		Y	N	N
44	1	Freeway Crossing Shopping Center		Y	N	N
45	1	60 State Street		Y	N	N
46	2	Bonair Townhome Apartments	Vista Multifamily Portfolio	N	N	N
47	1	Holiday Inn Express - Midlothian, VA		Y	N	N
48	2	Alderwood Apartments		Y	N	N
49	1	Holiday Inn - Bradenton, FL (4)		N	N	N
50	1	Merchants Crossing (5)		Y	N	N
51	1	Oak Terrace Apartments	Vista Multifamily Portfolio	N	N	N
52	2	Franklin Park Apartments		Y	N	N
53	2	Regency Park Apartments		Y	N	N
54	1	Valley Walk	IBT Portfolio	Y	N	N
55	1	Main Street Station		Y	N	N
56	1	Walgreens - Kansas City, MO		Y	N	N
57	2	Kensington Park Apartments		Y	N	N
58	1	Kmart Center	Kmart Portfolio	Y	N	N
59	1	Ridgeway Self Storage - Ellicott City, MD	Ridgeway Portfolio	Y	N	N
60	2	Edgewater Trace Apartments		Y	N	N
61	1	Walgreens - Glen Ellyn, IL		Y	N	N
62	1	The Mark Apartments		Y	N	N
63	1	Ridgeway Self Storage - Eldersburg, MD	Ridgeway Portfolio	Y	N	N
64	1	Walgreens - Chicago (West Foster Place), IL		Y	N	N
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5		Y	N	N
66	1	Walgreens - Kansas City, KS		Y	N	N
67	1	Walgreens - Livonia, MI		Y	N	N
68	1	Cobbs Corner II		Y	N	N
69	1	Walgreens - Sedalia, MO		Y	N	N
70	1	CVS - Choctaw, OK		Y	N	N
71	1	Walgreens - Merriam, KS		Y	N	N
72	1	Walgreens - Massillion, OH		Y	N	N
73	1	Sconset Commons		Y	N	N
74	1	Walgreens - Overlandpark, KS		Y	N	N
75	1	Oak Ridge Shopping Center		Y	N	N
76	1	Walgreens - Decatur, GA		Y	N	N
77	1	Kmart Plaza	Kmart Portfolio	Y	N	N
78	1	Walgreens - Wylie, TX		Y	N	N
79	1	Terrace View - Phase VI		Y	N	N
80	1	Walgreens - Medina, OH		Y	N	N
81	1	Reston International Convenience Center		Y	N	N
82	1	Walgreens - Findlay, OH		Y	N	N
83	1	Springhill Suites - Pinehurst, NC		Y	N	N
84	1	Walgreens - Independence, MO		Y	N	N
85	1	128 East Avenue		Y	N	N
86	1	Hamilton Plaza		N	N	N
87	1	Walgreens - Wichita Falls, TX		Y	N	N
88	1	Walgreens - Bartlett, TN		Y	N	N
89	1	Walgreens - Chicago (West 79th Street), IL		Y	N	N
90	1	Walgreens - Muscatine, IA		Y	N	N
91	1	CVS - Columbus, GA		Y	N	N
92	1	Point 100 Building		Y	N	N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserve

1	1	AmericasMart (1)	Actual/360	Day 1	820,000
2	1	Regency Centers Pool	Actual/360
2.1		Applewood Village Shopping Center
2.2		Arapahoe Village Shopping Center
2.3		Rockford Road Plaza Shopping Center
2.4		Colonial Square Shopping Center
2.5		Cherrywood Square Shopping Center
2.6		Ralston Square Shopping Center
3	1	U.S. Bancorp	Actual/360
4	1	50 West 23rd Street	Actual/360	Day 1	66,792
5	1	600 Community Drive	Actual/360	Day 1	37,916
6	1	The Galleria	Actual/360	Day 1	30,382
7	1	Weslayan Plaza	Actual/360
8	1	Centennial Tower	Actual/360	Day 1	178,742
9	1	240 West 40th Street	Actual/360	Day 1	32,623
10	1	The Suffolk Building	Actual/360	Day 1
11	1	Corbin Corners	Actual/360
12	2	Glen Park Apartments	Actual/360		116,000
13	1	Five Points Shopping Center	Actual/360
14	1	Point Loma Plaza	Actual/360
15	1	Plaza Volente	Actual/360
16	1	O’Fallon Walk	Actual/360	Springing	15,778
17	1	Cloppers Mill Village Center	Actual/360
18	1	Courtyard Marriott - Miami Beach, FL (3)	Actual/360	Day 1	240,696
19	1	Rancho San Diego Village	Actual/360
20	1	Fox Mill Shopping Center	Actual/360
21	1	Valparaiso Walk	Actual/360	Springing	14,314
22	2	Stephanus Pool	Actual/360		106,750
22.1		Camelot Apartments			72,250
22.2		Charbern Apartments			16,500
22.3		Carolina Court Apartments			18,000
23	1	Home Depot - Tacoma, WA	Actual/360	Springing
24	1	Waterford Village Apartments	Actual/360		54,000
25	1	The Meadows at Indian Creek Apartments	Actual/360
26	1	Centre Ridge Market Place	Actual/360
27	1	Snell & Branham Plaza	Actual/360
28	1	Point North Apartments	Actual/360
29	1	Saratoga Shopping Center	Actual/360
30	1	Stanford Ranch Village	Actual/360
31	1	Eastgate Plaza	Actual/360
32	1	Eustis Village Shopping Center	Actual/360
33	1	Dunwoody Place Shopping Center	Actual/360		11,260
34	2	Berkeley Heights Apartments	Actual/360		54,500
35	1	Indian River Square	Actual/360		14,425
36	1	Willow Lake Shopping Center	Actual/360
37	2	The Glen at White Pines Apartments	Actual/360		41,500
38	1	Home Depot - Spokane, WA	Actual/360	Day 1
39	1	Sierra Lakes Mobile Home Park	Actual/360
40	1	Homewood Suites - Chester, VA	Actual/360		114,666
41	1	Holiday Inn - Saratoga Springs, NY	Actual/360
42	1	Lakeside Plaza	Actual/360		15,876
43	2	Maple Ridge Townhome Apartments	Actual/360		29,500
44	1	Freeway Crossing Shopping Center	Actual/360		8,847
45	1	60 State Street	Actual/360	Day 1	14,043
46	2	Bonair Townhome Apartments	Actual/360		26,076
47	1	Holiday Inn Express - Midlothian, VA	Actual/360		74,074
48	2	Alderwood Apartments	Actual/360		24,000
49	1	Holiday Inn - Bradenton, FL (4)	Actual/360		189,864
50	1	Merchants Crossing (5)	Actual/360	Springing	20,913
51	1	Oak Terrace Apartments	Actual/360		9,432
52	2	Franklin Park Apartments	Actual/360		42,000
53	2	Regency Park Apartments	Actual/360		33,000
54	1	Valley Walk	Actual/360	Springing	1,545
55	1	Main Street Station	Actual/360
56	1	Walgreens - Kansas City, MO	30/360	Day 1	1,512
57	2	Kensington Park Apartments	Actual/360		100,800
58	1	Kmart Center	Actual/360		22,573
59	1	Ridgeway Self Storage - Ellicott City, MD	Actual/360		8,444
60	2	Edgewater Trace Apartments	Actual/360		47,700
61	1	Walgreens - Glen Ellyn, IL	Actual/360
62	1	The Mark Apartments	Actual/360		36,000
63	1	Ridgeway Self Storage - Eldersburg, MD	Actual/360		8,934
64	1	Walgreens - Chicago (West Foster Place), IL	Actual/360	Springing
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	Actual/360
66	1	Walgreens - Kansas City, KS	30/360	Day 1
67	1	Walgreens - Livonia, MI	30/360	Day 1	1,449
68	1	Cobbs Corner II	Actual/360
69	1	Walgreens - Sedalia, MO	30/360	Day 1
70	1	CVS - Choctaw, OK	Actual/360
71	1	Walgreens - Merriam, KS	30/360	Day 1	1,512
72	1	Walgreens - Massillion, OH	30/360	Day 1
73	1	Sconset Commons	Actual/360
74	1	Walgreens - Overlandpark, KS	30/360	Day 1
75	1	Oak Ridge Shopping Center	Actual/360		3,870
76	1	Walgreens - Decatur, GA	30/360	Day 1	1,444
77	1	Kmart Plaza	Actual/360		15,615
78	1	Walgreens - Wylie, TX	30/360	Day 1	1,512
79	1	Terrace View - Phase VI	Actual/360		31,200
80	1	Walgreens - Medina, OH	30/360	Day 1	1,449
81	1	Reston International Convenience Center	Actual/360		929
82	1	Walgreens - Findlay, OH	30/360	Day 1
83	1	Springhill Suites - Pinehurst, NC	Actual/360		4% of prior month’s Gross Revenues
84	1	Walgreens - Independence, MO	30/360	Day 1	1,512
85	1	128 East Avenue	Actual/360
86	1	Hamilton Plaza	Actual/360	Springing
87	1	Walgreens - Wichita Falls, TX	Actual/360	Springing
88	1	Walgreens - Bartlett, TN	Actual/360	Springing
89	1	Walgreens - Chicago (West 79th Street), IL	30/360	Day 1	1,123
90	1	Walgreens - Muscatine, IA	30/360	Day 1	1,512
91	1	CVS - Columbus, GA	Actual/360
92	1	Point 100 Building	Actual/360

Mortgage Loan Number	Loan Group Number	Property Name	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

1	1	AmericasMart (1)	1,838,854		(2)
2	1	Regency Centers Pool
2.1		Applewood Village Shopping Center
2.2		Arapahoe Village Shopping Center
2.3		Rockford Road Plaza Shopping Center
2.4		Colonial Square Shopping Center
2.5		Cherrywood Square Shopping Center
2.6		Ralston Square Shopping Center
3	1	U.S. Bancorp
4	1	50 West 23rd Street	5,250		(2)
5	1	600 Community Drive			(2)
6	1	The Galleria			(2)
7	1	Weslayan Plaza
8	1	Centennial Tower	265,625	2,000,000	(2)
9	1	240 West 40th Street	55,375	4,000,000	(2)
10	1	The Suffolk Building			(2)
11	1	Corbin Corners
12	2	Glen Park Apartments	254,219
13	1	Five Points Shopping Center
14	1	Point Loma Plaza
15	1	Plaza Volente
16	1	O’Fallon Walk
17	1	Cloppers Mill Village Center
18	1	Courtyard Marriott - Miami Beach, FL (3)
19	1	Rancho San Diego Village
20	1	Fox Mill Shopping Center
21	1	Valparaiso Walk
22	2	Stephanus Pool	67,281
22.1		Camelot Apartments
22.2		Charbern Apartments	14,000
22.3		Carolina Court Apartments	53,281
23	1	Home Depot - Tacoma, WA
24	1	Waterford Village Apartments
25	1	The Meadows at Indian Creek Apartments
26	1	Centre Ridge Market Place
27	1	Snell & Branham Plaza
28	1	Point North Apartments
29	1	Saratoga Shopping Center
30	1	Stanford Ranch Village
31	1	Eastgate Plaza
32	1	Eustis Village Shopping Center
33	1	Dunwoody Place Shopping Center	5,000
34	2	Berkeley Heights Apartments	19,250
35	1	Indian River Square			(2)
36	1	Willow Lake Shopping Center
37	2	The Glen at White Pines Apartments	235,000
38	1	Home Depot - Spokane, WA
39	1	Sierra Lakes Mobile Home Park
40	1	Homewood Suites - Chester, VA
41	1	Holiday Inn - Saratoga Springs, NY	99,610
42	1	Lakeside Plaza	16,875	150,000
43	2	Maple Ridge Townhome Apartments	6,250
44	1	Freeway Crossing Shopping Center
45	1	60 State Street	47,500		(2)
46	2	Bonair Townhome Apartments
47	1	Holiday Inn Express - Midlothian, VA
48	2	Alderwood Apartments	46,713
49	1	Holiday Inn - Bradenton, FL (4)	45,000
50	1	Merchants Crossing (5)	10,000
51	1	Oak Terrace Apartments
52	2	Franklin Park Apartments
53	2	Regency Park Apartments
54	1	Valley Walk
55	1	Main Street Station
56	1	Walgreens - Kansas City, MO
57	2	Kensington Park Apartments	400,000
58	1	Kmart Center	85,000
59	1	Ridgeway Self Storage - Ellicott City, MD	48,813
60	2	Edgewater Trace Apartments
61	1	Walgreens - Glen Ellyn, IL
62	1	The Mark Apartments	25,625
63	1	Ridgeway Self Storage - Eldersburg, MD
64	1	Walgreens - Chicago (West Foster Place), IL
65	1	Audubon Square Shopping Center - Pad Sites 1, 4 and 5
66	1	Walgreens - Kansas City, KS
67	1	Walgreens - Livonia, MI
68	1	Cobbs Corner II
69	1	Walgreens - Sedalia, MO
70	1	CVS - Choctaw, OK
71	1	Walgreens - Merriam, KS
72	1	Walgreens - Massillion, OH
73	1	Sconset Commons
74	1	Walgreens - Overlandpark, KS
75	1	Oak Ridge Shopping Center
76	1	Walgreens - Decatur, GA
77	1	Kmart Plaza	70,156
78	1	Walgreens - Wylie, TX
79	1	Terrace View - Phase VI
80	1	Walgreens - Medina, OH
81	1	Reston International Convenience Center	26,750
82	1	Walgreens - Findlay, OH
83	1	Springhill Suites - Pinehurst, NC
84	1	Walgreens - Independence, MO
85	1	128 East Avenue
86	1	Hamilton Plaza	260,000
87	1	Walgreens - Wichita Falls, TX
88	1	Walgreens - Bartlett, TN
89	1	Walgreens - Chicago (West 79th Street), IL
90	1	Walgreens - Muscatine, IA
91	1	CVS - Columbus, GA
92	1	Point 100 Building

(1) The AmericasMart Loan, representing 12.7% of the Cut-Off Date Pool Balance, is part of a split loan structure and the related pari passu companion loan is not included in the trust fund with respect to this Mortgage Loan, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loan and the related pari passu companion loan.

(2) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC.

(3) The annual replacement reserve collected on a monthly basis will be $240,696 through the March 11, 2006 payment. Beginning with the April 11, 2006 payment, the annual replacement reserve escrowed monthly will equal a percentage of the prior year’s gross revenue.  This percentage will equal 2.5% from April 11, 2006 through March 11, 2007, then step to 3% from April 11, 2007 through March 11, 2008, and then step to 4% beginning April 11, 2008 for all subsequent payment dates.

(4) The annual replacement reserve collected on a monthly basis will be $189,864 through the March 11, 2006 payment.  Beginning with the April 11, 2006 payment, the annual replacement reserve escrowed monthly will equal 4% of the prior year’s gross revenue.

(5) The annual replacement reserve is only collected for the first 48 payments.

B-1

EXHIBIT C-1

SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

Wachovia Commercial Mortgage Securities Inc.
Commercial Mortgage Pass-Through Certificates Series 2005-C19

June 30, 2005	Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-C19	Exception Report for Close

Collateral ID	Property Name	Pool ID	Investor ID	Loan Amount	DocType	Exception	Exception Description	Notation

12005C19	AmericasMart	2005C19	WACH	410,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
22005C19	Applewood Village Shopping Center	2005C19	WACH	123,155,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
32005C19	US Bancorp Building	2005C19	WACH	105,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
42005C19	50 West 23rd Street	2005C19	WACH	75,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
52005C19	600 Community Drive	2005C19	WACH	50,595,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
62005C19	The Galleria	2005C19	WACH	50,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
72005C19	Weslayan Plaza	2005C19	WACH	45,007,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
82005C19	Centennial Tower	2005C19	WACH	45,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
92005C19	240 West 40th Street	2005C19	WACH	45,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
102005C19	The Suffolk Building	2005C19	WACH	42,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
112005C19	Corbin Corners	2005C19	WACH	37,100,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
122005C19	Glen Park Apartments	2005C19	WACH	33,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
132005C19	Five Points Shopping Center	2005C19	WACH	32,054,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
142005C19	Point Loma Plaza	2005C19	WACH	31,850,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
152005C19	Plaza Volente	2005C19	WACH	28,680,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
162005C19	O’Fallon Walk	2005C19	WACH	25,988,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
172005C19	Cloppers Mill Village Center	2005C19	WACH	25,743,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
182005C19	Courtyard Marriott - Miami Beach, FL	2005C19	WACH	23,500,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
192005C19	Rancho San Diego Village	2005C19	WACH	21,560,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
202005C19	Fox Mill Shopping Center	2005C19	WACH	21,430,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
212005C19	Valparaiso Walk	2005C19	WACH	20,820,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
222005C19	Stephanus Pool	2005C19	WACH	20,700,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
232005C19	Cole Home Depot	2005C19	WACH	14,658,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
242005C19	Waterford Village Apartments	2005C19	WACH	17,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
262005C19	Centre Ridge Market Place	2005C19	WACH	16,400,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
272005C19	Snell & Branham Plaza	2005C19	WACH	16,351,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
282005C19	Point North Apartments	2005C19	WACH	16,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
292005C19	Saratoga Shopping Center	2005C19	WACH	15,468,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
302005C19	Stanford Ranch Village	2005C19	WACH	14,660,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
312005C19	Eastgate Plaza	2005C19	WACH	14,591,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
322005C19	Eustis Village	2005C19	WACH	14,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
332005C19	Dunwoody Place Shopping Center	2005C19	WACH	13,720,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
342005C19	Berkeley Heights Apartments	2005C19	WACH	13,567,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
352005C19	Indian River Square	2005C19	WACH	13,300,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
362005C19	Willow Lake Shopping Center	2005C19	WACH	12,800,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
372005C19	The Glen at White Pines Apartments	2005C19	WACH	12,700,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
382005C19	Cole - Home Depot Spokane, WA	2005C19	WACH	16,760,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
392005C19	Sierra Lakes Mobile Home Park	2005C19	WACH	10,700,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
402005C19	Homewood Suites - Chester, VA	2005C19	WACH	10,500,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
412005C19	Saratoga Holiday Inn	2005C19	WACH	10,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
422005C19	Lakeside Plaza	2005C19	WACH	9,550,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
432005C19	Maple Ridge Townhome Apartments	2005C19	WACH	8,800,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
442005C19	Freeway Crossing Shopping Center	2005C19	WACH	8,120,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
452005C19	60 State Street	2005C19	WACH	1,350,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
462005C19	Bonair Townhome Apartments	2005C19	WACH	7,450,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
472005C19	Holiday Inn Express - Midlothian, VA	2005C19	WACH	7,350,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
482005C19	Alderwood Apartments	2005C19	WACH	7,300,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
492005C19	Holiday Inn - Bradenton, FL	2005C19	WACH	7,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS

June 30, 2005	Wachovia Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-C19	Exception Report for Close

Collateral ID	Property Name	Pool ID	Investor ID	Loan Amount	DocType	Exception	Exception Description	Notation

502005C19	Merchants Crossing	2005C19	WACH	6,930,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
512005C19	Oak Terrace Apartments	2005C19	WACH	6,875,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
522005C19	Franklin Park Apartments	2005C19	WACH	6,400,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
532005C19	Regency Park Apartments	2005C19	WACH	6,200,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
542005C19	Valley Walk	2005C19	WACH	6,192,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
552005C19	Main Street Station	2005C19	WACH	6,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
562005C19	Walgreens - Kansas City, MO	2005C19	WACH	5,660,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
572005C19	Kensington Park Apartments	2005C19	WACH	5,600,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
582005C19	Kmart Center	2005C19	WACH	5,500,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
592005C19	Ridgeway - Ellicott City Self Storage	2005C19	WACH	5,402,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
602005C19	Edgewater Trace	2005C19	WACH	5,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
612005C19	Walgreens - Glen Ellyn, IL	2005C19	WACH	4,800,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
622005C19	The Mark Montgomery Apartments	2005C19	WACH	4,800,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
632005C19	Ridgeway Self Storage of Eldersburg	2005C19	WACH	4,654,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
642005C19	Cole Walgreens	2005C19	WACH	4,625,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
652005C19	Audubon Square Shopping Center - Pad Sites 1, 4 and 5	2005C19	WACH	4,400,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
662005C19	Walgreens - Kansas City, KS	2005C19	WACH	4,165,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
682005C19	Cobbs Corner II	2005C19	WACH	4,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
692005C19	Walgreens - Sedalia, MO	2005C19	WACH	3,815,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
702005C19	CVS-Choctaw City	2005C19	WACH	3,800,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
712005C19	Walgreens - Merriam, KS	2005C19	WACH	3,785,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
722005C19	Walgreens - Massillion, OH	2005C19	WACH	3,725,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
732005C19	Sconset Commons	2005C19	WACH	3,700,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
742005C19	Walgreens - Overlandpark, KS	2005C19	WACH	3,680,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
752005C19	Oak Ridge Shopping Center	2005C19	WACH	3,580,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
762005C19	Walgreens - Decatur, GA	2005C19	WACH	3,551,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
772005C19	Kmart Plaza	2005C19	WACH	3,500,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
782005C19	Walgreens - Wylie, TX	2005C19	WACH	3,460,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
792005C19	Terrace View - Phase VI	2005C19	WACH	3,400,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
802005C19	Walgreens - Medina, OH	2005C19	WACH	3,390,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
812005C19	Reston International Convenience Center	2005C19	WACH	3,350,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
822005C19	Walgreens - Findlay, OH	2005C19	WACH	3,295,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
832005C19	Springhill Suites - Pinehurst, NC	2005C19	WACH	3,200,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
842005C19	Walgreens - Independence, MO	2005C19	WACH	3,160,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
852005C19	128 East Avenue	2005C19	WACH	3,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
862005C19	Hamilton Plaza West	2005C19	WACH	3,000,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
872005C19	Cole Walgreens	2005C19	WACH	2,959,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
882005C19	Cole III Walgreens	2005C19	WACH	2,950,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
892005C19	Walgreens - Chicago (West 79th Street), IL	2005C19	WACH	2,950,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
902005C19	Walgreens - Muscatine, IA	2005C19	WACH	2,650,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
912005C19	CVS - Columbus, GA	2005C19	WACH	2,500,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
922005C19	Point 100	2005C19	WACH	1,350,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS
452005C19	60 State Street	2005C19	WACH	1,350,000.00	ALNV	94	OUT FOR EXECUTION	WACH TO WELLS

C-1-1

EXHIBIT C-2

FORM OF CUSTODIAL CERTIFICATION

[Date]

Wachovia Bank, National Association
301 South College Street
One Wachovia Center
Charlotte, North Carolina  28288

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
One Wachovia Center
Charlotte, North Carolina  28288
Attention:  William J. Cohane

Wachovia Bank, National Association
NC  1075
8739 Research Drive – URP4
Charlotte, North Carolina  28262-1075
Attention:             Wachovia Bank Commercial Mortgage Trust
                              Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Clarion Partners, LLC
230 Park Avenue, 12th Floor
New York, New York  10169
Attention:  Bruce Morrison

Re:        Wachovia Bank Commercial Mortgage Trust
              Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Ladies and Gentlemen:

          (a)          Wells Fargo Bank, N.A., as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan (and with respect to a Companion Loan, only those items required pursuant to the definition of “Mortgage File”) listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of “Mortgage File,” all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi), (viii), (ix)(a) and (xiii) of the definition of “Mortgage File” are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of “Mortgage Loan Schedule” is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xiii) of the definition of Mortgage File are in its possession.  Further, with respect to the documents described in clause (viii) of the definition of Mortgage

C-2-1

File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(b) and for purposes of determining (subject to the proviso at the end of this sentence) where to file UCC Financing Statements, that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements filed in the county of the state where the related Mortgaged Property is located, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.  The UCC Financing Statements to be assigned to the Trust Fund pursuant to Section 2.01(d) will be delivered by the related Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC.  The Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

          None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

Respectfully,

Name:

Title:

C-2-2

EXHIBIT D-1

FORM OF MASTER SERVICER REQUEST FOR RELEASE

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Ladies and Gentlemen:

In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), by and among Wachovia Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Clarion Partners, LLC, as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

          The Mortgage File should be delivered to the following:

Attn:

Phone:

D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____	1.	Mortgage Loan paid in full.

The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____	2.	Other. (Describe)

		___________________________________________________________________________________________

		___________________________________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer

By:

Name:

Title:

D-1-2

EXHIBIT D-2

FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Thorough Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Ladies and Gentlemen:

          In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), by and among Wachovia Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Clarion Partners, LLC, as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

          The Mortgage File should be delivered to the following:

Attn:

Phone:

D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____	1.	The Mortgage Loan is being foreclosed.

_____	2.	Other. (Describe)

		___________________________________________________________________________________________

		___________________________________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

CLARION PARTNERS, LLC,
as Special Servicer

By:

Name:

Title:

D-2-2

EXHIBIT E

CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

          ”Net Cash Flow” shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses.  Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining vacancy for the “revenue” component of Net Cash Flow for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards.  Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property.  In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods.  For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.  In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period.  In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%.  In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

          In determining the “expense” component of Net Cash Flow for each Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each Mortgaged Property,

E-1

property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing “net cash flow”) where determined appropriate.

E-2

EXHIBIT F

[Reserved].

F-1

EXHIBIT G-1

FORM OF TRANSFEROR CERTIFICATE

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19 (the “Certificates”)

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ____________________ (the “Transferor”) to _______________________ (the “Transferee”) of a Certificate (the “Transferred Certificate”) having an initial [principal balance] [notional amount] as of June 30, 2005 (the “Closing Date”) of $_____________ evidencing a __% interest in the Class to which it belongs.  The Certificates were issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee.  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

          2.          Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

G-1-1

Very truly yours,

(Transferor)

By:

Name:

Title:

G-1-2

EXHIBIT G-2

FORM OF TRANSFEREE CERTIFICATE
FOR QIBs

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19 (the “Certificates”)

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ____________________ (the “Transferor”) to _______________________ (the “Transferee”) of a Certificate (the “Transferred Certificate”) having an initial [principal balance] [notional amount] as of June 30, 2005 (the “Closing Date”) of $_____________ evidencing a __% interest in the Class to which it belongs.  The Certificates were issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee.  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1.          The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”) and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2.  The Transferee is aware that the sale to it is being made in reliance on Rule 144A.  The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2.          In the case of a Class A-1A, Class E, Class F, Class G, Class H, Class X-P or Class X-C Certificate, the Transferee either (A) is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal,

G-2-1

state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”) or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and the Transferee’s acquisition and holding of such Certificate satisfies all the requirements of and is covered by the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”).

In the case of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificate, the Transferee either (A) is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”) or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”).

In the case of a Class R-I, Class R-II, and Class Z Certificate, the Transferee is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”).

          3.          The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          4.          The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

G-2-2

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF ERISA, ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON–U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON DIRECTLY OR INDIRECTLY ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS (A) IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) SOLELY IN THE CASE OF A CLASS X, CLASS A-1A, CLASS E, CLASS F, CLASS G OR CLASS H CERTIFICATE, IT QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND ITS ACQUISITION AND HOLDING OF SUCH CERTIFICATE SATISFIES ALL THE REQUIREMENTS OF AND IS COVERED BY THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

[In the case of Class R-I, Class R-II or Class Z Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF ERISA, ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON–U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON DIRECTLY OR INDIRECTLY ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

          5.          Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would

G-2-3

render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto.  The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

6. Check one of the following:

—	The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

—

[1]*The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate.  The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (with all the appropriate attachments), or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business.  The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

[1]	Does not apply to Class R-I or Class R-II Certificates.

G-2-4

Very truly yours,

(Transferor)

By:

Name:

Title:

G-2-5

ANNEX 1 TO EXHIBIT G-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1.          As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Transferee”).

          2.          The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $____________ / _____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

____

Corporation, etc.  The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____

Bank.  The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

G-2-6

____

Savings and Loan.  The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

____	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

Insurance Company.  The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

____

State or Local Plan.  The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
____	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

____

Other.  (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.  Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4.          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information

G-2-7

with respect to the cost of those securities has been published, in which case the securities were valued at market.  Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.  However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5.          The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

Will the Transferee be purchasing the Transferred Certificate only for the Transferee’s own account?
Yes	No

          6.          If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7.          The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Transferee’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:

Name:

Title:

Date:

G-2-8

ANNEX 2 TO EXHIBIT G-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Wells Fargo Bank, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1.          As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

          2.          The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

___

The Transferee owned and/or invested on a discretionary basis $           in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___

The Transferee is part of a Family of Investment Companies which owned in the aggregate $           in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

In the case of a Class R-I, Class R-II, or Class Z Certificate, the Transferee is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”).

G-2-9

          3.          The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5.          The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

Will the Transferee be purchasing the Transferred Certificate only for the Transferee’s own account?
Yes	No

          6.          If the answer to the foregoing question is “no”, then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7.          The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Transferee’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser

By:

Name:

Title:

G-2-10

EXHIBIT G-3

FORM OF TRANSFEREE CERTIFICATE

FOR NON-QIBs

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS) – Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19 (the “Certificates”)

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ____________________ (the “Transferor”) to _______________________ (the “Transferee”) of a Certificate (the “Transferred Certificate”) having an initial [principal balance] [notional amount] as of June 30, 2005 (the “Closing Date”) of $_____________ evidencing a __% interest in the Class to which it belongs.  The Certificates were issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Wachovia Bank, National Association, as master servicer, Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee.  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1.          The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

          2.          The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel

G-3-1

satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based.  Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Master Servicer, the Special Servicer, Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          3.          The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF ERISA, ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON–U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON DIRECTLY OR INDIRECTLY ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”) UNLESS (A) IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTE 95-60”) OR (B) SOLELY IN THE CASE OF A CLASS X, CLASS A-1A, CLASS E, CLASS F, CLASS G OR CLASS H CERTIFICATE, IT QUALIFIES AS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1) OF REGULATION D UNDER THE SECURITIES ACT AND ITS ACQUISITION AND HOLDING OF SUCH CERTIFICATE SATISFIES ALL THE REQUIREMENTS OF AND IS COVERED BY THE EXEMPTIONS AS IN EFFECT AT THE TIME OF SUCH TRANSFER. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

G-3-2

[In the case of Class R-I, Class R-II or Class Z Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF ERISA, ANY “PLAN” SUBJECT TO SECTION 4975 OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON–U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON DIRECTLY OR INDIRECTLY ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN (EACH, A “PLAN”).  EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

          4.          Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto.  The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

          5.          The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

6. The Transferee has been furnished a copy of the Private Placement Memorandum dated June 22, 2005 and has read such Private Placement Memorandum.

          7.          The Transferee is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

G-3-3

          8.          In the case of Class A-1A, Class E, Class F, Class G, Class H, Class X-P or Class X-C Certificates, the Transferee either (A) is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”) or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and the Transferee’s acquisition and holding of such Certificate satisfies all the requirements of and is covered by the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”).

In the case of Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the Transferee either (A) is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person acting on behalf of or with any assets of the foregoing (each, a “Plan”) or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption (“PTE 95-60”).

In the case of a Class R-I, Class R-II, and Class Z Certificate, the Transferee is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”).

9. Check one of the following:

—	The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

—

[2]*The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate.  The Transferee has attached hereto (i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (with all the appropriate attachments),  or (iii) two duly executed copies of IRS Form W-8ECI (or

[2]	Does not apply to Class R-I or Class R-II Certificates.

G-3-4

successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business.  The Transferee agrees to provide to the Certificate Registrar updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to elect to be treated as United States Persons.

Very truly yours,

(Transferee)

By:

Name:

Title:

G-3-5

EXHIBIT H

FORM OF TRANSFEREE CERTIFICATE

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19 (the “Certificates”)

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ____________________ (the “Transferor”) to _______________________ (the “Transferee”) of the Class ______________ Certificates (the “Transferred Certificate”) having an initial [principal balance] [notional amount] as of June 30, 2005 (the “Closing Date”) of $_____________ evidencing a __% interest in the Classes to which they belong.  The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.  The Transferee hereby certifies, represents and warrants to you that:

          In the case of a Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-PB, Class A-6, Class A-FL, Class A-M, Class A-J, Class B, Class C, Class D, Class A-1A, Class E, Class F, Class G, Class H, Class X-P or Class X-C Certificate, the Transferee either (A) is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non–U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”) or (B) (1) it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and the Transferee’s acquisition and holding of such Certificate satisfies all the requirements of and is covered by the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”).

H-1

          In the case of a Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the Transferee either (A) is not an “employee benefit plan” subject to Title I of ERISA or a “plan” subject to Section 4975 of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non–U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code, or any Person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”) or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”).

          In the case of a Class R-I, Class R-II, or Class Z Certificates, the Transferee is not an “employee benefit plan” subject to Title I of ERISA or a “plan” described by Section 4975 of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state, local, non–U.S. or other law substantially similar to the foregoing provisions of ERISA and the Code, or any person directly or indirectly acquiring such Certificate for, on behalf of or with any assets of any such plan (each, a “Plan”).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

(Name of Transferee)

By:

Name:

Title:

H-2

EXHIBIT I-1

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

PURSUANT TO SECTION 5.02(d)(i)(B)

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)

[NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

          1.          That he is a [Title of Officer] of [Name of Owner] (the “Owner”), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-C19, Class [R-I] [R-II] evidencing a ___% Interest in the Class to which its belongs (the “Class [R-I] [R-II]”).  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of June 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Clarion Partners, LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee.

          2.          That the Owner (i) is and will be a “Permitted Transferee” as of ________, _______ and (ii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit.  A “Permitted Transferee” is any person other than a Disqualified Organization, a Plan or a Non-United States Person.  For this purpose, a “Disqualified Organization” means any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers’ cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the “Code”)) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I] [R-II] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I] [R-II] Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

I-1-1

          3.          A “Non-United States Person” is any Person (i) other than a United States Person or (ii) who is a United States Person with respect to whom income on the Class [R-I] [R-II] Certificate is allocable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Person.  A “United States Person” is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to elect to be treated as United States Persons.

          4.          That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I] [R-II] Certificates to Disqualified Organizations under the Code that applies to all transfers of the Class [R-I] [R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a Disqualified Organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a Disqualified Organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-II] Certificates may be “non-economic residual interests” within the meaning of Treasury regulation section 1.860E-1(c)(2) and that the transferor of a “non-economic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          5.          That the Owner is aware of the tax imposed on a “pass-through entity” holding the Class [R-I] [R-II] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity.  For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

          6.          That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I] [R-II] Certificate unless the transferee, or the transferee’s agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit.  The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

I-1-2

          7.          That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I] [R-II] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

8. That the Owner’s taxpayer identification number is _____________.

          9.          That the Owner has reviewed the restrictions set forth on the face of the Class [R-I] [R-II] Certificates and the provisions of Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

10. That the Owner is not acquiring and will not transfer the Class [R-I] [R-II] Certificates in order to impede the assessment or collection of any tax.

          11.         That the Owner has historically paid its debts as they have come due, intends to continue to pay its debts as they come due in the future, and anticipates that it will, so long as it holds any of the Class [R-I] [R-II] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates.

12. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I] [R-II] Certificates.

          13.         That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.  In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I] [R-II] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificates.

          14.         That the Owner is not acquiring the Class [R-I] [R-II] Certificates with the intent to transfer any of the Class [R-I] [R-II] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding.

          15.         That the Owner will, in connection with any transfer that it makes of the Class [R-I] [R-II] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

I-1-3

          16.          That the Owner will, in connection with any transfer that it makes of any Class [R-I] [R-II] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I] [R-II] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee:  (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I] [R-II] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding; and (iii) is not a “Permitted Transferee”.

17. Check the applicable paragraph:

                     ☐          The present value of the anticipated tax liabilities associated with holding the [R-I] [R-II] Certificate, as applicable, does not exceed the sum of:

(i)	the present value of any consideration given to the Owner to acquire such [R-I] [R-II] Certificate;

(ii)	the present value of the expected future distributions on such [R-I] [R-II] Certificate; and

(iii)	the present value of the anticipated tax savings associated with holding such [R-I] [R-II] Certificate as the related REMIC generates losses.

          For purposes of this calculation, (i) the Owner is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Owner has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Owner.

                     ☐          The transfer of the [R-I] [R-II] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(iv)	the Owner is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the [R-I] [R-II] Certificate will only be taxed in the United States;

(v)

at the time of the transfer, and at the close of the Owner’s two fiscal years preceding the year of the transfer, the Owner had gross assets for financial reporting purposes (excluding any obligation of a person related to the Owner  within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

I-1-4

(vi)

the Owner will transfer the [R-I] [R-II] Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(vii)

the Owner determined the consideration paid to it to acquire the [R-I] [R-II] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Owner) that it has determined in good faith.

                     ☐          None of the above.

I-1-5

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, ___.

[NAME OF OWNER]

By:

[Name of Officer]
[Title of Officer]

[Assistant] Secretary

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of _____, _____.

NOTARY PUBLIC

COUNTY OF___________________________________
STATE OF_____________________________________

My Commission expires the ____ day of ___________, ____.

I-1-6

EXHIBIT I-2

FORM OF TRANSFEROR CERTIFICATE

PURSUANT TO SECTION 5.02(d)(i)(D)

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19, Class [R-I] [R-II], evidencing a ____%
percentage interest in the Class to which they belong

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________ (the “Transferor”) to ______________________ (the “Transferee”) of the captioned Class [R-I] [R-II] Certificates (the “Class [R-I] [R-II] Certificates”), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2005, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee.  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

1. No purpose of the Transferor relating to the transfer of the Class [R-I] [R-II] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2.          The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1.  The Transferor does not know or believe that any representation contained therein is false.

          3.          The Transferor at the time of this transfer has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.

I-2-1

          4.          The Transferor understands that the transfer of the Class [R-I] [R-II] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the test described above in Paragraph 3 has been met as to any transfer.

Very truly yours,

By:

Name:

Title:

I-2-2

EXHIBIT J-1

FORM OF NOTICE AND ACKNOWLEDGMENT

[Date]

Standard & Poor’s Rating Services,
a division of The McGraw-Hill Companies, Inc.
56 Water Street
New York, New York 10041-0003
Attention: CMBS Surveillance Group

Fitch, Inc.
One State Street Plaza
New York, New York 10004
Attention: Commercial Mortgage Surveillance

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement (the “Agreement”) dated as of June 1, 2005 relating to Wachovia Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19.  Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

          The designation of ____________________ as Special Servicer will become final if certain conditions are met and on the date you will deliver to Wells Fargo Bank, N.A., the trustee under the Agreement (the “Trustee”), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

J-1-1

Very truly yours,

WELLS FARGO BANK, N.A.

By:

Name:

Title:

Receipt and acknowledged:

STANDARD & POOR’S RATING SERVICES	FITCH, INC.

By:	By:

Title:	Title:

Date:	Date:

J-1-2

EXHIBIT J-2

FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:     Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19

Ladies & Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of June 1, 2005 relating to Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19 (the “Agreement”), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement.  The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer.  The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the Special Servicer thereunder.

By:

Name:

Title:

J-2-1

EXHIBIT K-1

FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE

REQUEST BY BENEFICIAL HOLDER

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19

Wachovia Bank, National Association
8739 Research Drive – URP4
Charlotte, North Carolina 28262-1075

Attn:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Service 2005-C19

Clarion Partners, LLC
230 Park Avenue, 12th Floor
New York, New York 10169
Attn: Bruce Morrison

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

          In accordance with Section 3.15 of the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among Wachovia Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Wachovia Bank, National Association, as master servicer (the “Master Servicer”), Clarion Partners, LLC, as special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), with respect to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19 (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner of the Class ____ Certificates.

          2.          The undersigned is requesting access to the information posted to the Trustee’s Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the “Information”).

K-1-1

          3.          In consideration of the [Trustee’s] [Master Servicer’s] [Special Servicer’s] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          4.          The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

          5.          The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

BENEFICIAL HOLDER OF A CERTIFICATE

By:

Name:

Title:

Phone:

K-1-2

EXHIBIT K-2

FORM OF PROSPECTIVE PURCHASER CERTIFICATE

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS)
Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19

Wachovia Bank, National Association
NC1075
8739 Research Drive – URP4
Charlotte, North Carolina 28262-1075

Attn:	Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C19

Clarion Partners, LLC
230 Park Avenue, 12th Floor
New York, New York 10169
Attn: Bruce Morrison

Re:	Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates,
Series 2005-C19 (the “Certificates”)

          In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among Wachovia Commercial Mortgage Securities, Inc., as depositor (the “Depositor”), Wachovia Bank, National Association, as master servicer (the “Master Servicer”), Clarion Partners, LLC, as special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), with respect to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19 (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1. The undersigned is contemplating an investment in the Class __ Certificates.

          2.          The undersigned is requesting access to the information posted to the Trustee’s Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the “Information”) for use in evaluating such possible investment.

K-2-1

          3.          In consideration of the [Trustee’s] [Master Servicer’s] [Special Servicer’s] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

          4.          The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

          5.          The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

K-2-2

[PROSPECTIVE PURCHASER]

By:

Name:

Title:

Phone:

K-2-3

EXHIBIT L

INITIAL COMPANION HOLDERS

Name:	Wachovia Bank, National Association, with respect to the AmericasMart Companion Loan.

Address: 301 South College Street, Charlotte, North Carolina 28288-0166

Wiring Instructions:

Tax Identification Number:

Name:	Wachovia Bank, National Association, with respect to the 240 West 40th Street Companion Loan.

Address: 301 South College Street, Charlotte, North Carolina 28288-0166

Wiring Instructions:

Tax Identification Number:

Name:	Wachovia Bank, National Association, with respect to the Courtyard Marriott - Miami Beach, FL Companion Loan.

Address: 301 South College Street, Charlotte, North Carolina 28288-0166

Wiring Instructions:

Tax Identification Number:

Name:	CBA - Mezzanine Capital Finance, LLC, with respect to the Mezz Cap Companion Loan.

Address: 51 JFK Parkway, Fourth Floor East, Short Hills, NJ 07078

Wiring Instructions:

Tax Identification Number:

L-1

EXHIBIT M

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X- P Reference Rate	Interest Accrual Period	Distribution Date	Class X-P Reference Rate

1	7/15/2005	5.29159%	43	1/15/2009	5.36623%
2	8/15/2005	5.54569%	44	2/15/2009	5.36610%
3	9/15/2005	5.54559%	45	3/15/2009	5.36623%
4	10/15/2005	5.37075%	46	4/15/2009	5.54028%
5	11/15/2005	5.54539%	47	5/15/2009	5.36565%
6	12/15/2005	5.37055%	48	6/15/2009	5.53998%
7	1/15/2006	5.37044%	49	7/15/2009	5.36536%
8	2/15/2006	5.37035%	50	8/15/2009	5.53968%
9	3/15/2006	5.37042%	51	9/15/2009	5.53953%
10	4/15/2006	5.54484%	52	10/15/2009	5.36493%
11	5/15/2006	5.37002%	53	11/15/2009	5.53922%
12	6/15/2006	5.54463%	54	12/15/2009	5.36464%
13	7/15/2006	5.36982%	55	1/15/2010	5.36448%
14	8/15/2006	5.54441%	56	2/15/2010	5.36434%
15	9/15/2006	5.54431%	57	3/15/2010	5.36450%
16	10/15/2006	5.36951%	58	4/15/2010	5.53840%
17	11/15/2006	5.54408%	59	5/15/2010	5.36386%
18	12/15/2006	5.36929%	60	6/15/2010	5.53136%
19	1/15/2007	5.36917%	61	7/15/2010	5.37996%
20	2/15/2007	5.36907%	62	8/15/2010	5.55356%
21	3/15/2007	5.36915%	63	9/15/2010	5.55342%
22	4/15/2007	5.54348%	64	10/15/2010	5.37953%
23	5/15/2007	5.36871%	65	11/15/2010	5.55310%
24	6/15/2007	5.54324%	66	12/15/2010	5.38110%
25	7/15/2007	5.36849%	67	1/15/2011	5.38094%
26	8/15/2007	5.54300%	68	2/15/2011	5.38078%
27	9/15/2007	5.54288%	69	3/15/2011	5.38102%
28	10/15/2007	5.36814%	70	4/15/2011	5.55374%
29	11/15/2007	5.54264%	71	5/15/2011	5.38027%
30	12/15/2007	5.36791%	72	6/15/2011	5.55339%
31	1/15/2008	5.54238%	73	7/15/2011	5.43157%
32	2/15/2008	5.36767%	74	8/15/2011	5.60513%
33	3/15/2008	5.36762%	75	9/15/2011	5.60497%
34	4/15/2008	5.54199%	76	10/15/2011	5.43112%
35	5/15/2008	5.36729%	77	11/15/2011	5.60464%
36	6/15/2008	5.54173%	78	12/15/2011	5.43081%
37	7/15/2008	5.36704%	79	1/15/2012	5.60430%
38	8/15/2008	5.54146%	80	2/15/2012	5.43050%
39	9/15/2008	5.54133%	81	3/15/2012	5.43050%
40	10/15/2008	5.36665%	82	4/15/2012	5.60377%
41	11/15/2008	5.54104%	83	5/15/2012	5.43001%
42	12/15/2008	5.36637%	84	6/15/2012	5.60342%

M-1

EXHIBIT N

FORM OF PURCHASE OPTION NOTICE
PURSUANT TO SECTION 3.18

[Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Attn:	Corporate Trust Services (CMBS) Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Wachovia Bank, National Association
NC 1075
8739 Research Drive URP4
Charlotte, North Carolina 28262-1075

Attn:	Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C19

Ladies and Gentlemen:

          The undersigned hereby acknowledges that it is the holder of an assignable option (the “Purchase Option”) to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of June 1, 2005, by and among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, N.A., as trustee, Clarion Partners, LLC, as special servicer and Wachovia Bank, National Association, as master servicer.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          The undersigned Option Holder [is the Special Servicer] [is the Majority Subordinate Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Subordinate Certificateholder] on _________].

          The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement.  Within ten (10) Business Days of the date hereof, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage Loan File.

          The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan ____, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

N-1

          The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and Section 3.18 of the Pooling and Servicing Agreement.

Very truly yours,

[Option Holder]

By:

Name:
Title:

          [By signing this letter in the space provided below, the [Special Servicer] [Majority Subordinate Certificateholder] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].

[____________________________________]

By:
Name:
Title:

N-2

EXHIBIT O

FORM OF
NOTICE AND CERTIFICATION
REGARDING DEFEASANCE OF MORTGAGE LOAN

To:	Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
56 Water Street
New York, New York 10041-0003
Attn: CMBS Surveillance Group

From:	Wachovia Bank, National Association, in its capacity

as Master Servicer (the “Master Servicer”) under the Pooling and  Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among the Master Servicer and Wells Fargo Bank, N.A., as Trustee and others.

Date:	_________, 20___

Re:	Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates
Series 2005-C19

Mortgage Loan (the “Mortgage Loan”) identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names: _______________________

            _______________________

          Reference is made to the Pooling and Servicing Agreement described above.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          (a)          Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

          ____     a full defeasance of the entire principal balance of the Mortgage Loan; or

          ____     a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

          (b)          Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

(i)	The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

(ii)	The defeasance was consummated on __________, 20__.

(iii)

The defeasance collateral consists of securities that (i) constitute “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as “Qualified Investments for ‘AAA’ Financings” under Paragraphs 1, 2 or 3 of “Cash Flow Approach” in Standard & Poor’s Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated ‘AAA’ by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

(iv)	The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

(v)

The Master Servicer determined that the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that is a Single-Purpose Entity (as defined in Standard & Poor’s Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the “S&P Criteria”)) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

(vi)

The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

(vii)

The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to the Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer’s collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the “Scheduled Payments”), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

(viii)

The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor’s interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

(ix)

The Mortgage Loan is not among the ten (10) largest loans in the pool.  The entire principal balance of the Mortgage Loan as of the date of defeasance was  less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee’s Distribution Date Statement received by us (the “Current Report”).

(x)

The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

          (c)          Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

          (d)          Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

          (e)          Agree to provide copies of all items listed in Exhibit B to you upon request.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

EXHIBIT P

FORM OF DEPOSITOR CERTIFICATION TO BE
PROVIDED WITH FORM 10-K

Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates
Series 2005-C19 (the “Trust”)

          I, [identify the certifying individual], a [title] of Wachovia Commercial Mortgage Securities, Inc., the depositor into the above-referenced Trust, certify that:

          1.          I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

          2.          Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3.          Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

          4.          Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

          5.          This annual report discloses all significant deficiencies relating to the master servicer’s or special servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

P-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:  Clarion Partners, LLC and Wells Fargo Bank, N.A..

Date:_______________________

President and Chief Executive Officer
Wachovia Commercial Mortgage Securities, Inc.

P-2

EXHIBIT Q

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE TRUSTEE

Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates
Series 2005-C19 (the “Trust”)

          I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., certify to Wachovia Commercial Mortgage Securities, Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

          1.          I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

          2.          Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report; and

          3.          Based on my knowledge, the distribution and servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the reports delivered by the master servicer to the trustee.

Date:____________________________

[Title]
Wells Fargo Bank, N.A.

Q-1

EXHIBIT R

FORM OF MASTER SERVICER CERTIFICATION TO BE
PROVIDED WITH FORM 10-K

Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates
Series 2005-C19 (the “Trust”)

          I, [identify the certifying individual], a [title] of Wachovia Bank, National Association, certify to Wachovia Commercial Mortgage Securities, Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

1. I have reviewed the servicing reports relating to the Trust delivered by the master servicer to the trustee pursuant to the pooling and servicing agreement covering the fiscal year [_____];

          2.          Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 8.17(c) of the pooling and servicing agreement and (b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the “Mortgage Information”) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the master servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each such servicing report;

          3.          Based on my knowledge, and assuming that the special servicer timely delivered to the master servicer all servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement, the servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the servicing reports delivered by the master servicer to the trustee;

          4.          I am responsible for reviewing the activities performed by the master servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under Section 3.13 of the pooling and servicing agreement with respect to the master servicer, and except as disclosed in the compliance certificate delivered by the master servicer under Section 3.13 of the pooling and servicing agreement, the master servicer has fulfilled its obligations under the pooling and servicing agreement; and

R-1

          5.          The accountant’s statement delivered pursuant to Section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the master servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement.

          In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties:  [names of sub-servicers].

          Notwithstanding the assumption made in clause 2(b) of this certification, the master servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the Determination Date for the related servicing report, (a) the master servicer has been notified in writing by a party to the pooling and servicing agreement, any mortgage loan seller (as defined in the pooling and servicing agreement), or any affiliate thereof, was incorrect or (b) the master servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement).

Date:____________________________

[Title]
Wachovia Bank, National Association

R-2

EXHIBIT S

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE SPECIAL SERVICER

Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates
Series 2005-C19 (the “Trust”)

          I, [identify the certifying individual], a [title] of Clarion Partners, LLC, certify to Wachovia Commercial Mortgage Securities, Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

          1.          I have reviewed the servicing reports relating to the Trust delivered by the special servicer to the master servicer and/or the trustee pursuant to the pooling and servicing agreement covering the fiscal year [____];

          2.          Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each servicing report;

          3.          Based on my knowledge, the servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement is included in the servicing reports delivered by the special servicer to the master servicer;

          4.          I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under Section 3.13 of the pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under Section 3.13 of the pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

S-1

          5.          The accountant’s statement delivered pursuant to Section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the special servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement.

Date:_____________________________

[Title]
Clarion Partners, LLC

S-2

EXHIBIT T

CLASS A-PB PLANNED PRINCIPAL BALANCE TABLE

Period	Date	Balance	Period	Date	Balance

0	06/30/05	52,557,000	58	04/15/10	52,557,000
1	07/15/05	52,557,000	59	05/15/10	52,557,000
2	08/15/05	52,557,000	60	06/15/10	52,556,025
3	09/15/05	52,557,000	61	07/15/10	51,771,216
4	10/15/05	52,557,000	62	08/15/10	51,066,292
5	11/15/05	52,557,000	63	09/15/10	50,357,920
6	12/15/05	52,557,000	64	10/15/10	49,562,707
7	01/15/06	52,557,000	65	11/15/10	48,846,980
8	02/15/06	52,557,000	66	12/15/10	48,044,615
9	03/15/06	52,557,000	67	01/15/11	47,321,463
10	04/15/06	52,557,000	68	02/15/11	46,594,773
11	05/15/06	52,557,000	69	03/15/11	45,616,181
12	06/15/06	52,557,000	70	04/15/11	44,881,150
13	07/15/06	52,557,000	71	05/15/11	44,060,010
14	08/15/06	52,557,000	72	06/15/11	43,317,679
15	09/15/06	52,557,000	73	07/15/11	42,494,522
16	10/15/06	52,557,000	74	08/15/11	41,749,166
17	11/15/06	52,557,000	75	09/15/11	41,000,161
18	12/15/06	52,557,000	76	10/15/11	40,166,024
19	01/15/07	52,557,000	77	11/15/11	39,409,269
20	02/15/07	52,557,000	78	12/15/11	38,567,594
21	03/15/07	52,557,000	79	01/15/12	37,803,013
22	04/15/07	52,557,000	80	02/15/12	37,034,687
23	05/15/07	52,557,000	81	03/15/12	36,100,924
24	06/15/07	52,557,000	82	04/15/12	35,324,265
25	07/15/07	52,557,000	83	05/15/12	34,463,236
26	08/15/07	52,557,000	84	06/15/12	33,635,035
27	09/15/07	52,557,000	85	07/15/12	32,763,810
28	10/15/07	52,557,000	86	08/15/12	31,970,814
29	11/15/07	52,557,000	87	09/15/12	31,173,997
30	12/15/07	52,557,000	88	10/15/12	30,291,295
31	01/15/08	52,557,000	89	11/15/12	29,486,384
32	02/15/08	52,557,000	90	12/15/12	28,595,812
33	03/15/08	52,557,000	91	01/15/13	27,782,730
34	04/15/08	52,557,000	92	02/15/13	26,965,730
35	05/15/08	52,557,000	93	03/15/13	25,900,621
36	06/15/08	52,557,000	94	04/15/13	25,074,551
37	07/15/08	52,557,000	95	05/15/13	24,163,404
38	08/15/08	52,557,000	96	06/15/13	23,328,962
39	09/15/08	52,557,000	97	07/15/13	22,409,674
40	10/15/08	52,557,000	98	08/15/13	21,566,780
41	11/15/08	52,557,000	99	09/15/13	20,719,824
42	12/15/08	52,557,000	100	10/15/13	19,788,366

T-1

Period	Date	Balance	Period	Date	Balance

43	01/15/09	52,557,000	101	11/15/13	18,932,839
44	02/15/09	52,557,000	102	12/15/13	17,993,046
45	03/15/09	52,557,000	103	01/15/14	17,128,866
46	04/15/09	52,557,000	104	02/15/14	16,260,521
47	05/15/09	52,557,000	105	03/15/14	15,148,811
48	06/15/09	52,557,000	106	04/15/14	14,270,923
49	07/15/09	52,557,000	107	05/15/14	13,309,387
50	08/15/09	52,557,000	108	06/15/14	12,422,633
51	09/15/09	52,557,000	109	07/15/14	4,661,274
52	10/15/09	52,557,000	110	08/15/14	3,779,099
53	11/15/09	52,557,000	111	09/15/14	2,892,666
54	12/15/09	52,557,000	112	10/15/14	1,924,232
55	01/15/10	52,557,000	113	11/15/14	1,028,849
56	02/15/10	52,557,000	114	12/15/14	51,711
57	03/15/10	52,557,000	115	01/15/15	0

T-2